SCHEDULE 14A
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ASTRONICS CORPORATION
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$862.1 million

FY 2025 SALES

8%
TEST SYSTEMS
92%
AEROSPACE

For over 50 years, we have delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers and Fortune 500 companies rely on our collaborative spirit and innovation. Our strategy is to increase value by developing technologies and capabilities that provide innovative solutions to our targeted markets.

130 Commerce Way East Aurora, New York, 14052
A LETTER FROM THE CHAIRMAN AND CEO
Dear Fellow Shareholders:
2025 was a very strong year for Astronics that reflected the effort of the team, the strength of our innovation and the power of our market leading positions. We advanced the momentum and energy that has been building over the last two years as we surpassed levels achieved prior to the pandemic. Importantly, we believe we are well positioned for an even stronger future.

I look forward to you joining us at the 2026 Astronics Corporation Annual Meeting of Shareholders which will be held in person at 10:00 a.m., Central Time, on Thursday, May 28, 2026, at Astronics Connectivity Systems & Certification Corp. at 804 S. Northpoint Blvd., Waukegan, Illinois 60085 USA. The attached Notice of 2026 Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled to be voted on by shareholders at the Annual Meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. This notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy card or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our Annual Meeting.

Your vote is important to us. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the Internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.
Please vote your shares as soon as possible. This is your Annual Meeting, and your participation is important.

Peter J. Gundermann
Chairman of the Board
East Aurora, New York
April 17, 2026

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
MEETING INFORMATION

Thursday, May 28, 2026 10:00 a.m. Central Time	Astronics Connectivity Systems & Certification Corp. 804 S. Northpoint Blvd. Waukegan, Illinois 60085 USA	Shareholders of record at the close of business on April 8, 2026 are entitled to vote at the Annual Meeting.

MEETING AGENDA

Item		Board Recommendation
1.	To elect nine directors to hold office until the Company’s 2027 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;	FOR
2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026;	FOR
3.	Triennial shareholder advisory vote on the compensation of the Company’s named executive officers;	FOR
4.	To approve the adoption of the Astronics Corporation 2026 Long Term Incentive Plan (the “2026 LTIP”);	FOR
5.	To approve the adoption of the Astronics Corporation 2026 Employee Stock Purchase Plan (the “ESPP”); and	FOR
6.	To act upon and transact such other business as may be properly brought before the Annual Meeting or any adjournment or adjournments thereof.	FOR

By Order of the Board of Directors

Julie M. Davis,
Secretary
April 17, 2026
East Aurora, NY 14052

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2026:
The Company’s Proxy Statement, Annual Report and other soliciting materials are available at http://materials.proxyvote.com/046433 or may be requested by telephone at 1-800-579-1639.

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This Proxy Statement and the form of proxy are furnished to the shareholders of Astronics Corporation, a New York corporation (referred to in this proxy statement as “we,” “us,” “our,” “Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or “Board”) for use at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 28, 2026, at Astronics Connectivity Systems & Certification Corp. at 804 S. Northpoint Blvd., Waukegan, Illinois 60085 USA at 10:00 a.m. Central Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview or telecommunication by officers and other regular employees of the Company.
Weblinks throughout this Proxy Statement, including to the Company’s website, are inactive textual references provided for convenience only, and the content on the referenced websites is not incorporated into this Proxy Statement by reference and does not constitute a part of this Proxy Statement.
Our principal executive offices are located at 130 Commerce Way, East Aurora, NY 14052. It is expected that our notice regarding availability or proxy materials for the Annual Meeting on the Internet is first being mailed, and our Annual Report to Shareholders, this Proxy Statement and the accompanying form of proxy is first being furnished or otherwise made available to shareholders on or about April 17, 2026.
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PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and also provides business, financial and governance highlights. Please read the entire Proxy Statement carefully before voting.
ABOUT ASTRONICS (Nasdaq: ATRO)
INNOVATION. COLLABORATION. SUCCESS.
Astronics serves the world’s aerospace, defense, and other mission critical industries with proven, innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, militaries, connectivity companies, completion centers and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics.
Our strategy is to grow value by developing technologies, organically or through acquisition, for our targeted markets.

1

Nasdaq: ATRO
$54.24	Closing Price as of December 31, 2025
$55.71 / $15.60	2025 52-Week High / Low
84.6%	Institutional Ownership (at 12/31/2025)
32,064,056	Common Shares Outstanding as of Record Date
3,810,280	Class B Shares Outstanding as of Record Date
6.2%	Insider Ownership (Common and Class B)
1968	Founded
1972	Publicly Traded Company Since

Data as of 12/31/2025 unless otherwise noted. Source: Company data and FactSet
2025 Financial Results and Outlook

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CORPORATE SUSTAINABILITY
The Board’s Role
Astronics Corporation’s Corporate Governance Guidelines outline expectations that the Board establish and promote policies that encourage a positive, supportive work culture. The Board recognizes that culture is critical to the long-term success of Astronics and its strategy. Therefore, the policies referenced herein apply to the Board as well as to relationships among and between the Board and employees.
Oversight of the Company’s sustainability programs and initiatives sits with the Sustainability Committee of the Board. The Sustainability Committee is responsible for advising the broader Board on the Company’s sustainability strategy by identifying and monitoring relevant risks and opportunities, setting and tracking goals and metrics, and reviewing sustainability-related reporting. Additionally, the Sustainability Committee assists with the integration of sustainability considerations into business planning and strategy, and evaluating the alignment of the Company’s sustainability initiatives with business priorities.
ENVIRONMENTAL RESPONSIBILITIES
Astronics is committed to seeking to minimize the impact of its activities on the environment while developing innovative technologies deployed on mission-critical systems around the globe. The Company maintains a variety of formal policies and procedures related to protection of the environment, energy conservation and waste management, as well as general business practices that are part of its culture. These policies and procedures are specific to each subsidiary. In most instances, these policies and practices are embedded in Astronics’ Employee Handbook. Employees must certify that they have read and will comply with the Employee Handbook on a regular basis, often annually.
The Company embeds questions specific to environmental matters within its due diligence approach for acquisition transactions. These include claims, policies, certifications and procedures related to environmental management. Astronics Corporation asks these in an effort to both promote positive environmental policies and practices as well as to minimize any risk when assessing the acquisition candidate.
The Company recognizes the value and importance of reducing its impact on the global environment, and implemented a process to track environmental metrics aligned with the Greenhouse Gas Protocol (“GHG Protocol”). The Company will use 2025 as the baseline year to help refine the strategy and actions aligned with our environmental responsibility.
Astronics has been investing in and developing products to support the aerospace industry’s goal of reducing carbon emissions. Many of Astronics’ products are being utilized in the industry’s More Electric Aircraft (“MEA”) evolution. These power generation and conversion products support the next generation of electric and hybrid electric aerospace platforms reducing the environmental footprint of aviation transportation. Astronics Advanced Electronic Systems Corp. also developed an in-seat power system which is 30-40% lighter than the previous version to help support efforts in reducing carbon emissions.
Astronics and its employees have been working both internally and externally to reduce the overall environmental footprint of our operations and products. Astronics’ PECO, Inc. facility is a Zero Liquid Discharge facility, which promotes water conservation through reuse and supports pollution prevention. PGA Electronic s.a., our subsidiary in France, took a key step towards its Zero Waste goal with the acquisition of two on-site recycling machines. These machines will transform paper waste and supplier packaging into recycled materials for Astronics’ product packaging.
Astronics is not engaged in any legal proceedings associated with environmental regulations and has not incurred any monetary losses therefrom.
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Environmental Management System
Astronics Connectivity Systems & Certification Corp. and Astronics Advanced Electronic Systems Corp. have processes that comply with the requirements of IS0 14001, the international standard for effective environmental management.
Most of the Company’s operations maintain formal programs that establish goals and measure progress towards those goals regarding reductions and disposal of hazardous substances, recycling and minimizing power consumption, among other efforts. In those operations that are not IS0 14001 compliant, Astronics strives to meet or exceed all applicable environmental laws and regulations by maintaining many initiatives and practices that reduce its impact on the environment. Some examples of these initiatives and practices include policies to reduce paper, policies to reduce single occupancy commuting, replacement of older, less-efficient lighting with energy efficient motion-based LED lighting, active waste recycling, water consumption reduction programs, and providing electric car recharging stations and bicycle storage at its largest operation.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. Specific certifications may be found at each subsidiary’s website: www.astronics.com/subsidiaries.
Sustainability Highlights

Sustainability Committee Oversight
• Three independent directors and Company business leaders.
• Committee Charter posted on website.

Ongoing and Recent Progress
• Establishing 2025 as base year for GHG Scope I and II.
○ Implemented process and tools for tracking GHG data in compliance with GHG Protocol.
○ Enhanced data collection and analysis to understand opportunities for waste, water and power reduction.
○ Developing a GHG reporting framework aligned with SASB to disclose more comprehensive and consistent sustainability information.
• Developed report to comply with potential California reporting obligations.
• Investments in new products, existing products and facilities to reduce energy consumption and waste, and extend the life of products.
• Addressing stakeholders’ requirements: standardizing metrics and identified need for repository/report while monitoring changing reporting requirements.

Supply Chain
Astronics strives to maintain the integrity of its supply chain to the best of its ability. Astronics Corporation files Conflict Minerals Disclosure on Form SD to be compliant with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In many instances, the Company also is required to comply with government standards in evaluating and choosing suppliers. Each subsidiary works with its suppliers to determine if legal and regulatory requirements are met.
Astronics expects its vendors to adhere to the standards outlined in the Company’s Code of Business Conduct and Ethics. This is integrated into the terms and conditions portion of the Company’s contracts with suppliers and customers. When required as part of an agreement, Astronics Corporation has signed a customer’s code of conduct.
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Conflict Minerals
Astronics believes that it complies with all applicable conflict minerals regulations, including the SEC’s Conflict Minerals Rule and the European Union’s Conflict Minerals Regulation.
Astronics’ Conflict Minerals Policy is to only use tin, tungsten, tantalum, or gold whose source can be traced to scrap/recycled materials or smelters and refiners that are conformant with the Responsible Minerals Initiative’s (RMI) Responsible Minerals Assurance Process (RMAP). Astronics encourages the use of responsibly mined minerals from the Democratic Republic of the Congo and adjoining countries.
To ensure compliance with this policy, Astronics has put in place procedures that conform with the Five-Step Framework for Risk-Based Due Diligence as described in Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Astronics’ standard purchase order terms and conditions require our suppliers to adopt a conflict minerals policy similar to Astronics and to provide Astronics each year with an updated Conflict Minerals Reporting Template (CMRT), the industry-standard reporting form published by the RMI.
A copy of Astronics’ current Form SD may be found on its website at www.astronics.com/about/conflict-minerals.
EMPLOYEE AND COMMUNITY ENGAGEMENT
Human Capital Management and Corporate Culture
Astronics Corporation greatly values its employees and recognizes that, without them, the Company would not have achieved the success it has accomplished since inception. Astronics strives to provide a positive, supportive work culture with a clear global vision and a collaborative work style. The Company strongly believes that a focus on learning and supporting career development can lead to success.
Astronics Corporation is proud to have received numerous awards, recognizing both product quality as well as the Company’s ability to provide an excellent work environment. A few of these awards include: 4th Best Large Company to Work For as part of Washington’s Best 100 Places to Work for 2025 by Seattle’s Business Magazine (included in 16 of last 19 years); the 2023 Top Workplace Award by The Oregonian; 2023 Top Workplaces Award by Orlando Sentinel; 2022 and 2023 Top Workplace Manufacturing (National); 2023 Top Workplace Culture Excellence (National); 2021 America by Design: People’s Choice Award; 2020 Crain’s List: Chicago’s Largest Research and Development Labs; and Chicago’s 101 Best and Brightest Companies to Work For (2021- 2025).
Astronics offers a generous benefit program for its employees, including:
•	Health, Dental and Vision Insurance
•	Generous Vacation and Holiday Time
•	401(k), Profit Sharing, and Bonus Programs
•	Flexible Spending Accounts and Health Savings Accounts
•	Employee Stock Purchase Plan
•	Disability and Life Insurance
•	Tuition Programs
•	Community Service Opportunities
Certain non-exempt, hourly production employees at PECO are covered by a collective bargaining agreement. Astronics maintains positive, constructive, and collaborative relationships with all of its employees.
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As it relates to customers, investors, suppliers and partners, the Company is dedicated to conducting business with integrity and responsibility for the greater good. Astronics promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. When considering an acquisition or partnership, the Company embeds questions specific to human capital management within its due diligence approach. These questions are in the areas of culture, equal employment opportunity, compliance with governing bodies, ethics, as well as employee benefits. Astronics asks these in an effort to ensure that the acquisition candidate is a positive cultural fit and to minimize any risk when assessing the acquisition candidate.
Employee Engagement
The Company relies on its subsidiaries to regularly gather employee feedback using the approaches that best fit each business, including town hall meetings, surveys, and other listening forums. Regardless of the method, managers are expected to actively seek out and, where appropriate, act on employee input to strengthen business practices and enhance the working environment.
Inclusion
We are committed to creating an inclusive company in which all of us accept, respect and value one another’s individual differences and encourage different perspectives and ideas. Astronics Corporation has an Equal Employment Opportunity Policy whereby the Company commits to providing equal employment opportunity for all qualified employees and applicants without regard to race, color, sex, sexual orientation, gender identity, religion, national origin, disability, veteran status, age, marital status, pregnancy, genetic information or other legally protected status. This policy is posted on the Astronics Corporation website at https://www.astronics.com/careers.
Human Rights
The Company maintains a policy on Combatting Human Trafficking to ensure that employees, agents and suppliers of the Company do not engage in human trafficking or human trafficking activities. The Company’s explicit statement regarding not tolerating human trafficking can be found at https://investors.astronics.com/corporate-governance/governance- documents.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. The Company requires all of its employees to certify that they have read and understood the Code of Business Conduct and Ethics. Based upon the needs of, and regulations associated with, each of the Company’s businesses, Astronics Corporation requires training for both regulatory and corporate compliance purposes.
Safety and Health
Astronics puts the safety and well-being of its people and customers at the center of everything it does. Safety is built into every operation through strong environmental, health, and safety policies that protect both employees and the communities where the Company operates.
To support a secure and professional workplace, Astronics maintains a drug-free environment and requires drug screening for all candidates who accept an offer of employment. The Company also offers a range of health and welfare programs designed to promote fitness, wellness, and preventive care for employees.
In addition, employees and their families have access to a confidential employee assistance program that connects them with professional counseling when they need extra support. Many Astronics locations also feature on-site or nearby greenspaces that employees can enjoy during breaks, helping foster daily well-being and a healthy, energized workplace.
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Stakeholder and Community Engagement
Customer feedback is essential to how the Company advances key initiatives and improves service levels. Each subsidiary is responsible for engaging with its customers in the way that best fits its business, using tools such as customer scorecards and ongoing discussions to gather actionable input.
Astronics’ employees are active participants in the communities where they live and work. The Company encourages employees to support the charitable organizations that matter most to them and, at the subsidiary level, provides flexibility through time off and, in some cases, matching donations. Recent employee-driven efforts have supported organizations such as local food banks, United Way Day of Caring, U.S. Marine Corps Toys for Tots, and Midwest Veterans Closet. For additional detail on community engagement, please visit the individual subsidiary pages at https://www.astronics.com/careers.
Our Investor Relations program is designed to create value for our shareholders by providing clear, concise and consistent information with regard to our strategy and execution. We also address questions and concerns from shareholders, provide a viewpoint from the Company’s perspective, and where appropriate, incorporate feedback into best practices.
Our Investor Relations program is proactive in engaging with shareholders. In 2025, we engaged with the following number of institutional shareholders that represented a large portion of institutionally held shares. We also frequently engage with retail investors to address their inquiries.

48	42.3%	184
Institutional Shareholders	Represented Common Shares Held by Institutions	Meetings or Calls

Business Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to the Company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO) as well as all other directors, officers and employees of the Company. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver from a provision of its Code of Business Conduct and Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer or Controller, including the name of such person to whom the waiver was granted, on its website.
Policies
It is Astronics’ intention to provide a safe, healthy working environment for our employees. To achieve this, the Company has created various policies, all of which are available publicly, and may be found on the Company’s website at www.astronics.com.
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Information Security
Information security is fundamental to the Company’s global operations. We employ robust, security practices and incorporate software and product security engineering to protect our networks, systems, and data from cyber threats. Our cybersecurity strategy focuses on timely detection, analysis, and response to known and emerging threats, disciplined cyber risk management, and maintaining resilience in the face of potential incidents.
We seek to stay ahead of evolving standards by striving to exceed industry best practices and implementing risk-based controls to safeguard information and information systems belonging to both the Company and our partners. To protect our commercial and defense-related businesses and support production operations, the Company follows security principles aligned with the National Institute of Standards and Technology Cybersecurity Framework, applicable contractual obligations, and other global standards.
The Company provides ongoing training to employees on the protection of sensitive information, including regular security awareness programs designed to reduce the risk of successful phishing and related attacks. We also utilize industry and government associations, third-party benchmarking, audits, and threat-intelligence sources to assess and enhance the effectiveness of our cybersecurity program and guide proactive resource allocation.
The Company’s Director of Information Technology provides a report to the Board of Directors on an annual basis, or more frequently as needed, with respect to information security activity, security assessments, controls and investments.
The Company has in place a Cyber Risk Liability and Technology Errors and Omissions Insurance policy written by AXA XL for a twelve-month term expiring July 1, 2026. The twelve-month premium was $186,000. The policy has a limit of $5 million in the aggregate and provides coverage related to data breaches and other cyber security measures.
GOVERNANCE
Astronics Corporation conducts its business with integrity, responsibility, and a strong focus on long-term value creation for shareholders. The Company promotes honest and ethical conduct, strict compliance with applicable laws and regulations, and clear accountability for all directors, officers, and employees.
The Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which, together with the Board committee charters, provide the framework for the Company’s governance and apply to all directors and employees. The Board regularly reviews evolving governance practices and updates its guidelines, committee charters, and key policies as appropriate.
Astronics Corporation’s business is carried out by its employees, managers, and officers under the direction of the Chief Executive Officer and the oversight of the Board, with the objective of enhancing the Company’s long-term value for shareholders. The Board of Directors stands in a fiduciary relationship to the Company and, in fulfilling these duties, acts in a manner it reasonably believes to be in the best long-term interests of the Company and, in particular, its shareholders. The Board recognizes that these interests are best served when it considers the impact of its decisions on employees, suppliers, customers, the communities in which the Company operates, and other relevant stakeholders.
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Governance Highlights
STRONG, EXPERIENCED BOARD
Breadth of skills, background and experience
8 of 9 directors are independent; fully independent Board Committees
Annual election of all directors; average age of 67 years
Average tenure of 12 years, nine directors including two women
Strong lead independent director role and responsibilities
Annual Board and Committee self-evaluations
Stock ownership requirements for Board
CEO succession plan

Name and Occupation	Age	Director Since	Independent	Committees
Robert T. Brady Chairman of the Board (Retired), Moog Inc.	85	1990	Yes	• Lead Independent Director • Audit (Chair) • Sustainability
Jeffry D. Frisby Executive Chairman of the Board, PCX Aerostructures, LLC (Retired)	70	2016	Yes	• Sustainability (Chair) • Audit
Peter J. Gundermann Chairman of the Board, President and CEO, Astronics Corporation	63	2001	No	• None
Warren C. Johnson President (Retired) Moog Aircraft Group	66	2016	Yes	• Sustainability • Nominating/Governance
Robert S. Keane Chairman, President and CEO, Cimpress plc	63	2019	Yes	• Compensation • Nominating/Governance
Neil Y. Kim Chief Technology Officer (Retired), Marvell Technology Group Ltd.	67	2016	Yes	• Compensation (Chair) • Audit
Mark Moran Chief Operations Officer (Retired) Continental Airlines	70	2018	Yes	• Nominating/Governance (Chair) • Compensation

9

Name and Occupation	Age	Director Since	Independent	Committees
Linda G. O’Brien Vice President and Chief Engineer- Aeronautics, Lockheed Martin Aeronautics	62	2023	Yes	• Compensation • Nominating/Governance
Fay West Senior Vice President and Chief Financial Officer, Tennant Company	57	2025	Yes	• Sustainability • Audit

Transactions with Related Persons
During fiscal 2025, Astronics did not engage in any related party transactions within the meaning of the rules of the SEC. Any such proposed transaction with a director or officer is submitted to the Audit Committee for approval, and the Board of Directors’ decision to approve or reject such related person transaction is evidenced in the written meeting minutes.
The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with the listing standards or requirements of the Nasdaq Stock Market. Although we do not currently have a formal written set of policies and procedures for the review, approval or ratification of related person transactions, we do have written procedures in place to identify related party transactions that may require Audit Committee approval. These procedures include annual submission of director and officer questionnaires. Where a related party transaction is identified, the Audit Committee reviews and, where appropriate, approves the transaction based on whether it believes that the transaction is at arm’s length and contains terms that are no less favorable than what we could have obtained from an unaffiliated third party.
Policies and Charters
Astronics has several policies and charters to guide the conduct and action of the Company’s employees and Board of Directors. Some of the Company’s policies contain sensitive information and are not made public, such as our policies on Social Media and Cybersecurity. Website links for those that are available to the public follow as indicated:
Audit Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
Compensation Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
Nominating/Governance Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
Sustainability Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
Corporate Governance Guidelines:
https://investors.astronics.com/corporate-governance/governance-documents
Political Contributions Statement:
https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
Cybersecurity Policy:
Compliant with NIST 800-171
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CORPORATE GOVERNANCE
PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR TO SERVE FOR A ONE YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING OF SHAREHOLDERS

Astronics Corporation’s By-Laws, as amended, provide that the Board of Directors shall be composed of not less than three nor more than nine persons, as determined by the Board of Directors. Currently, our Board includes nine members, each of whom is elected at each annual meeting of shareholders and who serve for a term of one year or until his or her successor is duly elected and qualified.
Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Robert T. Brady, Jeffry D. Frisby, Peter J. Gundermann, Warren C. Johnson, Robert S. Keane, Neil Y. Kim, Mark Moran, Linda G. O’Brien and Fay West, each of whom has been previously elected by Astronics Corporation shareholders at the 2025 Annual Meeting of Shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall nominate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.
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DIRECTOR NOMINEES

Robert T. Brady, 85
Lead Independent Director; Audit (Chair) and Sustainability Committees; Director since 1990
EXPERIENCE
• Chairman of the Board of Moog Inc. (NYSE: MOG.A and MOG.B) from 1996 until his retirement in 2014.
• Moog is a designer and manufacturer of high-performance motion and control systems for use in aerospace, defense, industrial and medical markets.
• Chief Executive Officer of Moog from 1988 to 2011.
• Director of Moog from 1984 until 2014.
• Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy.
• Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.
OTHER PUBLIC BOARD MEMBERSHIP
Director, M&T Bank Corporation (1994 to 2025)
SKILLS & QUALIFICATIONS

Mr. Brady’s past experience as Chairman of Moog and as director of other public companies provides Astronics Corporation with valuable insight into governance trends and metrics. Similarly, Mr. Brady’s experience as the former CEO of Moog has provided him with extensive management experience within the same industry as Astronics Corporation. His institutional knowledge of the aerospace and defense industry provides helpful context in creating the Company’s long-term strategy. In addition, we believe his financial qualifications and ongoing education make him a strong asset to the Audit Committee. We believe these skills and qualifications make Mr. Brady well-qualified to serve on our Board of Directors.

Jeffry D. Frisby, 70
Director; Sustainability (Chair) and Audit Committees; Director since 2016
EXPERIENCE
• Executive Chairman of PCX Aerostructures, LLC from September 2021 to December 2025.
○ PCX Aerostructures LLC is a supplier of flight critical mechanical systems and assemblies, including rotor heads, landing gear and external fuel tanks for aircraft.
• President and Chief Executive Officer of PCX Aerostructures, LLC from April 2017 until September 2021.
• Director and Chief Executive Officer of Triumph Group, Inc. from 2012 to April 2015.

○
Triumph is a group of companies that design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems for the global aerospace original equipment manufacturers.

• President of Triumph Group, Inc. from July 2009 until April 2015 as well as Chief Operating Officer from July 2009 to July 2012.
• Group President of Triumph Aerospace Systems Group from April 2003 to July 2009.
• Mr. Frisby also held a variety of other positions within the predecessor group company, Frisby Aerospace, Inc.
• Mr. Frisby holds a B.S. in Business from Wake Forest University, Calloway School of Business.
OTHER PUBLIC BOARD MEMBERSHIP
Director, Quaker Chemical Corporation (2006 to present)

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SKILLS & QUALIFICATIONS

Mr. Frisby brings significant aerospace experience spanning over 40 years, in addition to deep executive leadership, mergers and acquisitions and manufacturing expertise from his service as President and CEO of PCX Aerostructures as well as at Triumph Group, Inc. Other skills include accounting/finance, financial reporting, industrial marketing, organizational development, global organizations, strategic planning and corporate development. Mr. Frisby brings complementary experience in corporate governance, audit and compensation through his service on the boards of other public and private companies. We believe these skills and qualifications make Mr. Frisby well-qualified to serve on our Board of Directors.

Peter J. Gundermann, 63
Chairman of the Board, Director, President and Chief Executive Officer of the Company; Director since 2001
EXPERIENCE
• Director of Astronics since 2001 and named Chairman of the Board in June 2019.
• President and Chief Executive Officer of the Company since 2003.
• Served as the President of Astronics’ Aerospace and Defense subsidiaries from 1991 until 2003.
• Joined Astronics in 1988.
• Mr. Gundermann holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.
OTHER PUBLIC BOARD MEMBERSHIP
Director, Moog Inc. (2009 to present)
SKILLS & QUALIFICATIONS

Mr. Gundermann brings his deep institutional knowledge of the aerospace industry and of Astronics Corporation based on his tenure with the Company of more than 35 years. During this time, he has gained experience in the areas of mergers and acquisitions, finance and accounting, manufacturing and logistics, strategy, product development, customer management, and public company processes. We believe these skills and qualifications make Mr. Gundermann well-qualified to serve on our Board of Directors.

Warren C. Johnson, 66
Director, Nominating/Governance and Sustainability Committees; Director since 2016
EXPERIENCE
• President of Moog Aircraft Group for Moog from 2007 until retirement in 2016.
• Vice President and General Manager of Moog’s Aircraft Group from 1999 to 2007 and prior to that served as Chief Engineer and Military Aircraft Product Line Manager of the Moog Aircraft Group.
• Mr. Johnson holds a B.S. and M.S. in Mechanical Engineering from The Ohio State University. In 2004, Mr. Johnson completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology.
SKILLS & QUALIFICATIONS

Mr. Johnson brings noteworthy aerospace experience from his 33-year career at Moog Inc., including leading Moog’s efforts to streamline aerospace product development cycle time and lean activities. His experience includes global operations as well as evaluating and integrating acquisition candidates. We believe these skills and qualifications make Mr. Johnson well-qualified to serve on our Board of Directors.

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Robert S. Keane, 63
Director, Compensation and Nominating/Governance Committees; Director since 2019
EXPERIENCE
• President Chief Executive Officer and Chairman of Cimpress plc (Nasdaq GS: CMPR) (“Cimpress”) since he founded Cimpress in January 1995.
• Executive at Flex-Key Corporation, a former subsidiary of Astronics Corporation from 1988 to 1994.
• Mr. Keane earned his B.A. in Economics from Harvard College and his M.B.A. from INSEAD (France).
OTHER PUBLIC BOARD MEMBERSHIP
Chairman, Cimpress plc (1995 to present)
SKILLS & QUALIFICATIONS

Mr. Keane has extensive experience leading complex, global operations. He has a strong track record of growing successful companies both organically and by acquisition and is very experienced with public company processes. His previous experience with Astronics early in his career gives him a unique insight into the history and culture of the Company. We believe these skills and qualifications make Mr. Keane well-qualified to serve on our Board of Directors.

Neil Y. Kim, 67
Director, Compensation (Chair) and Audit Committees; Director since 2016
EXPERIENCE
• Chief Technology Officer and Executive Vice President of Marvell Technology Group Ltd. (Nasdaq GS: MRVL) from April 2017 until his retirement in May 2019.
• Executive Vice President of Operations and Central Engineering of Broadcom Corporation (“Broadcom”) from 2000- 2016.
• Prior to Broadcom, Mr. Kim held a variety of senior management and technical research and development engineering positions with Western Digital Corporation.
• Mr. Kim is named as an inventor on 33 patents.
• Mr. Kim received a B.S. in Electrical Engineering and Computer Science from the University of California, Berkeley.
SKILLS & QUALIFICATIONS

Mr. Kim brings deep expertise in global operations, supply chain and manufacturing, as well as executive leadership. In addition to his public and private company Board experience, Mr. Kim has significant experience working for and with global organizations and in identifying, executing and integrating acquisitions. We believe these skills and qualifications make Mr. Kim well-qualified to serve on our Board of Directors.

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Mark Moran, 70
Director, Nominating/Governance (Chair) and Compensation Committees; Director since 2018
EXPERIENCE
• Chief Operations Officer of Continental Airlines prior to his retirement in 2012.

•  Mr. Moran spent 17 years with Continental prior to its acquisition by United Airlines. During his tenure, which included eight years as the head of Operations, Continental grew to the fifth largest U.S. airline with 2,600 daily flights to over 260 airports.

• Since his retirement from Continental, Mr. Moran has served as an independent aviation consultant to several multinational OEMs and Tier 1 suppliers to OEMs.
• Prior to Continental, Mr. Moran served ten years with USAir/Piedmont, and before that, five years with Boeing Corporation.
• Mr. Moran is a graduate of Marquette University, where he earned a B.S. in Engineering.
SKILLS & QUALIFICATIONS

Mr. Moran brings strong aerospace experience to the Board due to his career in the commercial airline industry. His perspective as a customer is a unique contribution to our deliberations. The Company is increasingly involved with promoting its products directly to operators, and his in-depth knowledge of airline operations and priorities complements the perspectives of others on the Board. We believe these skills and qualifications make Mr. Moran well-qualified to serve on our Board of Directors.

Linda G. O’Brien, 62
Director, Compensation and Nominating/Governance Committees; Director since 2023
EXPERIENCE
• Vice President and Chief Engineer-Aeronautics of Lockheed Martin Aeronautics since September 2021.
• Ms. O’Brien was originally employed by Lockheed/General Dynamics from 1986 to 2006, rejoining Lockheed Martin Aeronautics in 2016.

•  At Lockheed, Ms. O’Brien held a variety of positions before assuming her current role, including Program Management Director and Deputy Vice President of ISR and Unmanned Systems (June 2019 to September 2021), Engineering Director-Deputy to the Vice President of Engineering and Technology (February 2018 to May 2019) and Engineering Director-Chief Engineer of Advanced Pilot Training (April 2016 to February 2018).

• Prior to Lockheed, Ms. O’Brien was a Senior Program Manager at Sikorsky Aircraft Company and Director of Commercial Programs for Bell Helicopter Textron.

•  Ms. O’Brien holds a B.S. in Mechanical Engineering from the University of Tennessee, a M.S. in Mechanical Engineering from Southern Methodist University and an M.B.A. from Texas Christian University.

SKILLS & QUALIFICATIONS

Ms. O’Brien brings over 35 years of strong technical and aerospace industry experience to the Board. Her perspective as an engineer is a unique contribution to our deliberations and complements the perspectives of others on the Board. We believe these skills and qualifications make Ms. O’Brien well-qualified to serve on our Board of Directors.

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Fay West, 57
Director; Audit and Sustainability Committees; Director since 2025
EXPERIENCE
• Senior Vice President and Chief Financial Officer of Tennant Company (NYSE: TNC) (“Tennant”) since April 2021.
• Tennant is a publicly traded company focusing on manual and autonomous mechanized cleaning equipment.
• Prior to joining Tennant, Ms. West served as Senior Vice President and Chief Financial Officer of SunCoke Energy, Inc. from October 2014 until April 2021.
• Ms. West previously held various financial and leadership positions within the SunCoke organization.
• Prior to joining SunCoke, Ms. West was Assistant Controller at United Continental Holdings, Inc., an airline holding company, from April 2010 to January 2011.
• Ms. West is a former certified public accountant and holds a bachelor’s degree in Accounting from DePaul University.
OTHER PUBLIC BOARD MEMBERSHIP
Director, Quaker Chemical Corporation (2016 to present)
SKILLS & QUALIFICATIONS

Ms. West has extensive experience in accounting, financial reporting, risk assessment and mergers, acquisitions and divestitures. We believe her perspective as a CFO of a public company provides valuable expertise and perspective as the Company continues to drive growth and innovation in the aerospace industry. We believe these skills and qualifications make Ms. West well-qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR TO SERVE FOR A ONE YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING OF SHAREHOLDERS

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CORPORATE GOVERNANCE MATTERS
Board of Directors Independence
Pursuant to the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), a majority of the Directors are required to be independent, as that term is defined by applicable laws and regulations and in the Nasdaq listing standards. A Director will be considered independent only if the Board has affirmatively determined that the Director has no material relationship with Astronics, either directly or as a partner, shareholder or officer of an organization that has a relationship with Astronics that, based on the requirements of applicable laws and regulations and the Nasdaq listing standard, would impair his or her independent judgment. Under the terms of the Company’s Corporate Governance Guidelines, not more than three individuals who fail to be determined to be independent Directors shall serve on the Board at any one time, provided, however, that this limitation on the number of non-independent directors shall not require a Director to resign or retire from the Board prior to the expiration of a term to which he or she was duly elected by the shareholders so long as the Board then has a majority of independent Directors.
The Board annually reviews all commercial and charitable relationships of Directors to determine if there is a material relationship that would preclude the Board from making an affirmative determination that an individual Director is independent. To facilitate this review, each non-employee Director annually provides information regarding that Director’s business and other relationships with Astronics, its affiliates and senior management to enable the Board to evaluate the Director’s independence.
The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the Nasdaq director independence standards as currently in effect. In addition, each member of the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Sustainability Committee is independent.
Board of Directors Ethics and Commitment
Directors shall possess the highest personal and professional ethics and integrity, and, in performance of their duties as directors, shall represent the long-term interests of the shareholders. The Board believes that its membership should reflect a diversity of experiences, backgrounds, competencies and skillsets. Directors are selected on the basis of experience and personal capacities, including experience in industries similar to Astronics Corporation’s, managerial or other leadership experience, business acumen or particular expertise, business development experience, strategic capability, independence of judgment, familiarity with corporate governance, risk assessment and the responsibilities of directors, standing and reputation as a person of integrity, the potential contribution of each individual to the diversity of backgrounds, experience and competencies which the Nominating/Governance Committee desires to have represented, and ability to work constructively with the CEO and the Board.
Directors must devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chairman if there is any significant change in their personal circumstances which may impact their ability to serve effectively, including a change in their principal job responsibilities. Directors are expected to attend meetings of the Board and Board Committees on which they serve, except for good reason, and be prepared.
Board of Directors Meetings and Standing Committees
The Board of Directors and its Committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All directors are expected to attend each meeting of the Board of Directors and the Committees on which such director serves, and are also invited, but not required, to attend the Annual Meeting. During the year ended December 31, 2025, the Board of Directors held four meetings. Each director attended at least 75% of the total aggregate number of meetings of the Board of Directors and the Board Committees on which such director served in 2025. Only Mr. Gundermann attended the Annual Meeting in 2025.
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Committee Responsibilities

AUDIT COMMITTEE
Chair	Robert T. Brady
Number of Meetings during 2025	4
Other Members	Jeffry D. Frisby, Fay West, Neil Kim
Committee Charter	https://investors.astronics.com/corporate-governance
Structure
• All members are independent within the meaning of both the Nasdaq director independence standards as currently in effect and SEC rules and regulations.
• “Audit committee financial experts” as defined under federal securities laws: Robert T. Brady, Jeffry D. Frisby and Fay West.
Primary Responsibilities
• Appoints and evaluates independent auditor and pre-approves audit fees.
• Pre-approves audit and permitted non-audit services.
• Oversees and reviews any audit problems.
• Oversees the review of the adequacy of internal controls over financial reporting and disclosure controls and procedures.
• Reviews and updates the internal audit plan.
• Oversees any significant risks and exposures and steps taken to minimize risks.
• Reviews quarterly and annual financial statements prior to public release.
• Reviews critical accounting policies or changes in accounting policies.
• Reviews periodically legal matters that may significantly impact the financial statements.

COMPENSATION COMMITTEE
Chair	Neil Kim
Number of Meetings during 2025	4
Other Members	Robert S. Keane, Mark Moran, Linda G. O’Brien
Committee Charter	https://investors.astronics.com/corporate-governance
Structure
All members are independent within the meaning of both the Nasdaq director independence standards as currently in effect and SEC rules and regulations.
Primary Responsibilities
• Reviews and approves the compensation of the Company’s executive officers.
• Oversees the Company’s stock, retirement and other compensation plans.
• Approves non-employee director equity compensation.
• Reviews and approves the annual report on executive compensation for inclusion in our proxy statement.
• Reviews and approves any severance arrangements and change-in-control agreements.
• Oversees an annual management succession review by management with the Board.

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NOMINATING / GOVERNANCE COMMITTEE
Chair	Mark Moran
Number of Meetings during 2025	4
Other Members	Robert S. Keane, Warren C. Johnson, Linda G. O’Brien
Committee Charter	https://investors.astronics.com/corporate-governance
Structure
All members are independent within the meaning of both the Nasdaq director independence standards as currently in effect and SEC rules and regulations.
Primary Responsibilities
• Evaluates, from time to time, the appropriate size of the Board.
• Reviews and recommends director nominees for election at each annual meeting and to fill vacancies and newly created directorships.
• Reviews and approves the ability of a director to continue to serve on the Board if he or she becomes a director in other for-profit companies, as appropriate.
• Reviews the Board’s Committee structures and recommends slates for Committees.
• Oversees the review and update of the Company’s Corporate Governance Guidelines. Develops and recommends approval of the same to the full Board.
• Conducts an annual performance evaluation of the Board.
• Reviews and makes recommendations to the Board with respect to the compensation of non-employee directors.

SUSTAINABILITY COMMITTEE
Chair	Jeffry D. Frisby
Number of Meetings in 2025	2
Other Members	Robert T. Brady, Warren C. Johnson, Fay West
Committee Charter	https://investors.astronics.com/corporate-governance
Structure; Attendance
• All members are independent within the meaning of both the Nasdaq director independence standards as currently in effect and SEC rules and regulations.
• All members attended each meeting of the Sustainability Committee held in 2025.
Primary Responsibilities
• Assists the Board in its assessment and evaluation of the Company’s sustainability programs and initiatives pertaining to the Company’s business, operations and employees.
• Monitors and evaluates the Company’s approach to sustainability.
• Assists management in the integration of sustainability planning into the Company’s business planning and strategy.

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Nominees for Board of Directors
The Nominating/Governance Committee reviews and recommends nominees for election at each annual meeting of the Company’s shareholders and to fill vacancies and newly created directorships. The Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates.
Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s principal executive offices located at 130 Commerce Way, East Aurora, New York 14052. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominees to recommend to the Board of Directors. The Nominating/Governance Committee uses the same practice for evaluating all nominees, regardless of the source of the recommendation. Please see the information under the heading “Proposals of Shareholders for the 2027 Annual Meeting” below for more details.
Executive Sessions of the Board
Independent directors meet regularly in executive sessions. Non-management directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors except Mr. Gundermann. An executive session of the Company’s non-management directors is also generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors, the Lead Independent Director or the non-management directors.
Board Leadership Structure and Size
At present, the Board has determined that combining the roles of the Chief Executive Officer and Chairman is in the best interests of the Company. In addition to the Chairman, the Board has a Lead Independent Director who has substantial and significant responsibility on Board matters. The Board is free to reconsider the combination of Chief Executive Officer and Chairman roles in the future and may decide to do so if conditions change. The Board believes that a size of 7 to 9 members is appropriate for the Company in light of its size and complexity of its business. The Board proposes a slate of director nominees to the shareholders annually for election to the Board. Shareholders may also propose director nominees for consideration by the Nominating/Governance Committee by submitting the names and supporting information according to the deadlines set forth in the Company’s proxy statement for its most recent Annual Meeting to: Secretary, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Between annual shareholder meetings, the Board may appoint directors to fill vacancies or otherwise to serve until the next annual shareholder meeting.
Role of the Lead Independent Director
In addition to the Chairman, the Board has a Lead Independent Director. Mr. Brady has served in this role since February 2020. The principal role of the Lead Independent Director is to serve as liaison between the Chairman and CEO and the Directors. The specific responsibilities of the Lead Independent Director are, among others, to:
•	collaborate with the Chairman and CEO to ensure the appropriate flow of information to the Board;
•	consult with the Chairman and CEO regarding Board agenda items;
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•
coordinate and develop the agenda for and preside at executive sessions of the Board and sessions of the Board’s independent Directors, and as appropriate, communicate to the Chairman and CEO on the substance of the discussions;

•	in the absence of the Chairman, act as Chair of meetings of the Board;
•	recommend, when necessary, special meetings of the Board; and
•	act as principal liaison between the Directors and the Chairman and CEO on sensitive issues.
The agenda for each Board meeting is established, on a collaborative basis, by the Chairman and the Lead Independent Director, and any Director may request items to be included on the agenda. Ample time is scheduled for each Board meeting to assure full discussion of important matters whether included on the agenda or not. Agendas always include financial and operating reports in addition to other reports, such as business unit and subject matter presentations, that could enhance a Director’s perspective and knowledge on various matters. Agenda and meeting materials are distributed in advance of Board and Board Committee meetings, and each Director has a duty to review the materials prior to the meeting.
Board Refreshment and Experience
The Board is committed to continuous improvement and employs a rigorous process to ensure that the composition of the Board is balanced, contains members with a diverse set of skills and backgrounds and aligned with the evolving needs of the Company. The Board assesses the diversity of the directors’ experience, expertise, perspective, tenure and age, among other attributes, to ensure it has an appropriate mix of skills and experience to fulfill its oversight obligations.
The Board also considers the Company’s long-term strategy when evaluating which specific skills and experience are required and weighs those skills when evaluating the current and potential directors. As part of the evaluation of the directors’ skills and experience, the Board reviews a director skillset chart which identifies expertise, experience and other characteristics that contribute to an effective and well-functioning board. The skills and qualifications for each current Director may be found within their biographies on pages 12 to 16.
Annual Board Evaluation Process
The Board and each of the Board Committees performs annual self-evaluations. The Nominating/Governance Committee develops and conducts the Board evaluation and ensures that each of the Board Committees conducts its own self-evaluation. The Board of Directors then reviews this feedback and makes improvements, as necessary.
Limit on Other Directorships
Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Board. Membership on additional public company boards beyond the limits specified above by a director for exceptional reasons requires approval by the Nominating/Governance Committee or its chairperson. Directors are expected to notify the Nominating/Governance Committee in writing before accepting election or appointment to any public company board on which they did not serve when appointed to the Astronics Board.
The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually. The Board self-evaluation process described above is an important determinant for Board tenure.
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Board Interaction with Shareholders
Although the Company does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052, Attn: Corporate Secretary, Julie Davis. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate. The Board believes that management should speak for the Company. Accordingly, each Director may refer all inquiries from shareholders, analysts, the press or customers to the CEO.
Shareholder Director Nominations
A shareholder entitled to vote in the election of Directors, may nominate a candidate for the Board of Directors only if written notice of the shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company and received by the Company with respect to an election to be held at an Annual Meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting (or, if the date of the Annual Meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Company mails or otherwise give notice of the date of such Annual Meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders of the Company.
Each shareholder’s notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Company entitled to vote at such Annual Meeting, (b) will continue to hold such stock through the date on which the Annual Meeting is held, and (c) intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of such person to serve as a director. No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors or a committee designated by the Board of Directors.
Board Oversight of Risk
The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is to understand the specific risks the Company faces and what mitigating steps are being taken, while balancing what is an appropriate level of risk for the Company. The involvement of the full Board of Directors in setting and overseeing business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. On a regular basis, senior leaders of the Company are invited to present to the Board of Directors on the major product lines of the Company. These presentations discuss opportunities as well as risks and mitigating actions. On an ongoing basis, the Company relies on its business leaders to identify and mitigate risks wherever possible.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have oversight responsibility for specific areas of risk management. In particular, the Audit Committee focuses on financial risk, including internal control over financial reporting, as well as compliance risk. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior
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consistent with the Company’s business strategy. The Sustainability Committee oversees the Company’s sustainability programs and assists in the integration of sustainability planning into the Company’s risk management process. The Company maintains a cybersecurity policy as well as complaint procedures for accounting and auditing matters, the latter of which may be found on the Governance section of the Company’s website.
CEO Succession
The Board plays an active role in CEO succession planning as part of its broader oversight of the Company’s long-term leadership needs. Among its responsibilities, the Board regularly reviews and updates succession plans for the CEO position to help ensure continuity of strategic direction and executive leadership.
To support this process, the CEO provides the Board with an annual succession planning summary that outlines potential successors, their readiness, and key development actions, and also offers his evaluations and recommendations. The Compensation Committee facilitates assessment and feedback from the full Board to the CEO regarding his strategic leadership, talent development, and effectiveness in representing the Company with investors, customers, employees, and other external stakeholders.
Board Interaction with Management
The Board believes that the primary and most constructive interaction with management is through the normal process of scheduled Board and Board Committee meetings, whether they be on regular business or special matters, at which any discussions can best be informed by the collective and varied knowledge and experience of Directors and management. The Board also recognizes, however, that matters of integrity and corporate conduct, were they to arise, may call for direct access to senior management. As is judicious under these circumstances, independent directors are free to contact executive officers and other senior managers of the Company without senior corporate management present. As noted above in the discussion under the heading “Board Oversight of Risk,” members of senior management are invited on a regular basis to present to the Board of Directors on the major product lines of the Company. In this manner, the Board becomes familiar with leadership beyond the CEO and CFO.
Directors’ and Officers’ Indemnification Insurance
The Company has in place Directors’ and Officers’ Liability Insurance policies underwritten by the Chubb Group, AXA XL, AIG, Westfield, Sompo, C.N.A. and Zurich for a twelve-month term expiring July 1, 2026. The twelve-month premium was $635,703. The policies have limits of $55 million in the aggregate and provide indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.
Board Composition
The Nominating/Governance Committee is responsible for developing the general criteria, subject to approval of the Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating/Governance Committee periodically reviews the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board. The Nominating/Governance Committee, in recommending candidates to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Nominating/Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors. In identifying candidates for director, the Board of Directors takes into account:
•
the comments and recommendations of members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members;

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•	the requisite expertise and the diversity of competencies, skillsets and backgrounds of the Board of Directors’ overall membership composition;
•	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and
•	all other factors it considers appropriate.
In determining whether to renominate the current slate of Directors, the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth elsewhere in this Proxy Statement. In particular, with regard to Ms. O’Brien and Messrs. Brady, Frisby, Johnson and Moran, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. With regard to Messrs. Kim and Keane, the Board of Directors considered their technical knowledge, significant mergers and acquisition experience, and expertise with complex, multinational organizations. With regard to Ms. West, the Board of Directors considered her expertise in financial management, strategic planning and operational leadership. The Board of Directors also considered the more than 35 years of experience with the Company represented by Mr. Gundermann, the Company’s Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that the current composition of the Board of Directors as a whole reflects an appropriate mix of tenure, skill sets, backgrounds and perspectives, experience and qualifications that are relevant to the Company’s business strategy and governance.
Compensation of Directors

Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(4)	Total
Robert T. Brady(1)	$100,000	$120,010	$220,010
Jeffry D. Frisby(1)	$100,000	$120,010	$220,010
Peter J. Gundermann(2)	—	—	—
Warren C. Johnson(1)	$100,000	$120,010	$220,010
Robert S. Keane(1)	$100,000	$120,010	$220,010
Neil Kim(1)	$100,000	$120,010	$220,010
Mark Moran(1)	$100,000	$120,010	$220,010
Linda O’Brien(1)	$100,000	$120,010	$220,010
Fay West(1),(3)	$89,000	$120,010	$209,010

(1)
In 2025, each non-employee director was awarded 6,055 restricted stock units under the Amended and Restated 2017 Long Term Incentive Plan, as further amended (“2017 LTIP”). Each restricted stock unit represents the right to receive, at settlement, one share of Common Stock. The restricted stock units issued to each non-management director vested in full six months from the grant date on August 27, 2025, on which date Ms. O’Brien, Ms. West and each of Messrs. Brady, Frisby, Johnson, Keane, Kim and Moran were issued 6,055 shares of Common Stock. At December 31, 2025, Messrs. Brady, Frisby, Johnson and Kim had options to purchase 12,000; 8,000; 8,000 and 8,000 shares of Common Stock, respectively, and 2,490; 1,200; 1,200 and 1,200 shares of Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant. As of December 31, 2025, Mr. Keane, Mr. Moran, Ms. O’Brien and Ms. West did not have any options to purchase shares of Common Stock or Class B Stock.

(2)	Mr. Gundermann receives no separate compensation for his service as a director of the Company.
(3)	Ms. West joined the Board in February 2025. Her cash compensation was prorated from the time she joined the Board.
(4)
The total fair value of the award is determined under generally accepted accounting principles as used to calculate the value of equity awards for purposes of the Company’s financial statements as described in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026. The amounts do not reflect the actual amounts realized by the director.

Compensation Committee Interlocks and Insider Participation
Except as described below, no member of our Compensation Committee was an officer or employee of the Company during 2025, has formerly been an officer of the Company, or has or had during 2025 any related party transaction relationship with the Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during 2025.
Mr. Keane was an executive at Flex-Key Corporation, a former subsidiary of Astronics, from 1988 to 1994.
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Board of Directors Stock Ownership Requirement
The Board believes that, in order to align the interests of the directors and shareholders, directors should have a significant financial stake in the Company. The Corporate Governance Guidelines adopted by the Board in December 2019, as amended on February 26, 2021, provide that within four years of joining the Board or within four years of adoption of the Guidelines, whichever is later, each non-employee director is expected to accumulate and maintain ownership of at least the number of shares equal to 400% of the annual cash retainer for the applicable calendar year, divided by the average of the closing price of a share of Common Stock for the previous calendar year. Outstanding equity awards are not included in the calculation of stock ownership for purposes of the calculation under the Corporate Governance Guidelines. Each non-employee director was in compliance with the director stock ownership requirements in the Corporate Governance Guidelines as of December 31, 2025.
Equity Awards
The Company’s 2017 LTIP authorizes it to grant stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) and stock bonuses to non-employee directors of the Company. The Compensation Committee has authority to grant awards under the 2017 LTIP. The Nominating/Governance Committee makes recommendations to the Compensation Committee as to equity grants for directors and awards are granted by the Board. The Nominating/Governance Committee makes its recommendation as to the proposed size of the equity award grant based upon a review of competitive compensation data. Awards to non-employee directors of stock options, stock appreciation rights and RSUs may not vest sooner than six months from the date of grant, except in certain circumstances such as death, disability or retirement. Recipients of RSUs may not sell or otherwise dispose of the shares issued upon settlement of RSUs until six months following the date of issuance of such shares.
As of April 8, 2026, the non-employee directors as a class held 1.1% of the outstanding Common Stock and 15.6% of the outstanding Class B Stock of the Company. We believe this aligns the Board’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 76.
25

AUDIT MATTERS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the Company’s independent registered public accounting firm, to act as auditors of Astronics Corporation for the fiscal year ending December 31, 2026. All services provided on the Company’s behalf by Ernst & Young LLP during 2025 and 2024 were approved in advance by the Audit Committee.
While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm, the Board of Directors believes, as a matter of good governance, that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee may reconsider its selection of Ernst & Young LLP. Even if the selection is ratified by our shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the last two years by the Company’s independent auditors, Ernst & Young LLP:

Name	2025	2024
Audit	$1,923,292	$1,824,167
Audit-related	—	—
Tax	—	—
All Other	—	$7,830(1)

(1)	Charges for a subscription to EY Atlas Online.
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

26

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
As of the date of this report, the Audit Committee is comprised of the directors named below, each of whom is independent as defined under applicable SEC rules and regulations and Nasdaq listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that it has more than one “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee.
The Audit Committee operates under a written charter which includes provisions requiring that the Audit Committee approve in advance all audit and non-audit services to be provided by independent public accountants.
The Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the year ended December 31, 2025. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2025, for filing with the SEC.
Robert T. Brady, Chairman
Jeffry D. Frisby
Neil Kim
Fay West
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.
27

COMPENSATION MATTERS
PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

The Company is required, pursuant to Section 14A of the Exchange Act, to provide a non-binding advisory shareholder vote on the compensation of our named executive officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).
The advisory vote is a non-binding vote on the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this Proxy Statement.
The Company maintains a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers. The compensation program is designed to motivate and reward executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Astronics Corporation's business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program.
A significant majority of each named executive officer’s, or NEO’s, compensation is at-risk and dependent on the performance and execution of the Company's strategic priorities.
For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement prepared in connection with its 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”
Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

28

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis outlines our approach to executive pay and the structure of our compensation program, and it reviews the compensation awarded for the most recent fiscal year to the executives identified as our named executive officers listed below (the “Named Executive Officers”).

Executive	Position
Peter J. Gundermann	Chairman, President and Chief Executive Officer
Nancy L. Hedges	Vice President, Chief Financial Officer and Treasurer
David C. Burney(1)	Former Executive Vice President- Finance, Chief Financial Officer and Treasurer
Julie M. Davis	General Counsel and Secretary
James F. Mulato	President of Astronics Test Systems, Inc.
Mark A. Peabody	Executive Vice President of the Company and President of the Aerospace Segment

(1)	Mr. Burney retired January 3, 2025.
The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing long-term growth of shareholder value.
The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, annual bonus and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature, (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses, and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s performance and strategic goals.
The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Compensation Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry.
29

Overview of Key Elements of Our Compensation Program
The compensation elements detailed in the following section are aligned with, and help carry out, our compensation philosophy and objectives. We review each component of pay annually to ensure it remains competitive, performance- aligned, and appropriate in light of the Company’s strategy and market practices.

Pay Element	Form/Period	Key Features
Base Salary	Cash (fixed) Annual
•
Fixed portion of annual cash pay meant to compensate for day-to-day performance.
•
Reviewed annually with salary changes based on executive and Company performance, market levels of pay, level of responsibilities, and executive experience.

Annual Bonus	Cash (variable) Annual
•
Performance-driven pay intended to reward officers for achieving financial, strategic and operational success.
•
Key factors considered include profitability, multi-year sales growth, individual performance, and external market comparisons.

Long-Term Incentives	Equity (variable)
	Stock Options 3-Year Ratable Vesting	• Creates long-term incentives to maximize future performance of the Company. • Promotes long-term retention.
	PSUs 3-Year Cliff Vesting	• Focuses executives on improvements in key value drivers for the business. • Rewards executives for achievement of average annual Adjusted EBITDA targets.

30

Base Salary
The Compensation Committee approves the salaries paid to the Company’s executive officers and, as part of its responsibilities, reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer for the executive officers other than himself.
Based on the factors outlined above, the Compensation Committee set the following 2025 base salaries for the Named Executive Officers.

Executive	2025 Base Salary	2024 Base Salary	% Adjustment
Peter J. Gundermann	$658,570	$636,300	3.5%
Nancy L. Hedges(1)	$369,231	$296,000	24.7%
David C. Burney(2)	—	$396,064	—
Julie M. Davis(3)	$300,000	$260,000	15.4%
James F. Mulato	$402,329	$388,723	3.5%
Mark A. Peabody	$554,917	$536,152	3.5%

(1)	Ms. Hedges was appointed CFO on January 3, 2025. The increase in her base salary is attributed to her appointment as CFO.
(2)	Mr. Burney retired January 3, 2025.
(3)	Ms. Davis was not a Named Executive Officer for 2024. The increase in her base salary is attributed to alignment with market pay levels.
Annual Bonus
The Compensation Committee has the authority to award discretionary annual incentive bonuses to the Company’s executive officers. Annual incentive bonuses are intended to compensate officers for achieving financial, strategic and operational success. Bonuses are not tied to specific, objective targets such as achieving a particular profit level. The Compensation Committee considers a number of factors in determining bonuses. Factors considered include profitability, sales growth over the most recent two- or three-year period, the performance of the individual in the view of the Compensation Committee, comparisons to external broad-based compensation of similar size and industry and available information with respect to the aerospace and defense industry. Bonuses are not capped at any specific dollar amount. Bonuses are reviewed and approved by the Compensation Committee. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer for executive officers other than himself. For 2025, bonus amounts were determined with reference to the average annual sales growth of the Company over the most recent three-year period.
Long-Term Equity Incentives
The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s 2017 LTIP was established to provide certain of the Company’s employees, including its executive officers, with incentives to help align those employees’ interests with the long-term interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards is an important element of achieving its compensation goals. The Company’s broad-based Employee Stock Purchase Plan, its prior stock option plans, and the 2017 LTIP have provided the principal methods for its executive officers to acquire equity or equity-linked interests in the Company. The adoption of the 2026 LTIP and the 2026 Employee Stock Purchase Plan that are each submitted to a vote of shareholders at the Annual Meeting pursuant to Proposals 4 and 5 of this Proxy Statement are consistent with these objectives.
31

Awards Granted During 2025
In February 2025, the Compensation Committee approved the equity awards set forth in the table before for our Named Executive Officers. Mr. Gundermann was awarded stock options and performance share units (PSUs), Ms. Hedges, Mr. Mulato and Mr. Peabody were each awarded PSUs and Ms. Davis was awarded RSUs as she had not been designated as a Named Executive Officer until after the time of award. The Compensation Committee believes that maintaining a significant performance-based component within its equity award program reinforces accountability and supports long-term value creation.

Executive	Stock Option Value	Stock Options Granted	Target Grant Value ($)	RSUs Granted (#)	PSUs Granted (#)
Peter J. Gundermann	$951,108	29,750	$500,455	—	25,250
Nancy L. Hedges	—	—	$350,814	—	17,700
David C. Burney	—	—	—	—	—
Julie M. Davis	—	—	$89,190	4,500	—
James F. Mulato	—	—	$350,814	—	17,700
Mark A. Peabody	—	—	$300,273	—	15,150

Amended and Restated 2017 Long Term Incentive Plan
In May 2017, the 2017 Long Term Incentive Plan (“2017 LTIP”) was approved by our shareholders, providing for the grant of 1,757,040 shares of stock-based awards. This amount included 757,040 shares previously available for issuance under the 2005 Director Stock Option Plan and the 2011 Stock Option Plan, plus an additional 1,000,000 shares. In May 2021, the Amended and Restated 2017 Long Term Incentive Plan was approved by our shareholders, providing for an increase in the number of shares of stock with respect to which awards may be issued under the 2017 LTIP from 1,757,040 to 3,144,774. Shareholders approved a further increase in the number of shares of stock with respect to which awards may be issued under the 2017 LTIP to 3,794,774 shares in May 2025. The 2017 LTIP provides a flexible framework that permits the development and implementation of a variety of stock-based incentives which enables the Company to grant performance-based awards with vesting to occur based upon achievement against key performance metrics as well as to further align its long-term incentive compensation program with peers and shareholder interests. The Compensation Committee is the administrator of the 2017 LTIP.
Options
The 2017 LTIP authorizes the Company to grant options to purchase shares of Common Stock to its employees. Prior to approval of the 2017 LTIP, the Company issued options to executive officers and key employees under its former 2011 Stock Option Plan. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. Stock option grants generally are made annually or at the commencement of employment. Stock options awarded to employees that vest solely on the basis of time may not vest more quickly than ratably over three years from the date of grant, except in certain circumstances such as death, disability, retirement, termination of employment due to workforce reduction or job elimination, change in control or in connection with the establishment of terms and conditions of employment necessary for recruitment or as a result of a business combination or acquisition. Recipients may not dispose of any shares acquired pursuant to an exercise of stock options until a date which is at least two years from the date of grant of the stock option and at least one year after the date of exercise of the stock option. The Compensation Committee reviews and approves equity awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer for executives other than himself.
The Compensation Committee’s practice has generally been to award options at its December meeting.
32

In December 2025, Mr. Gundermann was awarded stock options under the 2017 LTIP in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 46 below. Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant and generally expire 10 years after the date of grant. The stock options awarded in December 2025 straight-line vest 33-1/3% per annum based on continued employment. Option award agreements provide for a holding period for shares acquired upon exercise of two years from the date of grant and at least one year after the date of exercise.
Performance-Based and Time-Based Restricted Stock Units
In 2025, the Company granted performance-based restricted stock units (“PSUs”) to certain Named Executive Officers and certain other key members of management. The Company also issued time-based RSUs to certain key employees, including Ms. Davis, a Named Executive Officer. RSUs awarded to employees that vest solely on the basis of passage of time may not vest more quickly than ratably over three years from the date of grant, except in certain circumstances such as death, disability, retirement, termination of employment due to workforce reduction or job elimination, change in control or in connection with the establishment of terms and conditions of employment necessary for recruitment or as a result of a business combination or acquisition. Recipients of PSUs and RSUs may not sell or otherwise dispose of the shares issued upon settlement of RSUs until six months following the date of issuance of such shares. The Compensation Committee’s practice has been to award PSUs and RSUs at its February meeting when the audit for the prior fiscal year is typically substantially complete.
In February 2025, the Company granted PSUs to Messrs. Gundermann, Peabody and Mulato, and Ms. Hedges in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 46 below. The performance criteria for the vesting of such awards is based on the Company’s average annual Adjusted EBITDA as a percentage of average annual revenue during the period of January 1, 2025 through December 31, 2027 as described in the table below.

Performance Metric	Threshold Performance(2) (50% of Target)	Target Performance (100% of Target)	Maximum Performance(3) (150% of Target)
Average Annual Adjusted EBITDA(1) as a Percentage of Average Annual Revenue (during the period 2025 to 2027)	Less than 10%	15%	Equal to or Greater than 18%

(1)
Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, amortization and equity-based compensation, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, litigation-related expenses, legal settlements, impairments or unique investments in research and development projects.

(2)
If the Company’s mathematical average annual Adjusted EBITDA as a percentage of the Company’s mathematical average annual revenue for the performance period is less than 15%, but greater than 10%, then the number of PSUs earned will be decreased proportionally on a straight line basis from the target number of PSUs to 50% of the target number of PSUs. If the Company’s mathematical average annual Adjusted EBITDA for the performance period as a percentage of the Company’s mathematical average annual revenue for the performance period is equal to or less than 10%, then 50% of the target number of PSUs will be earned.

(3)
If the Company’s mathematical average annual Adjusted EBITDA as a percentage of the Company’s mathematical average annual revenue for the performance period is less than 18%, but greater than 15%, then the number of PSUs earned will be increased proportionally on a straight line basis from the target number of PSUs to 150% of the target number of PSUs.

33

Performance Vesting of 2023-2025 PSU Awards
With respect to the PSUs awarded to Messrs. Gundermann, Burney, Mulato and Peabody in February 2023, the target number of PSUs would have been earned if the Company’s mathematical average annual Adjusted EBITDA for the performance period of January 1, 2023 to December 31, 2025 was less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period. If the average annual Adjusted EBITDA was less than 10% of the average annual revenue for the performance period, 75% of the target number of PSUs would have been earned. If the average annual Adjusted EBITDA is greater than or equal to 15% of the average annual revenue for the performance period, 115% of the target number of PSUs would have been earned. “Adjusted EBITDA” is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including but not limited to, insurance proceeds, legal settlements, impairments, or unique investments in R&D projects. For the PSUs awarded in February 2023, EBITDA was adjusted for interest expense (benefit), depreciation and amortization expense, equity-based compensation expense, early retirement penalty waiver for Mr. Burney, non-cash annual stock bonus accrual, non-cash 401(k) contribution and quarterly bonus accrual, net gain on the sale of business, simplification and restructuring initiatives (including severance), legal reserve, settlements and recoveries, litigation-related legal expenses, acquisition-related expenses, an equity investment accrued payable write-off, loss on extinguishment or settlement of debt, non-cash reserves for customer bankruptcy, warranty reserves and deferred liability recovery. The average annual Adjusted EBITDA for the performance period was approximately 12% of the Company’s average annual revenue for the performance period. As such, the target number of PSUs were earned by each of Messrs. Gundermann, Burney, Mulato and Peabody. Ms. Hedges and Ms. Davis were each awarded time-based rather than performance based RSUs in 2023, which each vested in full.
Stock Ownership
While the Company does not presently have stock ownership guidelines for executive officers, the Named Executive Officers as a class hold as of April 8, 2026, 3.9% of the outstanding Common Stock and 24.8% of the outstanding Class B Stock of the Company. The Company believes this aligns management’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 76 below. As described on page 25, the Company does have stock ownership requirements in place for its Board of Directors.
Employment Agreements, SERPs
The Company is party to an Employment Termination Benefits Agreement with each of Messrs. Gundermann and Peabody. The Employment Termination Benefits Agreement that had been in place with Mr. Burney expired upon his retirement on January 3, 2025. In addition, as described in the “Pension Benefits” section beginning on page 50 below, Mr. Gundermann is a participant in the SERP, while Mr. Burney and Mr. Peabody are each participants in the SERP II. Ms. Davis, Ms. Hedges and Mr. Mulato are not currently party to an Employment Termination Benefits Agreement and are not participants in the SERP or SERP II.
Clawback Policy
Effective December 1, 2023, the Board of Directors adopted a Policy for the Recovery of Erroneously Awarded Compensation, commonly known as a “clawback” policy. This policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act if 2010 (“Dodd-Frank Act”). Under the policy, which applies to the Company’s current and certain former Section 16 officers, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to very limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period (“little r” restatements). The policy does not provide for enforcement discretion by the Compensation Committee or the Board and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.
34

Insider Trading and Hedging Policy
All of the Company’s directors, officers and employees are subject to the Company’s Insider Trading Policy. As part of this Insider Trading Policy, the Company’s directors, officers and employees are prohibited from engaging (i) in any short sales of the Company’s securities, (ii) in any transaction involving puts, calls and other derivative instruments that relate to or involve the Company’s securities or (iii) in any hedging or other monetization transactions or similar arrangements involving the Company’s securities, including prepaid variable forward contracts, forward sale or purchase contracts, equity swaps, collars or exchange funds. This policy effectively serves as the Company's anti-hedging policy.
Timing Policies and Practices Regarding Equity Awards
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on the grant dates for equity awards or for the purpose of affecting the value of executive compensation. Furthermore, we do not take material nonpublic information into account when determining the timing and terms of such equity awards. In 2025, we did not grant new stock option awards or new stock appreciation rights awards to our Named Executive Officers during the time period outlined in Item 402(x) of Regulation S-K. The Compensation Committee typically grants stock option awards annually during its December meeting and typically grants PSUs annually during its February meeting when the audit for the prior fiscal year is typically substantially complete.
The Role of Shareholder Say-on-Pay Votes
The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on May 23, 2023, approximately 91% of the votes cast on the say-on-pay proposal at that Annual Meeting were voted in favor of the proposal. The Compensation Committee believes that this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach for 2025. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for named executive officers.
35

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s 2017 LTIP and oversees the administration of other compensation plans and programs.
The Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
Neil Y. Kim, Chairman
Robert S. Keane
Mark Moran
Linda G. O’Brien
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed”’ with the SEC under the Securities Act or the Exchange Act.
36

DISTINGUISHING “AWARDED” PAY FROM “REPORTED” PAY
In reviewing executive compensation, it is important to distinguish the reported compensation provided to Named Executive Officers from the compensation that was actually awarded to Named Executive Officers. The Company has provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the Named Executive Officers’ pension benefits as required to be disclosed in the Summary Compensation Table. This table is not a substitute for the Summary Compensation Table, which appears on page 38.
The table below shows the total compensation required to be reported in the Summary Compensation Table, but excludes any change in pension value.

Name & Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
Peter J. Gundermann President & CEO	2025	$658,570	$898,642	$500,455	$951,108	$81,777(4)	$3,090,552
	2024	$636,300	$914,763	$500,170	$799,690	$72,070	$2,922,993
	2023	$606,262	$385,213	$200,405	$800,406	$48,778	$2,041,064

Nancy L. Hedges VP, CFO & Treasurer(5)	2025	$369,231	$430,380	$350,814	—	$23,091(6)	$1,173,516
	2024	$296,000	$343,612	$95,004	—	$15,234	$749,850

David C. Burney Former Executive VP Finance, CFO and Treasurer(7)	2025	$48,874	—	—	—	$17,867(8)	$66,741
	2024	$396,064	$459,771	$450,058	—	$62,389	$1,368,282
	2023	$377,204	$192,397	$130,152	$50,381	$37,492	$787,626

Julie M. Davis General Counsel(5)	2025	$300,000	$177,766	$89,190	—	$17,500(9)	$584,456

James F. Mulato President of Astronics Test Systems, Inc.	2025	$402,329	$361,236	$350,814	—	$38,258(10)	$1,152,637
	2024	$388,723	$451,156	$350,781	—	$38,063	$1,228,723
	2023	$370,213	$188,582	$170,085	$50,381	$30,704	$809,965

Mark A. Peabody President of Aerospace Segment	2025	$554,917	$614,426	$300,273	—	$17,500(9)	$1,487,116
	2024	$536,152	$622,419	$300,669	—	$17,250	$1,476,490
	2023	$510,261	$260,322	$160,472	$50,381	$9,900	$991,336

(1)
The amounts in the “Bonus” column for 2023 reflect bonuses paid as stock bonuses using Common Stock under the Company’s 2017 LTIP. The stock bonuses were issued on March 1, 2024 at a price per share of $19.17. The bonuses for 2024 and 2025 were paid in cash.

(2)
The amounts reported in the “Stock Awards” column reflect the fair value of RSUs on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts are valued at 100% of the target number of RSUs. The amounts do not reflect the actual amount that may be realized by the named executive officers. A discussion of the assumptions used in calculating these values is included in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2025.

(3)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the named executive officers. A discussion of the assumptions used in calculating these values is included in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

(4)
Represents club fees and dues, personal use of Company automobile, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of Company plane of $20,000, gross up for income taxes related to benefits of $23,190 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500. Value of personal use of Company plane is based on an estimated rental rate.

(5)	Ms. Hedges was not an NEO in 2023. Ms. Davis was not an NEO in 2024.
(6)
Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits and FSA reimbursement.

(7)	Mr. Burney retired on January 3, 2025.
(8)	Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500, FSA reimbursement and automobile allowance.
(9)	Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500.
(10)
Represents club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company in the amount of $17,500.

37

SUMMARY COMPENSATION TABLE
The following table sets forth the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the years ended December 31, 2025, 2024 and 2023. Such amounts do not reflect actual cash received by the Named Executive Officers in 2025, 2024 or 2023.
Amounts reflected under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” are primarily the result of a decrease from the prior year in the discount rate applied to calculate the present value of such benefits and the change in the bonus scale used to measure the benefit obligations. No payments were made and no changes were made under the SERP or SERP II, except that Mr. Burney received benefits under SERP II due to his retirement on January 3, 2025.

Name & Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Changes in Pension Value & Non-Deferred Compensation Earnings(4)	All Other Compensation	Total
Peter J. Gundermann President & CEO	2025	$658,570	$898,642	$500,455	$951,108	$1,474,438	$81,777(5)	$4,564,990
	2024	$636,300	$914,763	$500,170	$799,690	—	$72,070	$2,922,993
	2023	$606,262	$385,213	$200,405	$800,406	$609,147	$48,778	$2,650,211

Nancy L. Hedges VP, CFO & Treasurer(6)	2025	$369,231	$430,380	$350,814	—	—	$23,091(7)	$1,173,516
	2024	$296,000	$343,612	$95,004	—	—	$15,234	$749,850

David C. Burney Former Executive VP- Finance, CFO & Treasurer(8)	2025	$48,874	—	—	—	—	$17,867(9)	$66,741
	2024	$396,064	$459,771	$450,058	—	$413,481	$62,389	$1,781,763
	2023	$377,204	$192,397	$130,152	$50,381	$299,247	$37,492	$1,086,873

Julie M. Davis General Counsel(6)	2025	$300,000	$177,766	$89,190	—	—	$17,500(10)	$584,456

James F. Mulato President of Astronics Test Systems, Inc.	2025	$402,329	$361,236	$350,814	—	—	$38,258(11)	$1,152,637
	2024	$388,723	$451,156	$350,781	—	—	$38,063	$1,228,723
	2023	$370,213	$188,582	$170,085	$50,381	—	$30,704	$809,965

Mark A. Peabody President of Aerospace Segment	2025	$554,917	$614,426	$300,273	—	$1,471,286	$17,500(10)	$2,958,402
	2024	$536,152	$622,419	$300,669	—	—	$17,250	$1,476,490
	2023	$510,261	$260,322	$160,472	$50,381	$423,688	$9,900	$1,415,024

(1)
The amounts in the “Bonus” column for 2023 reflect bonuses paid as stock bonuses using Common Stock under the Company’s 2017 LTIP. The stock bonuses were issued on March 1, 2024 at a price per share of $19.17. The bonuses for 2024 and 2023 were paid in cash.

(2)
The amounts reported in the “Stock Awards” column reflect the fair value of RSUs on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the named executive officers. A discussion of the assumptions used in calculating these values is included in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

(3)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts are valued at 100% of the target number of RSUs. The amounts do not reflect the actual amount that may be realized by the named executive officers. A discussion of the assumptions used in calculating these values is included in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

(4)
Represents the annual change in the actuarial present value of accumulated benefits under the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”), not actual payments made to the participant or to an account on his behalf. Changes in the actuarial present value of the plans for Messrs. Gundermann and Peabody are due to year over year changes to the actuarial assumptions and are not the result of modifications to the plans. The actuarial estimate is based on a number of assumptions such as interest rates, retirement age, life expectancy and future wages, and assumes that the plan will continue to exist and pay benefits in the future. The change in the actuarial present value increased for Messrs. Gundermann and Peabody from 2024 to 2025 because of a change in the applied discount rate of 5.48% to 5.37%. The actuarial present value for Mr. Burney decreased from 2024 to 2025 by $(10,514) due to his retirement on January 3, 2025. Ms. Hedges, Ms. Davis and Mr. Mulato are not participants in the SERP or SERP II.

38

(5)
Represents club fees and dues, personal use of Company automobile, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of Company plane of $20,000, gross up for income taxes related to benefits of $23,190 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500. Value of personal use of Company plane is based on an estimated rental rate.

(6)	Ms. Hedges was not an NEO in 2023. Ms. Davis was not an NEO in 2024.
(7)
Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits and FSA reimbursement.

(8)	Mr. Burney retired on January 3, 2025.
(9)	Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500, FSA reimbursement and automobile allowance.
(10)	Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,500.
(11)
Includes club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company in the amount of $17,500.

CEO PAY RATIO
In accordance with Section 953(b) of the Dodd-Frank Act, Astronics is required to disclose the ratio of the total annual compensation of its CEO (our principal executive officer) to that of its median employee. SEC rules and regulations require disclosure of (i) the median of the annual total compensation of all employees of Astronics, except the CEO, (ii) the annual total compensation of the CEO, and (iii) the ratio of the amount in clause (i) (median Astronics employee compensation) to the amount in clause (ii) (total CEO compensation). Because SEC rules and regulations do not mandate a particular approach to determining the median employee, Astronics elected to identify its median employee as of December 31, 2023. The median employee was identified by calculating the total cash compensation granted in 2023 to all employees, excluding the CEO, employed as of December 31, 2023. As there were no material changes in the employee population or employee compensation arrangements in 2024 or 2025, the Company has elected to use the same median employee for purposes of its pay ratio disclosure for 2025. The ratio disclosed below was calculated using the annual total compensation of Mr. Gundermann and of the median employee for 2025.
As calculated using the methodology required for the Summary Compensation Table, the total annual compensation of Mr. Gundermann was $4,564,990 and the total annual compensation of the median employee was $69,702. This yields a ratio of 65.49 to 1. If the ratio were calculated based upon “awarded” pay rather than “reported” as described on page 37, the total annual compensation of Mr. Gundermann would have been $3,090,552 and the total annual compensation of the median employee would remain as $69,702. This would have yielded a ratio of 44.34 to 1, rather than 65.49 to 1.
39

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2025, 2024, 2023, 2022 and 2021. For additional information about our performance-based pay philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis beginning on page 29.

					Value of initial fixed $100 investment based on:			Average Annual Adjusted EBITDA as % of Average Annual Revenue Over a 3-Year Period(8)
Year	Summary compensation table total for PEO(1)(2)	Compensation actually paid to PEO(3)	Average summary compensation table total for non-PEO named executive officers(1)(4)	Average compensation actually paid to non-PEO named executive officers(5)	Total shareholder return(6)	Peer group total shareholder return(7)	Net income (Loss)
2025	$4,564,990	$12,344,886	$1,186,901	$2,455,721	$409.78	$271.90	$29,359,000	12.2%
2024	$2,922,992	$2,547,746	$1,309,206	$1,203,314	$120.59	$168.20	$(16,215,000)	8.1%
2023	$2,650,211	$3,984,477	$1,000,337	$1,225,010	$131.64	$113.89	$(26,421,000)	4.1%
2022	$1,640,327	$1,360,850	$723,885	$593,112	$77.84	$86.01	$(35,747,000)	2.4%
2021	$2,452,637	$2,278,865	$900,929	$801,499	$90.70	$92.76	$(25,578,000)	7.1%

(1)	Mr. Gundermann was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.
•	2025: David C. Burney, Julie M. Davis, Nancy L. Hedges, James F. Mulato, Mark A. Peabody
•	2024: David C. Burney, Nancy L. Hedges, James F. Mulato, Mark A. Peabody
•	2020-2023: David C. Burney, James S. Kramer, Michael C. Kuehn, James F. Mulato, Mark A. Peabody
(2)	The dollar amounts reported are the total compensation reported for Mr. Gundermann for each fiscal year in the “Total” column of the Summary Compensation Table.
(3)
The dollar amounts reported represent the “compensation actually paid” to Mr. Gundermann as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gundermann during such fiscal years and are based on calculation instructions required by the SEC, which may not reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the reported “Total” in the Summary Compensation Table for the applicable year is adjusted to determine the “compensation actually paid” amount as follows:

•
The amount reflected in the “Stock Award” and “Option Award” columns of the Summary Compensation Table with respect to each NEO has been deducted from the Summary Compensation Table Total and substituted with an equity award value for each year calculated by adding or subtracting, as applicable, the following: (i) the year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of such year; (ii) the change in fair value from the end of the prior fiscal year of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; and (iii) for awards granted in prior fiscal years that vested in the applicable fiscal year, the amount equal to the change in value as of the vesting date (from the end of the prior fiscal year). The valuation assumptions used to calculate fair values on equity awards do not materially differ from those disclosed at the time of grant.

•
The pension benefit value reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year is adjusted to account for the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Gundermann during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP.

•
The following table discloses the amounts deducted from and added to the total compensation of our principal executive officer in determining our principal executive officer’s compensation actually paid for each fiscal year shown in the pay versus performance table:

Year	Summary Compensation Total	Plus/Minus: Change in Pension Value and Non- Qualified Deferred Compensation Earnings	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	Compensation Actually Paid
2025	$4,564,990	$(1,474,438)	—	$(1,451,563)	$2,616,433	$4,902,173	$3,187,292	$12,344,886
2024	$2,922,992	—	—	$(1,299,860)	$1,190,754	$(188,696)	$(77,444)	$2,547,746
2023	$2,650,211	$(609,147)	—	$(1,000,811)	$1,191,633	$1,260,507	$492,084	$3,984,477
2022	$1,640,327	—	—	$(1,000,010)	$979,770	$(211,354)	$(47,883)	$1,360,850
2021	$2,452,637	—	—	$(1,817,509)	$1,689,993	$(21,241)	$(25,015)	$2,278,865

40

(4)
The dollar amounts reported represent the average of the amounts reported for the Company’s Named Executive Officers (“NEOs”) as a group (excluding the CEO) in the “Total” column of the Summary Compensation Table in each applicable fiscal year.

(5)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs as a group (excluding the CEO) during such fiscal years and are based on calculation instructions required by the SEC, which may not reflect actual amounts realized at vesting or exercise (as applicable). The average total compensation for the NEOs as a group (excluding the CEO) for each year was adjusted using the same methodology described in footnote (3) above to determine the average compensation actually paid.

•
The following table discloses the amounts deducted from and added to the average total compensation of our NEOs (excluding the CEO) in determining the average compensation actually paid to our NEOs (excluding the CEO) for each fiscal year shown in the pay versus performance table:

Year	Summary Compensation Total	Minus: Change in Pension Value and Non- Qualified Deferred Compensation Earnings	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	Average Compensation Actually Paid
2025	$1,186,901	$(294,257)	—	$(218,218)	$690,405	$879,575	$211,315	$2,455,721
2024	$1,309,206	$(103,370)	—	$(299,128)	$394,291	$(66,828)	$(30,857)	$1,203,314
2023	$1,000,337	$(183,967)	$21,086	$(200,647)	$240,741	$266,103	$81,357	$1,225,010
2022	$723,885	—	$27,517	$(320,170)	$220,213	$(49,583)	$(8,750)	$593,112
2021	$900,929	$(3,455)	$38,982	$(501,639)	$420,935	$(32,238)	$(22,015)	$801,499

(6)	Cumulative total shareholder return “TSR” is calculated using the volume-weighted average stock price starting December 31, 2020 through December 31 of the applicable fiscal year.
(7)
The peer group TSR is calculated using the peer group shown in the stock price performance graph in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 pursuant to Item 201(e) of Regulation S-K. For 2025, we have updated the peer group used for purposes of this Pay Versus Performance disclosure to the peer group used for our stock price performance graph in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is the companies comprising the Nasdaq US Small Cap Aerospace and Defense TR Index. For 2024, for purposes of the Pay Versus Performance disclosure contained in our 2025 annual Proxy Statement, we used the S&P 500 Index, as further described therein. This change will provide consistency between the presentation of peer group TSR in our future annual reports on Form 10-K and in the Pay Versus Performance disclosure in our proxy statements. Historical stock performance is not necessarily indicative of future stock performance. The TSR for the 2024 peer group (the S&P 500 Index) for 2025 is $196.16.

(8)
As required by Item 402(v) of Regulation S-K, the Company has determined that average annual Adjusted EBITDA as a percentage of average annual revenue over a three-year period is the Company Selected Measure, as it is the most important financial performance measure (that is not otherwise disclosed in the table) used to link compensation actually paid to the Company’s NEOs to company performance for the most recently completed fiscal year. “Adjusted EBITDA” is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, litigation-related expenses, legal settlements, impairments or unique investments in R&D projects.

Comparative Analysis of the Pay Versus Performance Table
The Company’s compensation program is designed to attract and retain executives whose talents and contributions sustain long-term growth by aligning their interests with the drivers of shareholder returns and supporting their achievement of the Company’s primary business goals. The Company considers several performance measures to ensure executives are incentivized to accomplish these objectives, many of which are not presented in the Pay Versus Performance Table. The charts below explain the relationship between the columns presented in the Pay Versus Performance Table.
41

Company TSR versus Peer Group TSR
Our 3-Year and 5-year Total Shareholder Return (“TSR”) as of December 31, 2025 exceeded the Nasdaq US Small Cap Aerospace and Defense TR Index Cumulative TSR which were 31.64% and 309.78% respectively. TSR is calculated using the volume-weighted average stock price over the 2020-2025 performance period. These Pay Versus Performance are based on the company’s TSR on a relative basis against the Nasdaq US Small Cap Aerospace and Defense TR Index.

Comparison of 5 Year TSR
December 2025
350%
300%
250%
200%
150%
100%
50%
0%
-50%
1 year TSR
2 year TSR
3 year TSR
4 Year TSR
5 year TSR
Astronics Corp.
Nasdaq US Small Cap Aerospace and Defense TR Index

42

Comparison of “Compensation Actually Paid” to Company TSR
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid” to the non-PEO NEOs compared to the Company’s TSR and the peer group’s TSR over the last five reported fiscal years.

Compensation Actually Paid vs. Company and Peer Group Total Shareholder Return
Compensation Actually Paid (CAP)
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$500
$400
$300
$200
$100
$-
Total Shareholder Return (TSR)
Value of Inital Fixed $100 Investment
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Company TSR
Nasdaq US Small Cap Aerospace and Defense TR Index TSR (Current Peer Group)
S&P 500 Index TSR (Previous Peer Group)

43

Comparison of “Compensation Actually Paid” to Net Income (Loss)
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid” to the other NEOs as compared to the Company’s Net Income (Loss) the last five reported fiscal years.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid (CAP)
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$40,000
$30,000
$20,000
$10,000
$-
$(10,000)
$(20,000)
$(30,000)
$(40,000)
Net Income (Loss)
in thousands
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income (Loss)

44

Comparison of “Compensation Actually Paid” to Company-Selected Measure (Average Annual Adjusted EBITDA as a Percentage of Average Annual Revenue Over a Three-Year Period)
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid” to the other NEOs as compared to the Company’s average annual Adjusted EBITDA as a percentage of the Company’s average annual revenue over a three-year period for the last five reported fiscal years.

Compensation Actually Paid vs. Average Adjusted EBITDA %
Compensation Actually Paid (CAP)
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Adjusted EBITDA as a % of 3-year average annual revenue
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Adjusted EBITDA %

Most Important Performance Measures
The performance measures that Astronics Corporation uses in our executive compensation program are selected based on the objective of incentivizing NEOs to achieve long-term, sustainable growth in shareholder value. As required by Item 402(v) of Regulation S-K, we have identified the following financial performance measures as being the most important in linking actual compensation paid to executives to the Company’s performance:
•	Average Annual Adjusted EBITDA as a Percentage of Average Annual Revenue Over a Three-Year Period; and
•	Sales Growth Over the Most Recent Three-Year Period.
45

GRANTS OF PLAN-BASED AWARDS
The following table sets forth information with respect to plan-based awards granted in 2025 to the Named Executive Officers listed in the summary compensation table. All options and RSUs were granted pursuant to the Company’s 2017 LTIP.

		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)
	Grant Date(1)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Award: No. of Shares of Stock or Units	All Other Option Awards: No. of Securities Underlying Options(3)	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards(4)
Peter J. Gundermann
Options	Dec. 4, 2025	—	—	—	—	29,750	$51.72	$951,108
PSUs	Feb. 27, 2025	12,625	25,250	37,875	—	—	—	$500,455
Julie M. Davis
RSUs	Feb. 27, 2025	—	—	4,500(5)	—	—	—	$89,190
Nancy L. Hedges
PSUs	Feb. 27, 2025	8,850	17,700	26,550	—	—	—	$350,814
James F. Mulato
PSUs	Feb. 27, 2025	8,850	17,700	26,550	—	—	—	$350,814
Mark A. Peabody
PSUs	Feb. 27, 2025	7,575	15,150	22,725	—	—	—	$300,273

(1)	The grant date is the date the Compensation Committee meets to approve the awards.
(2)
Represents the potential payout range related to performance-based RSUs awarded to NEOs, subject to achievement of performance targets. The RSUs are earned based upon the Company’s mathematical average annual Adjusted EBITDA as a percentage of the Company’s mathematical average annual revenue for the period beginning January 1, 2025 and ending December 31, 2027. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, amortization and equity-based compensation, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, litigation-related expenses, legal settlements, impairments or unique investments in research and development projects. The target number of PSUs will be earned if the Company’s mathematical average annual Adjusted EBITDA for the performance period of January 1, 2025 to December 31, 2027 as a percentage of the Company’s mathematical average annual revenue for the performance period is 15%. If the Company’s mathematical average annual Adjusted EBITDA for the performance period as a percentage of the Company’s mathematical average annual revenue for the performance period is equal to or greater than 18%, then 150% of the target number of PSUs will be earned. If the Company’s mathematical average annual Adjusted EBITDA for the performance period as a percentage of the Company’s mathematical average annual revenue for the performance period is less than 18% but greater than 15%, then the number of PSUs earned will be increased proportionally on a straight line basis from the target number of PSUs to 150% of the target number of PSUs. If the Company’s mathematical average annual Adjusted EBITDA for the performance period as a percentage of the Company’s mathematical average annual revenue for the performance period is less than 15% but greater than 10%, then the number of PSUs earned will be decreased proportionally from the target number of PSUs to 50% of the target number of PSUs. If the Company’s mathematical average annual Adjusted EBITDA for the performance period as a percentage of the Company’s mathematical average annual revenue for the performance period is less than 10%, then 50% of the target number of PSUs will be earned.

(3)
Represents the number of shares of Common Stock underlying options awarded to the Named Executive Officers on the grant date. The options vest at the rate of 33-1/3% per year commencing on December 4, 2026 and expire 10 years after the date of grant.

(4)
Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

(5)	Represents time-based RSUs which cliff-vest on February 27, 2028.
46

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information with respect to the Named Executive Officers listed in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2025:

OPTIONS(1)				RESTRICTED STOCK UNITS
No. of Securities Underlying Unexpected Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	No. of Shares/ Units of Stock That Have Not Vested	Market Value of Shares/ Units That Have Not Vested	Equity Incentive Plan Awards: No. of Unearned Shares/Units/Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Peter J. Gundermann, President & CEO
14,460	—	$31.76	12/14/2026			13,550(3)	$734,952
2,169	—	$31.76	12/14/2026			26,450(4)	$1,434,648
26,300	—	$35.61	12/12/2027			25,250(5)	$1,369,560
3,945	—	$35.61	12/12/2027
34,790	—	$31.57	12/13/2028
61,200	—	$30.04	12/9/2029
79,120	19,780	$14.45	1/22/2031
115,800	—	$11.13	12/9/2031
125,000	—	$9.74	12/16/2032
55,933	27,967	$15.15	12/7/2033
25,267	50,533	$16.55	12/5/2034
—	29,750	$51.72	12/4/2035
Nancy L. Hedges, VP, CFO & Treasurer
						5,050(6)	$273,915
						5,024(4)	$272,502
						17,700(5)	$960,048
David C. Burney, Former Executive VP, CFO & Treasurer
4,370	—	$31.76	12/14/2026			8,800(3)	$477,312
656	—	$31.76	12/14/2026			23,800(4)	$1,290,912
6,350	—	$35.61	12/12/2027
953	—	$35.61	12/12/2027
8,410	—	$31.57	12/13/2028
13,600	—	$30.04	12/9/2029
12,150	—	$14.45	1/22/2031
24,500	—	$11.13	12/9/2031
17,800	—	$9.74	12/16/2032
2,767	—	$15.15	12/7/2033

47

OPTIONS(1)				RESTRICTED STOCK UNITS
No. of Securities Underlying Unexpected Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	No. of Shares/ Units of Stock That Have Not Vested	Market Value of Shares/ Units That Have Not Vested	Equity Incentive Plan Awards: No. of Unearned Shares/Units/Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Julie M. Davis, General Counsel
1,500	—	$31.76	12/14/2026			3,000(6)	$162,720
225	—	$31.76	12/14/2026			2,500(7)	$135,600
						4,500(8)	$244,080
James F. Mulato, President of Astronics Test Systems, Inc.
6,560	—	$31.76	12/14/2026			11,500(3)	$623,760
984	—	$31.76	12/14/2026			18,550(4)	$1,006,152
7,950	—	$35.61	12/12/2027			17,700(5)	$960,048
1,193	—	$35.61	12/12/2027
11,570	—	$31.57	12/13/2028
18,150	—	$30.04	12/9/2029
21,600	5,400	$14.45	1/22/2031
32,700	—	$11.13	12/9/2031
35,600	—	$9.74	12/16/2032
5,533	2,767	$15.15	12/7/2033
Mark F. Peabody, President of Aerospace Segment
4,820	—	$31.76	12/14/2026			10,850(3)	$588,504
723	—	$31.76	12/14/2026			15,900(4)	$862,416
7,010	—	$35.61	12/12/2027			15,150(5)	$821,736
1,052	—	$35.61	12/12/2027
9,280	—	$31.57	12/13/2028
13,600	—	$30.04	12/9/2029
16,200	4,050	$14.45	1/22/2031
24,500	—	$11.13	12/9/2031
26,700	—	$9.74	12/16/2032
5,533	2,767	$15.15	12/7/2033

(1)
The options expiring December 14, 2026, December 12, 2027, December 13, 2028, December 9, 2029 and January 22, 2031 vest in equal increments over five years and expire ten years from the date of grant. The options expiring December 9, 2031, December 16, 2032, December 7, 2033, December 5, 2034, and December 4, 2035 vest in equal increments over three years and expire ten years from the date of grant.

(2)	Based on closing price of Common Stock of $54.24 on December 31, 2025.
(3)
Reflects PSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2023 and ended December 31, 2025. These RSUs vested on February 23, 2026.

(4)
Reflects PSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2024 and ending December 31, 2026.

(5)
Reflects PSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2025 and ending December 31, 2027.

(6)	Reflects time-based RSUs, which cliff vest on February 23, 2026.
(7)	Reflects time-based RSUs, which cliff vest on February 22, 2027.
(8)	Reflects time-based RSUs, which cliff vest on February 27, 2028.
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OPTION EXERCISES AND STOCK VESTED
The following table sets forth information with respect to the Named Executive Officers listed in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2025:

	OPTION AWARDS		STOCK AWARDS
Name	No. of Shares Acquired on Exercise	Value Realized on Exercise	No. of Shares Acquired on Vesting	Value Realized on Vesting
Peter J. Gundermann President & CEO	18,118	$391,892	11,063	$275,579(1)
Nancy L. Hedges VP, CFO & Treasurer	3,600	$80,886	5,500	$137,005(2)
David C. Burney Former Exec. VP, CFO & Treasurer	5,422	$132,459	7,200	$179,352(1)
Julie M. Davis General Counsel	1,852	$45,244	3,000	$74,730(2)
James F. Mulato President of Astronics Test Systems, Inc.	5,687	$117,493	9,413	$234,478(1)
Mark A. Peabody President of Aerospace Segment	5,951	$130,148	8,850	$220,454(1)

(1)	Reflects shares of Common Stock issued in settlement of PSUs on February 24, 2025 at a price of $24.91 per share.
(2)	Reflects shares of Common Stock issued in settlement of RSUs on February 24, 2025 at a price of $24.91 per share.
49

PENSION BENEFITS

Name	Plan Name	No. of Years Credited Service	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Peter J. Gundermann President & CEO	Astronics Corporation Supplemental Retirement Plan (SERP)	38	$9,439,740	—
	SERP-Retiree Medical, Dental & Long-Term Care	38	$389,709	—
Nancy L. Hedges VP, CFO & Treasurer	—	—	—	—
David C. Burney Former Exec. VP, CFO & Treasurer	Astronics Corporation Supplemental Retirement Plan II (SERP II)	29	$4,446,887	$303,195
Julie M. Davis General Counsel	—	—	—	—
James F. Mulato President of Astronics Test Systems, Inc.	—	—	—	—
Mark A. Peabody President of Aerospace Segment	Astronics Corporation Supplemental Retirement Plan II (SERP II)	20	$5,930,610	—

The Company has two non-qualified supplemental retirement defined benefit plans for certain executives - the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”).
The SERP targets a retirement benefit based on 65% of the average of the highest consecutive three-year cash compensation, less a participant’s primary Social Security benefit at age 65 and the actuarially determined value of certain contributions made by Astronics to its tax-qualified defined contribution plan on behalf of the participant. The plan is unfunded and has no assets. Except as described below under “Other Potential Post- Employment Benefits”, SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2025, Peter J. Gundermann was the only non-retired participant in the SERP. As Mr. Gundermann had attained age 60 and his combined total of age and years of service was at least equal to 90, Mr. Gundermann is retirement eligible. Had Mr. Gundermann retired as of December 31, 2025, the decrement for early retirement would have been $85,594.
SERP II was adopted in March 2012. The SERP II targets a retirement benefit based on 50% of the average of the highest consecutive three-year cash compensation. SERP II is unfunded and has no assets. Except as described below under “Other Potential Post-Employment Benefits”, the SERP II benefits are generally payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2025, David C. Burney, Mark A. Peabody and James S. Kramer, President of Luminescent Systems, Inc., were the only participants in the SERP II. Mr. Kramer is not an NEO of the Company, which is why he is omitted from the tables included in this Proxy Statement.
As of December 31, 2025, Mr. Peabody had attained age 65 and as such he would have been retirement eligible.
As of December 31, 2025, Mr. Burney had attained age 60 but his combined total of age and years of service was not at least equal to 90. However, upon announcement of his retirement in October 2024, Mr. Burney and the Company entered
50

into an Executive Transition and Retirement Agreement. Pursuant to that agreement, the early retirement decrement provided for by SERP II was eliminated with respect to Mr. Burney and Mr. Burney was treated as though he were age 65 at the time of his retirement for purposes of determining the amount of his SERP II benefit. Mr. Burney retired on January 3, 2025.
The assumptions used to calculate the benefit obligation for the SERP and SERP II are: discount rate 5.37%, future average compensation increases of 3.50% per year. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.
The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: discount rate 5.37%, future average healthcare benefit increases to 5.30% for 2025 and then gradually decreasing to 3.94% in 2070. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service or until age 60 or later with a combined total of age and years of service equal to 90.
For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP and SERP II The amounts presented with respect to the SERP are subject to reduction for Social Security benefits and for-profit sharing benefits earned under the Company’s Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.
Estimated Unfunded Supplemental Retirement Plan (SERP) Table

	YEARS OF SERVICE
3 Yr Average Cash Compensation	10	15	20	25	30
$500,000	$250,000	$275,000	$300,000	$325,000	$325,000
$700,000	$350,000	$385,000	$420,000	$455,000	$455,000
$900,000	$450,000	$495,000	$540,000	$585,000	$585,000
$1,100,000	$550,000	$605,000	$660,000	$715,000	$715,000
$1,300,000	$650,000	$715,000	$780,000	$845,000	$845,000

Estimated Unfunded Supplemental Retirement Plan (SERP II) Table

	YEARS OF SERVICE
3 Yr Average Cash Compensation	10	15	20	25	30
$300,000	$105,000	$120,000	$135,000	$150,000	$150,000
$400,000	$140,000	$160,000	$180,000	$200,000	$200,000
$450,000	$157,500	$180,000	$202,500	$225,000	$225,000
$500,000	$175,000	$200,000	$225,000	$250,000	$250,000
$600,000	$210,000	$240,000	$270,000	$300,000	$300,000
$700,000	$245,000	$280,000	$315,000	$350,000	$350,000
$800,000	$280,000	$320,000	$360,000	$400,000	$400,000

51

NON-QUALIFIED DEFERRED COMPENSATION
The Company does not have any non-qualified defined contribution or other plans that provide for the deferral of compensation.
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
The Company is party to an Employment Termination Benefits Agreement with each of Messrs. Gundermann and Peabody. The Employment Termination Benefits Agreement that had been in place with Mr. Burney expired upon his retirement on January 3, 2025. In addition, as described in the “Pension Benefits” section beginning on page 50 above, Mr. Gundermann is a participant in the SERP while Messrs. Burney and Peabody are each participants in SERP II. Ms. Davis, Ms. Hedges and Mr. Mulato are not party to an Employment Termination Benefits Agreement and are not participants in the SERP or SERP II.
Employment Termination Benefits Agreements
In the event Mr. Gundermann’s employment terminates within two years following a “Change of Control”, he would be entitled to (i) salary continuation for two years in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for two years of health, life and disability insurance coverage, continued use for two years of automobile or reimbursement of automobile expenses, continued club membership dues for two years, and vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that Mr. Gundermann may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreement with Mr. Gundermann does not entitle him to any additional benefits upon a termination of employment in any other circumstances.
For purposes of the Employment Termination Benefits Agreements, a “Change of Control” generally means the transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock and Class B Stock of the Company possessing 25% or more of the total combined voting power of all the Company’s Common Stock and Class B Stock.
In the event Mr. Peabody’s employment terminates within two years following a Change of Control, he would be entitled to (i) salary continuation for one year in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for one year of health, life and disability insurance coverage, (iii) continued use for one year of automobile or reimbursement of automobile expenses, continued club membership dues for one year, and vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that Mr. Peabody may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreements do not entitle the executives to any additional benefits upon a termination of employment in any other circumstances. The Company has not entered into an Employment Termination Benefits Agreement with Ms. Davis, Ms. Hedges or Mr. Mulato.
In the case of an executive’s termination within two years following a Change of Control, each of the Employment Termination Benefits Agreements condition benefits on an executive refraining from competing with the Company during the period benefits are payable to the executive. If an executive violates the noncompetition covenant, benefits are suspended during the period the executive is in violation of the noncompetition covenant. In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments and the amount thereof, has been determined by the Company on a case-by-case basis.
52

SERP & SERP II
Mr. Gundermann is a participant in the SERP. Under the terms of the SERP, eligible participants with at least 10 years of continuous service with the Company become 100% vested in and eligible for benefits in the event of an Involuntary Termination (as described below) or a termination upon a Change of Control (as described below). In the event of a Change of Control, a participant who has at least 10 years of continuous service with the Company will become 100% vested in and eligible for benefits under the SERP. A participant who terminates employment on account of death or Disability (as defined in the Company’s tax-qualified defined contribution plan) will also become 100% vested in and eligible for benefits under the SERP. Upon a separation of service due to Involuntary Termination, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit based upon his or her highest consecutive three-year average cash compensation paid prior to termination of employment. Upon a separation from service due to a termination upon a Change of Control, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit determined based on the participant’s years of service as of the termination date and using the greater of (A) the highest consecutive three-year average cash compensation paid prior to the Change of Control, or (B) the highest consecutive three-year average cash compensation paid prior to termination of employment. In all cases, the supplemental benefit is subject to adjustment if the payment of the supplemental benefit commences prior to the participant attaining age 65.
During the period a participant or his spouse is receiving SERP benefits, the participant and his spouse are entitled to continuing medical, dental and long-term care coverage under the corresponding plan made available to the Company’s current officers (or an equivalent arrangement).
Under the terms of the SERP, benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when SERP benefits are paid as a monthly life annuity or, if a participant is married, as a joint and 100% survivor annuity. Mr. Gundermann was age 63 on December 31, 2025. Accordingly, if Mr. Gundermann’s employment had terminated on December 31, 2025, any vested SERP benefits would have commenced on such date. If Mr. Gundermann’s employment were to terminate on account of his death, his surviving spouse, if any, would be entitled to a monthly survivor annuity for the remainder of the spouse’s lifetime in the same monthly amount that would have been paid to Mr. Gundermann. The actuarially estimated present value of continued medical, dental, and long-term care coverage is $389,709.
Messrs. Burney and Peabody are participants in SERP II. SERP II benefits generally are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. However, if a participant’s employment terminates on account of his or her death or Disability (as defined in the Company’s qualified 401(k) retirement plan), the participant becomes 100% vested in his or her SERP II benefit. In the event of a 409A Change in Control Event, a participant with at least ten years of continuous service becomes 100% vested in his or her SERP II benefit. Furthermore, in the event of a participant’s Involuntary Termination or a Termination on a Change of Control, a participant with at least 10 years of continuous service will become 100% vested in his or her SERP II benefit.
In general, SERP II benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when a participant’s SERP II benefit is paid to him or his surviving spouse as a monthly life annuity. However, SERP II provides that upon the occurrence of a 409A Change in Control Event (as described below) a participant with at least 10 years of consecutive service with the Company will be entitled to a lump sum payment of the present value of his or her supplemental benefit determined as of the date of the 409A Change in Control Event. For a participant who has not yet commenced payment of his or her supplemental benefit, the supplemental benefit will be determined based on the participant’s years of service as of the 409A Change in Control Event and using the average of the highest consecutive three-year cash compensation paid prior to the 409A Change in Control Event, instead of the average for the pay paid prior to retirement. A participant who has already commenced receiving payment of the supplemental benefit at the time of the 409A Change in Control Event will be entitled to a lump sum payment of the present value of the remaining supplemental benefit determined as of the 409A Change in Control Event.
53

Except in the case of a Termination on a Change of Control, both SERP and SERP II benefits are contingent on a participant not competing with the Company for the longer of three years after retirement or attainment of age 65. If a participant violates the noncompetition covenant, benefits are suspended during the period the participant is in violation of noncompetition covenant.
For purposes of the SERP and SERP II, (i) a “Change of Control” means the transfer, in one or more transactions extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total voting power of all shares of Common Stock, where a transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock and (ii) an “Involuntary Termination” means a termination of a participant’s employment relationship with the Company, other than for death, disability, retirement, or cause, (A) by or at the instigation of the Company, or (B) by or at the instigation of the participant where the participant’s compensation has been diminished or reduced to a greater extent than any diminution or reduction of the Company’s officers generally.
For purposes of SERP II, a “409A Change in Control Event” means the occurrence of one of the following events constituting a “change in control event” within the meaning of Code Section 409A:
i.
Any one person, or more than one person acting as a group (“Group”), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than 80% of the total fair market value or total voting power of the Company’s stock. If any one person or Group is considered to own more than 80% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or Group does not cause a change in ownership; or

ii.
A majority of the members of the Company’s Board of Directors is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election.

54

The following table shows potential payments to Messrs. Gundermann and Peabody under the Employment Termination Benefits Agreements, SERP and SERP II upon death, disability, involuntary termination, involuntary termination following a Change of Control, occurrence of a 409A Change in Control Event, and termination following a 409A Change in Control Event. The amounts shown assume that the termination was effective December 31, 2025, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of a participant’s termination.

Type of Payment	Death	Disability	Involuntary Termination	Termination on Change of Control	409A Change in Control Event	Termination on 409A Change in Control Event
Peter J. Gundermann
Salary Continuation(1)	—	—	—	$1,317,140	—	$1,317,140
Insurance Coverage(2)	—	—	—	$62,000	—	$62,000
Club Membership(3)	—	—	—	18,756	—	$18,756
Automobile	—	—	—	$39,600	—	$39,600
Vesting of Equity Awards(4)	—	—	—	$7,398,869	—	—
SERP Benefit(5)	$8,555,000	$10,705,000	$9,096,000	$9,420,000	—	—
Total	$8,555,000	$10,705,000	$9,096,000	$18,256,365	—	$1,437,496

Mark A. Peabody
Salary Continuation(1)	—	—	—	$554,917	—	$554,917
Insurance Coverage(2)	—	—	—	$29,000	—	$29,000
Club Membership(3)	—	—	—	—	—	—
Automobile	—	—	—	—	—	—
Vesting of Equity Awards(4)	—	—	—	$2,541,955	—	—
SERP II Benefit(5)	$5,913,000	$6,302,000	$6,315,000	$6,315,000	$6,110,000	$6,110,000
Total	$5,913,000	$6,302,000	$6,315,000	$9,440,872	$6,110,000	$6,693,917

(1)	Salary continuation under a termination on a change of control would be two years for Mr. Gundermann and one year for Mr. Peabody.
(2)	For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal year 2025 are reflected.
(3)	For purposes of determining other perquisites, the amount paid in 2025 for club dues and auto expenses are reflected.
(4)	This is the value of outstanding, unvested stock options at December 31, 2025. The value was determined using December 31, 2025 Common Stock market price.
(5)
Pursuant to the terms of SERP and SERP II, participants become vested in and eligible for benefits in the event of a participant’s death or termination of employment due to Disability, and those participants with at least 10 years of service will become vested in and eligible for benefits in the event of an involuntary termination without cause and a termination on Change of Control. Participants in SERP II become vested in and eligible for benefits in the event of a 409A Change in Control Event. The SERP does not provide for vesting upon a 409A Change in Control Event. All amounts represent the actuarially estimated present value of future benefits, SERP II benefits upon a 409A Change in Control Event are payable in a lump sum. All other SERP and SERP II benefits are payable in equal monthly installments over the life of the executive or the life of the surviving spouse.

The following table summarizes the value of the benefits received by Mr. Burney upon his retirement from the Company on January 3, 2025. In accordance with the terms of his Transition and Retirement Agreement, Mr. Burney received (i) incremental benefits resulting from the elimination of the early retirement decrement under the provisions of the SERP II, and (ii) accelerated vesting of certain outstanding time-based awards held by him. The values of the equity awards set forth in the table below are based upon our closing stock price of $19.35 on October 10, 2024, the day prior to the effective date of the Transition and Retirement Agreement.

	SERP II incremental benefits ($)	Acceleration of Stock- Based Awards ($)	Total ($)
David Burney	$624,032	$567,306	$1,191,338

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Equity Compensation Plan Information
The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Right (b)(1)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	2,052,871(2)	$19.13	689,542(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,052,871	$19.13	689,542

(1)
The weighted average exercise price is calculated based solely on the exercise price of outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of PSUs or RSUs, which have no exercise price.

(2)
This number includes 305,374 shares subject to outstanding PSU awards and 358,085 shares subject to outstanding RSU awards, with the number of outstanding PSUs calculated at 100% of the target number of shares subject to each award.

(3)	This figure does not include the additional 2,250,000 shares that are included as part of the 2026 LTIP, for which shareholder approval is sought pursuant to Proposal 4 of this Proxy Statement.
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PROPOSAL 4: APPROVAL OF THE ASTRONICS CORPORATION 2026 LONG TERM INCENTIVE PLAN

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ASTRONICS CORPORATION 2026 LONG TERM INCENTIVE PLAN.

Summary
The Board, following the recommendation of the Compensation Committee, adopted and approved the Astronics Corporation 2026 Long Term Incentive Plan (the “2026 LTIP” or the “Plan”) on February 20, 2026, subject to approval by our shareholders.
The 2026 LTIP, in the view of both the Board and the Compensation Committee, is integral to the Company’s overall compensation strategy. Both the Board and the Compensation Committee believe the grant of equity-based awards provides important medium-term and long-term incentives to our non-employee directors, officers and employees to achieve the Company’s strategic business plans. The Board and the Compensation Committee also believe that the grant of equity-based awards, consistent with those available to other leading companies that compete in the aerospace and defense markets, is necessary for the Company to recruit, motivate, and retain high-quality directors, executives, employees and non-employee consultants who are natural persons that are essential to the Company’s success.
In connection with the design and adoption of the Plan, the Board and Compensation Committee carefully considered our anticipated future equity needs and our historical equity compensation practices. Subject to certain equitable and other share counting adjustment provisions as set forth in the 2026 LTIP and as further described herein (the “adjustment provisions”), the total number of shares of Common Stock and Class B Stock with respect to which awards may be granted under the Plan is 2,250,000 shares. This includes 600,128 shares currently available for issuance under the 2017 LTIP, plus an additional 1,649,872 shares.
If the 2026 LTIP is approved by our shareholders, the 2026 LTIP will replace the 2017 LTIP, and we will no longer be permitted to grant any new awards under the 2017 LTIP as of the date of the Annual Meeting (the “Effective Date”), except that outstanding awards under the 2017 LTIP may be proportionately adjusted to reflect a stock dividend or distribution or other change in capitalization in accordance with the terms of the 2017 LTIP. If the 2026 LTIP is not approved by our shareholders, the 2017 LTIP will remain in effect in its current form, and we will continue to be able to grant equity incentive awards under the 2017 LTIP until its expiration in May 2027. Following the expiration of the 2017 LTIP, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to the Company’s success.
Based on the Company’s historical grant rate and consideration of the Company’s proposed equity compensation strategy, the Board and Compensation Committee expect that the number of shares available for grant as awards under the 2026 LTIP will provide sufficient available capacity to permit the Company to continue to grant equity awards for the next ten (10) years. However, we cannot predict our future equity award grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and, as a result, the number of shares available for grant as awards under the 2026 LTIP could last for a shorter period of time.
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Plan Highlights
A summary of the principal features of the 2026 LTIP is provided below, but is qualified in its entirety by reference to the full text of the 2026 LTIP, which is attached as Exhibit A to this Proxy Statement.

Plan Term	The 2026 LTIP will be effective May 28, 2026 (assuming shareholder approval at the Annual Meeting) and no new awards may be granted after May 28, 2036, or earlier if terminated by the Board.
Persons Eligible for Grants
Officers, employees, non-employee directors and non-employee consultants who are natural persons of the Company or any of its subsidiaries, as the Committee (as defined below) designates from time to time (“Participants”).

Shares Authorized	Subject to the adjustment provisions under the 2026 LTIP, 2,250,000 shares.
Types of Awards Available	Non-Qualified Stock Options (“NQSOs”) Incentive Stock Options (“ISOs”) Stock Appreciation Rights (“SARs”) Restricted Stock Restricted Stock Units (“RSUs”) Stock Bonuses Other Stock-Based Awards

The 2026 LTIP Plan contemplates the use of a mix of equity award types, and the Compensation Committee (the “Committee”) will determine the optimal mix from year to year with increasing emphasis on performance-based vesting for NEOs. Awards issued under the Plan will be settled in shares of Common Stock or Class B Stock, except that awards may be proportionately adjusted to reflect a stock dividend or distribution or other change in capitalization in accordance with the terms of the 2026 LTIP, which may involve the issuance of shares of Class B Stock in settlement of an award.
Considerations for the Approval of the Plan
Corporate Governance Best Practices
The Plan incorporates certain corporate governance best practices to further align our equity compensation program with the interests of our shareholders. The following is a list of some of these best practices, which are intended to protect the interests of our shareholders:

Restricted Dividends and Dividend Equivalents on Awards.
Dividends and dividend equivalents on restricted stock, RSUs and other stock-based awards (in all cases, whether time- or performance-based) are subject to the same vesting conditions and risks of forfeiture as the underlying award, and are paid only if and when the underlying award vests. The Plan also prohibits the payment of dividend equivalents on shares subject to outstanding options, SARs and stock bonuses.

No “Evergreen” Provision.
The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be increased automatically without shareholder approval.

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No “Reload” Stock Options or SARs.
The Plan does not permit the use of reload stock options or SARs, which provide that the exercise of a stock option or a SAR can automatically trigger the grant of a new stock option or SAR.

Transfer Restrictions. The Plan contains robust transfer restrictions; neither stock options nor SARs may be transferred for consideration.
Clawbacks of Awards. Awards granted under the Plan are subject to recovery under the Astronics Corporation Policy for the Recovery of Erroneously Awarded Compensation.

Limit on Non-Employee Director Awards.
In any fiscal year, a non-employee director of the Company may not be granted awards having a grant date value, together with any cash fees earned for services rendered for such year as a non-employee director, that would be in excess of $800,000 in total value.

No “Liberal” Change in Control Definition and no Automatic Single Trigger.
The change in control definition under the Plan is only triggered in those instances where an actual change in control occurs (see definition in the Plan), and awards are not automatically accelerated upon a change in control.

No Tax Gross-Ups.
No Participant is entitled under the Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the Plan.

Modest Share Usage
In determining the number of shares available to be awarded under the Plan, the Board and the Compensation Committee carefully considered the expected shareholder value transfer and potential dilution that would result by adopting the Plan as measured by the Company’s “burn rate,” “overhang” and projected future share usage needs for the Company to be able to make competitive grants to Participants. The Board and the Compensation Committee believe that the 2,250,000 shares available to be granted under the Plan represents a prudent balance, enabling the Company to grant competitive levels of equity-based compensation awards while at the same time meeting the interests of the Company’s shareholders.
Historical Grant Practice and Burn Rate
The annual share usage under the 2017 LTIP during our three previous fiscal years has been as follows:

Fiscal Year	Stock Options Granted	Full-Value Awards Granted(1)	Weighted Average Shares Outstanding	Annualized Burn Rate(2)
2025	29,750	259,375	35,273,254	0.68%
2024	75,800	369,750	35,036,550	0.93%
2023	125,400	437,063	33,104,774	1.60%

(1)	Includes PSUs and RSUs for 2025, 2024 and 2023, and stock bonuses for 2023 and 2024.
(2)
The Company’s average burn rate for the preceding three fiscal years was 1.07%. The annualized burn rate is calculated as of the last day of each fiscal year by dividing the number of shares subject to awards granted in such fiscal year by the weighted average shares outstanding for that fiscal year.

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Overhang
The following table sets forth certain information as of December 31, 2025, unless otherwise noted, with respect to awards that remain outstanding under the 2005 Director Stock Option Plan, the 2011 Stock Option Plan and the 2017 LTIP, and shares remaining available for grant under the 2017 LTIP, which currently is the Company’s only long-term incentive compensation plan pursuant to which we can grant equity-based awards.

Stock Options Outstanding	1,299,704
Weighted-Average Exercise Price of Outstanding Stock Options	19.13
Weighted-Average Remaining Term of Outstanding Stock Options	5.5 Years
Total Stock-Settled Full-Value Awards Oustanding(1)	663,459
Proposed Share Reserve Under the New 2026 LTIP(2)	2,250,000
Common Stock Outstanding as of December 31, 2025	31,713,079
Class B Stock Outstanding as of December 31, 2025	3,965,832
Total Shares Outstanding as of December 31, 2025	35,678,911
Common Stock Outstanding as of the Record Date (April 8, 2026)	32,064,056
Class B Stock Outstanding as of the Record Date (April 8, 2026)	3,810,280
Total Shares Outstanding as of the Record Date (April 8, 2026)	35,874,336

(1)	The full-value awards outstanding includes unvested outstanding PSUs and RSUs for 2025, 2024 and 2023. The amount reported for PSUs represents the target PSUs granted.
(2)
As of December 31, 2025, there were 689,542 shares available for future grant under the 2017 LTIP. As of the Record Date, there were 600,128 shares available for future grant under the 2017 LTIP. We derived the share pool for the 2026 LTIP as the sum of the 600,128 remaining shares under the 2017 LTIP, plus 1,649,872 new shares. As stated above, upon shareholder approval of the 2026 LTIP, no further awards will be made under the 2017 LTIP.

The Board is committed to seeking to limit shareholder dilution from our equity compensation program. As of December 31, 2025, the Company had a fully diluted overhang of approximately 6.92% based on the number of shares of Common Stock and Class B Stock outstanding as of December 31, 2025. If the Plan is approved, the 2,250,000 shares available for issuance under the Plan would increase the overhang to approximately 10.56% based on the number of shares of Common Stock and Class B Stock outstanding as of December 31, 2025. The Company calculates the fully diluted overhang as the total of (i) shares underlying outstanding equity awards plus shares available for issuance under future equity awards, divided by (ii) the total number of shares outstanding, shares underlying outstanding equity awards (to the extent not already included within the total number of shares outstanding) and shares available for issuance under future equity awards. The closing sale price of shares of Common Stock, as reported by Nasdaq on April 8, 2026 was $72.85 per share.
Attract and Retain Talent
We grant equity incentive awards to a broad spectrum of our employees, not only executives and NEOs. Approving the Plan will enable us to continue to recruit, retain and motivate top talent at many levels within the Company necessary to our continued success.
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2026 LTIP OVERVIEW
In the description below, those eligible for awards under the Plan are referred to as “Participants.” Participants include all officers, employees, non-employee directors and non-employee consultants who are natural persons of the Company or any of its subsidiaries to whom an award is granted under the Plan. This section provides key details of the Plan, but is qualified in its entirety by reference to the full text of the Plan which is attached as Exhibit A to this Proxy Statement.
Shares Available for Issuance
If the Plan is approved by the shareholders at the Annual Meeting, subject to the adjustment provisions in the Plan, the maximum number of shares of Common Stock and Class B Stock (collectively, “Company Stock” for purposes of this Proposal 4) reserved for future grants under the 2026 LTIP will be 2,250,000.
No awards will be made with respect to Class B Stock unless (i) permitted under the Company’s Restated Certificate of Incorporation or (ii) shareholder approval is obtained where required. However, to the extent a dividend or distribution payable in the form of Class B Stock is declared with respect to Common Stock, Options or SARs awards made in the form of Common Stock may be adjusted as described under the heading below titled “Adjustments” to allow for awards to be partially settled in the form of Class B Stock, and dividends, dividend equivalents or distributions may be paid in the form of Class B Stock with respect to Common Stock awards of Restricted Stock, RSUs and Other Stock-Based Awards.
Share Use and Counting Rules
To the extent that an award under the Plan terminates, expires, is cancelled, forfeited, or lapses for any reason, or is settled by payment of cash, any shares of Company Stock subject to the award shall again be available for the grant of an award under the Plan on a one-for-one basis. Shares of Company Stock that are used to pay the exercise price of an Option and shares tendered or withheld to satisfy tax withholding obligations with respect to an award will not be available for further grants of awards under the Plan. To the extent permitted by applicable law or any stock exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of the Company’s subsidiaries will not be counted against (nor will be added to) shares of Company Stock available for grant under the Plan. Dividend equivalents payable in cash will not be counted against the shares of Company Stock available for issuance under the Plan.
All shares of Company Stock covered by a SAR, to the extent it is exercised and settled in shares of Company Stock, will be considered issued or transferred under the Plan, without regard to the number of shares of Company Stock issued upon exercise of such SARs.
Administration and Eligibility
The Plan will be administered by the Compensation Committee or such other committee as the Board may appoint from time to time, provided that at all times the Committee will consist of two or more directors, each of whom will be “non-employee directors” within the meaning of Rule 16b-3 under Exchange Act. The Committee will approve the aggregate awards and the individual awards for the most senior elected officers and non-employee directors, subject to ratification of the Board. The Committee may delegate some of its authority under the Plan in accordance with the terms of the Plan.
Participants under the Plan are those officers, employees (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee directors and non-employee consultants who are natural persons of the Company and its subsidiaries as the Committee designates from time to time. As of December 31, 2025, the Company and its subsidiaries had seven officers, approximately 2,700 employees, nine non-employee directors and no non-employee consultants who are natural persons eligible to receive awards under the Plan.
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Limits on Non-Employee Director Awards
The maximum aggregate grant date value of shares of Company Stock subject to awards granted to any Astronics non-employee director during any fiscal year for services rendered as a non-employee director, taken together with any cash fees earned by such non-employee director for services rendered as a non-employee director during the fiscal year, shall not exceed $800,000 in total value. The value of such awards shall be calculated based on the grant date fair value of such awards for financial reporting purposes.
Awards
Stock Options
The Committee is authorized to grant Options to Participants, which may be either ISOs or NQSOs. All shares of Company Stock reserved for future grants under the Plan may be issued upon the exercise of ISOs. The exercise price of any Option must be at least equal to the fair market value of the shares on the date of the grant, except that the exercise price per share of an Option may be less than the fair market value of a share of the class of Company Stock subject to the Option as of the date the Option is granted where an Option is being granted in substitution or replacement for a prior option in connection with a merger, consolidation acquisition of property or stock, or reorganization and the substitution or replacement complies with Code Sections 409A and 424, as applicable. Except in connection with certain anti-dilution adjustments as described in the Plan, the Plan prohibits repricing of Options without shareholder approval.
For purposes of the Plan, “fair market value” means, for any particular date, (i) for any period during which Company Stock is listed for trading on a national securities exchange, the closing price per share of Company Stock on the principal securities exchange on which the relevant class of Company Stock is traded on the last trading day immediately preceding the relevant date, or (ii) for any period in which the Company Stock is not listed on a national securities exchange, the market price per share of Company Stock as determined in good faith by the Board. In either case, the fair market value will be determined in accordance with the valuation requirements of the regulations to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
At the time of the grant, the Committee in its sole discretion will determine when Options are exercisable and when they expire, provided the term of an Option does not exceed 10 years.
Payment for shares purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made: (i) in cash, by personal check, certified or bank check or electronic funds transfer, (ii) subject to the approval of the Committee, (A) by the Participant tendering (either actually or by attestation) owned and unencumbered shares of Company Stock valued at their fair market value on the date of effective date of the exercise; (B) by means of a “cashless” exercise program established with a broker; (C) by withholding shares of Company Stock otherwise issuable to the Participant in connection with the exercise of such Option; (D) any combination of the foregoing methods; or (E) in any other form of legal consideration that may be acceptable to the Committee from time to time.
Dividend Equivalents will not be granted or paid in connection with an Option.
SARs
The Committee has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR (provided it does not exceed ten (10) years), the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive upon exercise of the right, in whole or in part, without payment to us, an amount payable in shares (or cash, or a combination thereof) that is equal to: (i) the fair market value of Company Stock on the date of exercise, minus (ii) the exercise price, multiplied by the number of shares for which the right is exercised. SARs will be settled in Company Stock (and/or cash) plus cash for fractional share amounts. The exercise price of any SAR must be at least equal to the fair market value of the shares on the date of the grant, except that the exercise price per share of a SAR may be less than the fair market value of a share of the class of Company Stock subject to the SAR as of the date the SAR is granted where a SAR is being granted in substitution or replacement for a prior SAR in connection with a merger, consolidation, acquisition of property or stock, or
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reorganization and the substitution or replacement complies with Section 409A of the Code. Except for an adjustment for a change in the Company’s capitalization, the Plan prohibits repricing of SARs without shareholder approval. Dividend equivalents will not be granted or paid in connection with SARs.
Restricted Stock and Restricted Stock Units
Restricted stock consists of shares that the Company transfers or sells to a Participant that are subject to a substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. RSUs are the right to receive shares of Company Stock (or their cash equivalent value, or a combination thereof) at a future date after vesting upon the satisfaction of certain conditions and restrictions. The Committee determines the eligible Participants to whom, and the times at which, grants of Restricted Stock or RSU awards will be made, the number of shares or units to be granted, the price to be paid, if any, the times within which the shares covered by the grants will be subject to forfeiture, the times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but not be limited to, the attainment of performance goals (as described below), continuous service with us for a period of time, or other restrictions or conditions.
Dividends payable on shares of restricted stock will be subject to vesting and forfeiture to the same extent as the share of restricted stock to which the dividend relates. Any dividends payable on a share of restricted stock will be withheld by the Company until and unless the share becomes vested and the risk of forfeiture lapses, at which time any withheld dividends will be paid to the applicable Participant. At the discretion of the Committee, dividend equivalents may be granted with respect to RSUs, during the period between the date the award is granted and the date the award settles or vests, subject to such limitations as may be determined by the Committee. Any dividend equivalents will be subject to vesting or forfeiture to the same extent as the RSUs to which the dividend equivalents relate and will not be paid unless the related RSUs vest.
Stock Bonuses
A Participant who is granted a stock bonus has the right to receive shares in accordance with the terms of such grant. If the Committee grants a stock bonus, the shares comprising the stock bonus will be issued in the name of the Participant to whom the grant was made and delivered to the Participant as soon as practicable after the date on which the stock bonus is payable. Dividend equivalents will not be granted or paid in connection with stock bonuses.
Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards to Participants. An Other Stock-Based Award includes any equity-based or equity-related award not otherwise described by the terms of the Plan. An Other Stock-Based Award may be denominated in cash or shares of Company Stock, as determined by the Committee and set forth in the applicable award agreement. Regardless of whether an Other Stock-Based Award is denominated in cash or shares of Company Stock, the Other Stock-Based Award may be settled in cash, shares of Company Stock or a combination of cash and shares of Company Stock, as set forth in the applicable award agreement.
Any Participant to whom the Committee grants an Other Stock-Based Award that is denominated in shares of Company Stock may be granted dividend equivalents based on the dividends paid on the shares of Company Stock that are subject to the Other Stock-Based Award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the Other Stock-Based Award settles or vests, as determined by the Committee. Any dividend equivalents will be subject to vesting or forfeiture to the same extent as the underlying Other Stock-Based Award and will not be paid unless the related Other Stock-Based Award vests.
Performance Criteria
Awards under the Plan may be made subject to the attainment of performance goals relating to one or more performance criteria, which may include, without limitation, the following: net earnings (either before or after interest, taxes, depreciation or amortization), economic value-added (as determined by the Committee), total shareholder return, sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets
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or net assets, return on capital, debt reduction, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, quality, delivery, safety, strategic goals and objectives, including objectives related to qualitative or quantitative environmental, social and governance metrics, working capital, earnings or diluted earnings per share, price per share of Company Stock, market share or any other performance criteria selected by the Committee, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
Performance Goals
The Committee may establish in writing goals for a performance period based upon the performance criteria (“Performance Goals”). Depending on the performance criteria used to establish the Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a subsidiary, operating company, division, business unit, segment or new venture of the Company or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for a performance period in order to prevent the dilution or enlargement of the rights of Participants and may provide for the exclusion (in whole or in part) of the impact of an event or occurrence which the Committee determines should appropriately be excluded, in any such case including: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. In establishing Performance Goals or in assessing the level of performance, the Committee may exclude (in whole or in part) the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, other unusual or nonrecurring items, asset impairment and the effect of foreign currency fluctuations, or other events or occurrences which the Committee determines should appropriately be excluded. The Committee may, in its discretion, classify Participants into as many groups as it determines, and, as to any Participant, relate the Participant’s Performance Goals partially or entirely to the measured performance, either absolutely or relatively, of an identified subsidiary, operating company, division, business unit, segment or new venture of the Company.
Vesting of Awards
On the grant of Options, SARs, restricted stock, RSUs and other stock-based awards, the Committee may impose such restrictions or conditions to (i) the vesting of the shares of restricted stock, RSUs and other stock-based awards and (ii) the vesting and exercisability of Options and SARs as it, in its absolute discretion, deems appropriate.
Termination of Service and Change in Control
Under the terms of the Plan, except as may be set forth in an award agreement for an award issued under the Plan or as the Committee may determine, upon a Participant’s termination of service or employment with the Company, any unvested portion of an award (including, with respect to RSUs, shares of restricted stock and other stock-based awards, dividend equivalents or dividends, as applicable) will be forfeited without any consideration to be paid to the Participant and, with respect to any outstanding Options, SARs, RSUs and other stock-based awards (whether or not vested), upon a Participant’s termination of service or employment for cause (as defined in the Plan), such outstanding Options, SARs, RSUs or other stock-based awards will be forfeited.
In connection with a Change in Control, the Committee is authorized to take one or more of the following actions: (i) to provide for either (a) termination of any award in exchange for an amount of cash or other property, if any, equal to the amount that would have been attained upon the exercise of the award or realization of the Participant’s rights, or (b) replacement of the award with other rights or property selected by the Committee in its sole discretion, (ii) to provide that an award be assumed by the successor or survivor corporation, or by a parent or subsidiary of the corporation, or be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or of a parent or subsidiary of the corporation, with appropriate adjustments as to the number and kind of shares and prices, (iii) to provide that an award may be exercisable or payable or fully vested with respect to all or a portion of the shares covered by the award, notwithstanding anything to the contrary in the Plan or the applicable award agreement, or (iv) to provide that an award cannot vest, be exercised or become payable after the transaction or event.
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For purposes of the Plan, a “Change in Control” means:
(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), other than an employee benefit plan of the Company, an underwriter temporarily holding securities pursuant to an offering of such securities, or any entity owned, directly or indirectly, by shareholders of Astronics in substantially the same proportions as their ownership in Astronics, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities in Astronics representing more than 50% of the total voting power of stock in Astronics;
(2) A change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by Astronics’ shareholders, was approved by a vote of at least a majority of the members of the Board immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(3) The consummation of a merger, amalgamation or consolidation of Astronics with any other corporation or other entity; provided that immediately following such transaction the voting securities of Astronics outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) more than 50% of the total voting power of Astronics’ stock (or, if Astronics is not the surviving entity of such merger or consolidation, more than 50% of the total voting power of the stock of such surviving entity or parent entity thereof);
(4) The sale or other disposition of all or substantially all of Astronics’ assets; or
(5) The consummation of a plan of dissolution or complete liquidation of Astronics.
Adjustments Under Plan for Changes in Capitalization
In the event of changes in the outstanding Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock distribution, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, awards granted under the Plan and any award agreements, the exercise price of Options and SARs, and the maximum number of shares of Company Stock that may be granted under the Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Company Stock or other consideration to the extent necessary to preserve the economic intent of the Plan and any outstanding awards.
Other Plan Provisions
Withholding
The Company has the right to require a participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements related to an award (or may deduct from payment for such purposes). With the approval of the Committee, a participant may satisfy the remittance requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax required to be withheld, to the extent such withholding would not result in liability classification of the related award (or any portion thereof) pursuant to FASB ASC Topic 718.
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Prohibition on Repricing
Except as pursuant to the equitable adjustment section of the Plan, the Committee will not without the approval of the Company’s shareholders: (i) amend the terms of an outstanding Option or SARs award to reduce the exercise price, (ii) cancel an outstanding Option or SARs award in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR (except in connection with a change in control), or (iii) cause the Company to repurchase any Options or SARs for value (in cash, substitutions, cash buyouts, or otherwise) from a participant if the current fair market value of the class of Company Stock underlying the Option or SAR is lower than the exercise price per share of the Option or SAR.
Restriction on Transfer
The Committee may impose, either in an award agreement or at the time shares of Company Stock are issued in settlement of an award, restrictions on the ability of the Participant to sell or transfer the shares of Company Stock. To effectuate any such restrictions, the Committee may cause any shares of Company Stock issued in settlement of an award to include a legend indicating such restrictions or to be subject to a stop-transfer order. The Plan also contains robust transfer restrictions on awards, including that Options and SARs may not be transferred for consideration.
Clawback
Any award that is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required under the applicable law, regulation or listing requirement. All awards granted under the Plan will be subject to the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as may be amended from time to time.
Term
Unless terminated by the Board at an earlier date pursuant to the terms of the Plan, the Plan is scheduled to terminate on May 28, 2036.
Amendment and Termination
Except as otherwise provided in the Plan, the Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect, subject to any requirement for shareholder approval required by applicable law, including the rules, regulations or listing standards of any stock exchange, automated quotation system or similar organization, or the New York Business Corporation Law. No amendment or termination action by the Board may, without the consent of the Participant, reduce the Participant’s rights under any outstanding award.
U.S. Federal Income Tax Consequences
The following discussion summarizes certain United States federal income tax consequences related to the granting and settlement of awards under the 2026 LTIP under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2026 LTIP, nor does it cover state, local, or non-U.S. taxes.
ISOs
An Optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, the exercise of an ISO may for some Optionees trigger liability for the alternative minimum tax. Upon the sale of ISO shares, the Optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares
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and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an Optionee dies.
If an Optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the Optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Optionee has held the ISO shares prior to disposition. In a year of a disqualifying disposition, the Company generally receives a federal income tax deduction in an amount equal to the ordinary income that the Optionee recognizes as a result of the disposition.
NQSOs
An Optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such an Option, the Optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company generally receives an income tax deduction in an amount equal to the ordinary income that the Optionee recognizes upon the exercise of the Option.
Restricted Stock
A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the amount, if any, paid for the shares. Any dividends paid to a Participant when the restricted stock vests would be treated as compensation for federal income tax purposes.
A Participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less the amount paid for the shares) on the date of the award.
The Company generally receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).
SARs / RSUs
In the case of an exercise of a SAR or an award of RSUs, the Participant will generally recognize ordinary income in an amount equal to the fair market value of any shares received or the amount of any cash received on the date of payment or delivery. In that taxable year, the Company will generally receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized. Any dividend equivalents paid to a Participant related to RSUs would be treated as compensation for federal income tax purposes.
Other Stock-Based Awards
The federal income taxation of any other stock-based awards will depend on the terms and conditions of those awards. However, it is generally anticipated that a Participant will realize ordinary income at the time any other stock-based awards are settled in an amount equal to the fair market value (at the time of settlement) of any shares delivered to, or the amount of cash received by, the Participant in settlement of the other stock-based award, and that the same amount would generally be deductible by the Company as a compensation expense at the same time.
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Stock Bonuses
A Participant who receives a stock bonus will recognize ordinary income at the time any shares are delivered to the Participant. The amount of taxable income realized by the Participant will be equal to the fair market value of the shares delivered to the Participant. The Company will generally be entitled to a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant for the taxable year in which the shares are delivered to the Participant.
Section 409A
Section 409A of the Code covers most programs that defer the receipt of compensation to a succeeding taxable year and provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee or service provider for failure to comply with Section 409A of the Code. However, it does not impact the Company’s ability to deduct deferred compensation. Section 409A does not generally apply to (i) Options that are not granted with an exercise price that is less than fair market value on the grant date, (ii) SARs that are not granted with an exercise price that is less than fair market value on the grant date and that do not pay a benefit greater than the difference between fair market value at exercise and fair market value at grant, and (iii) restricted stock, provided there is no deferral of income beyond the vesting date. Section 409A of the Code may apply to RSUs and other stock based awards.
Section 162(m)
Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid in a taxable year to a covered employee. For this purpose, a covered employee includes (i) the Company’s principal executive officer, principal financial officer, or any of the Company’s three other most highly compensated executive officers who are employed in such role at any time during the year, (ii) for taxable years beginning after December 31, 2026, the Company’s five highest compensated employees for the taxable year other than an individual described in (i), and (iii) any individual who was a covered employee under (i) for a taxable year beginning after December 31, 2016. Accordingly, Section 162(m) of the Code may restrict our ability to deduct amounts related to awards under the Plan (or other compensation amounts payable to a covered employee) to the extent those amounts are payable to a covered employee and exceed $1 million during any year.
Sections 280G / 4999
Under the so-called “golden parachute” provisions of the Code, the accelerated vesting or payment of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether Participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to a Participant may be subject to an additional 20% federal tax and may be nondeductible by the Company.
New Plan Benefits
The exact types and amounts of any awards to be made under the Plan to any eligible Participants are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the Participants in the Plan will be in the future or the type or amount of awards to be received by such Participants. Prior to the date of this Proxy Statement, we have not granted any awards under the Plan with respect to shares of Company Stock.
Equity Compensation Plan Information
For a summary as of December 31, 2025 of the number of outstanding equity awards granted, as well as the number of equity awards remaining available for future issuance, under the Company’s equity compensation plans, see Equity Compensation Plan Information at page 56.
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Registration with the SEC
If our shareholders approve the 2026 LTIP, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares of Company Stock available for issuance under the 2026 LTIP as described in this Proposal 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ASTRONICS CORPORATION 2026 LONG TERM INCENTIVE PLAN.

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PROPOSAL 5: APPROVAL OF ASTRONICS CORPORATION 2026 EMPLOYEE STOCK PURCHASE PLAN

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN.

On February 20, 2026, our Board of Directors approved the Astronics Corporation 2026 Employee Stock Purchase Plan (the “2026 ESPP”). The 2026 ESPP is being submitted to our shareholders for approval and a copy of the 2026 ESPP is attached at Exhibit B to this Proxy Statement. The 2026 ESPP would replace the existing Employee Stock Purchase Plan, as amended (“the Existing ESPP”) which was originally adopted by the Board of Directors and approved by our shareholders in 1984. The Existing ESPP will remain in effect through September 30, 2026, at which time shares of Common Stock sufficient to satisfy current subscriptions by employees will be issued. Thereafter, if the 2026 ESPP is approved, there will be no further subscriptions under the Existing ESPP. The 2026 ESPP, if approved by shareholders, will be used for any offerings commencing on or after October 1, 2026.
Since the Company believes that the 2026 ESPP will provide a valued benefit for its employee base, motivating high levels of performance, encouraging commitment to the success of the Company and assisting with the recruitment of new employees by providing an attractive means of purchasing and holding shares in the Company, the Board determined that it was in the best interests of the Company and its shareholders to adopt the 2026 ESPP to replace the Existing ESPP. In the subscription period for the Existing ESPP ending September 2026 which was offered to eligible employees in the United States and Canada, approximately 28% of Company’s eligible employees are participating (approximately 650 participants out of about 2,300 eligible employees) with subscriptions for approximately 89,000 shares of Common Stock.
Under the Existing ESPP, Company employees purchased 168,757 shares of Common Stock in 2025 for $2.82 million, 219,600 million shares of Common Stock for $2.98 million in 2024 and 436,541 million shares of Common for $3.11 million in 2023. Annual dilution from the shares purchased under the Existing ESPP was approximately 0.47% in 2025, 0.62% in 2024 and 1.26% in 2023. Annual dilution equals shares purchased divided by shares of Common Stock and Class B Stock outstanding at the end of the year.
The material features of the 2026 ESPP are summarized below. This summary, however, does not purport to be a complete description of the 2026 ESPP. The following summary is qualified in its entirety by reference to the complete text of the 2026 ESPP, as set forth in Exhibit B to this Proxy Statement.
General
The purpose of the 2026 ESPP is to provide eligible employees of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s Common Stock, $.01 par value per share.
Administration
The 2026 ESPP will be administered by the Compensation Committee of the Board or a subcommittee thereof, or such other committee appointed by the Board to administer the 2026 ESPP (or in the absence of such appointment, the Board itself) (the “Committee”). The Committee will have the power to construe and interpret the 2026 ESPP and the rights granted under it. The Committee will also have the power, subject to the provisions of the 2026 ESPP, to determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights, which need not be identical.
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Stock Subject to 2026 ESPP
The Company has reserved 500,000 shares of Common Stock for issuance under the 2026 ESPP. Shares of Common Stock issued by the Company under the 2026 ESPP may be from authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of the Company, or any of the Company’s affiliated benefit or welfare plans. The number of shares available under the 2026 ESPP will be subject to adjustment as described below in the paragraph entitled “Adjustment Provisions.” If rights granted under the 2026 ESPP expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights will again become available for issuance under the 2026 ESPP.
Offerings
The 2026 ESPP will be implemented by offerings of rights to eligible employees from time to time by the Committee. Offerings may, but need not, be consecutive and the Committee in its discretion at any time may prospectively discontinue or suspend future offerings. The Committee designates the length and start date for an offering from time to time. The Committee may change any or all terms of future offerings, including the length of the offering period (subject to a maximum offering period of two years from the offering commencement date). The provisions of separate offerings need not be identical, but each offering will conform to the 2026 ESPP. Subject to approval of the 2026 ESPP by the Company’s shareholders, the commencement date for the initial offering period will be October 1, 2026.
Eligibility
Any individual who is customarily employed by the Company or its participating subsidiaries at least 20 hours per week and more than five months per calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under applicable local law), will be eligible to participate in the 2026 ESPP. The eligibility terms and conditions for offerings outside of the United States need not be the same as offerings for U.S. based employees, and may be provided in a manner not intended to comply with Section 423 (a “Non-423 Component”).
Officers of the Company or other participating employers may participate in offerings under the 2026 ESPP, provided, however, that the Committee may provide in an offering that certain employees who are “highly compensated” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), are not eligible to participate in the offering.
No employee is eligible to participate in the 2026 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock or the stock of a related corporation, including any stock which such employee may purchase under all outstanding rights and options.
As of April 8, 2026, there are approximately 2,800 individuals employed by the Company and its subsidiaries worldwide, and approximately 2,100 of these employees are providing services in the United States.
Participation in 2026 ESPP
An eligible employee becomes a participant in the 2026 ESPP by delivering to the Company a participation agreement authorizing payroll deductions for the offering period. For each offering thereafter, the employee’s payroll deductions shall automatically continue in effect as originally elected, unless otherwise modified or terminated.
Purchase Price
The purchase price per share of Common Stock sold in an offering under the 2026 ESPP will be at a discount as established by the Committee. The maximum permitted discounted purchase price for employees in the United States is the lower of 85% of the fair market value of a share of Common Stock at the beginning or the end of the offering period.
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Under the 2026 ESPP, the fair market value of Common Stock on any relevant date will generally be the closing price per share on the last trading day immediately preceding that date, as officially quoted on the principal exchange on which it is traded. The closing sale price of shares of Common Stock, as reported by Nasdaq on April 8, 2026, was $72.85 per share.
Payment of Purchase Price; Payroll Deductions
Subject to compliance with applicable local law, the purchase price of the shares of Common Stock issued under the 2026 ESPP will be accumulated by payroll deductions over the period of the offering. A participant may elect to contribute up to $25,000 per calendar year and any other limitation required by applicable law to the 2026 ESPP during each offering period. Eligible earnings means with respect to any offering period, the participant’s regular base wages, salary and overtime pay, determined without reduction for contributions made under the 2026 ESPP or contributions to any Section 401(k) or cafeteria plan. The Committee in its discretion may establish on a uniform and nondiscriminatory basis a different definition of compensation under each offering. At any time during the offering, a participant may terminate his or her payroll deductions as the Committee provides in the offering. A participant may not otherwise adjust his or her participation percentage during any offering period. The Committee may at any time change the rules relating to the timing and frequency of withdrawals. All payroll deductions made for a participant are credited to his or her account under the 2026 ESPP and deposited with the Company’s general funds.
Purchase of Common Stock
By authorizing payroll deductions during an offering period, an employee is entitled to purchase shares of Common Stock under the 2026 ESPP. On the applicable purchase date, a participant’s accumulated payroll deductions and other additional payments, if any, will be used to purchase shares of Common Stock at the purchase price for the offering, up to the maximum number of shares permitted. No fractional shares will be issued and the amount, if any, remaining in a participant’s account after the purchase of shares on the purchase date (which is less than the amount required to purchase one share) will automatically be refunded to the participant as soon as practicable after the purchase date or, to the extent permissible under Section 423 of the Code, retained by the Company and applied to the purchase of shares of Common Stock in a subsequent offering period.
In connection with offerings made under the 2026 ESPP, the Committee may specify prior to the beginning of an offering period the maximum number of shares of Common Stock a participant may be granted the right to purchase. If the aggregate number of shares of Common Stock to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares Common Stock available, the Committee will make a pro rata allocation of available shares of Common Stock in a uniform and equitable manner. However, no employee may purchase more than $25,000 worth of such Common Stock, determined at the fair market value of the shares of Common Stock at the time such rights are granted, under the 2026 ESPP in any calendar year.
Withdrawal
A participant’s withdrawal from the 2026 ESPP will be governed by the rules and procedures established by the Committee from time to time in connection with each offering. A participant who withdraws during an offering period may not resume participation in the same offering from which he or she withdrew, but may participate in any subsequent offering, subject to and in accordance with the terms of the 2026 ESPP. Upon the participant’s withdrawal, the participant’s accumulated payroll deductions and other additional payments, if any, that have not been applied to the purchase of shares of Common Stock will be refunded to the participant as soon as practicable after the withdrawal.
Termination of Employment
Upon a participant’s termination of employment during an offering period for any reason, any payroll deductions and other additional payments, if any, will immediately cease and the participant will be deemed to have withdrawn from the 2026 ESPP.
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Restrictions on Transfer
Rights granted under the 2026 ESPP are generally not transferable and may be exercised only by the person to whom such rights are granted. The Committee may establish transfer restrictions in connection with an offering, including a right of first refusal.
Adjustment Provisions
If any change is made in the shares of Common Stock subject to the 2026 ESPP, or subject to any rights granted under the 2026 ESPP, without receipt of consideration by the Company, through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, stock distribution, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, then (i) the maximum number of shares of Common Stock subject to the 2026 ESPP, (ii) the class and number of securities subject to, and the purchase price applicable to, outstanding offerings and purchase rights, and (iii) the class and number of securities that are subject to the purchase limits under each ongoing offering will, in each case, be equitably and proportionately adjusted.
Effect of Change in Control
In the event of a Change in Control, the acquiring corporation may elect to assume or continue the Company’s rights and obligations under the 2026 ESPP. If the acquiring corporation does not elect to assume the Company’s rights and obligations, then all outstanding purchase rights under the 2026 ESPP will automatically be exercised immediately prior to the Change in Control by applying all sums previously collected from participants during the offering period of such transaction to the purchase of shares. All purchase rights that are neither assumed, continued nor substituted by the acquiring corporation, nor exercised as of the date of the Change in Control, will terminate and cease to be outstanding effective as of the date of the Change in Control.
For purposes of the 2026 ESPP, a “Change in Control” means:
(i) A “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group, other than the Company, a subsidiary of the Company, or an employee benefit plan (or related trust) of the Company or a subsidiary of the Company, become(s) the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act ) of more than 50% of the then-outstanding voting stock of the Company;
(ii) Individuals who, as of the effective date of the 2026 ESPP, constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors as of the effective date of the 2026 ESPP or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;
(iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless, in each case, the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (A) the entity or entities, if any, that succeed to the business of the Company or (B) the combined company); or
(iv) the sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.
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Amendment and Termination of the Plan
The Board or the Committee may amend, suspend, or terminate the 2026 ESPP at any time. Rights granted before an amendment of the 2026 ESPP may not be materially adversely altered or impaired by any amendment of the 2026 ESPP without consent of the employee to whom such rights were granted or except as necessary to comply with Section 423 or other applicable law. If the 2026 ESPP is terminated, the Board or the Committee may elect, without the consent of any employee, to terminate all outstanding offering periods either immediately or after the purchase of shares of Common Stock on the next purchase date, or it may allow the offering periods to expire in accordance with their terms. If any offering periods are terminated before expiration, then all amounts credited to participants’ accounts under the 2026 ESPP that were not used to buy shares of Common Stock will be returned to the participants as soon as administratively practicable.
Certain Federal Income Tax Information
The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the new plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences, or the tax treatment of any purchases under the Non-423 Component of the 2026 ESPP.
As noted above, the 2026 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for employees of the Company and its participating subsidiaries providing services in the U.S. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the 2026 ESPP or in the event the participant should die while still owning the purchased shares.
If a participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will generally be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.
If a participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% (or such lesser discount percentage) of the closing selling price of the shares on the participant’s entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.
New Plan Benefits
The benefits to be received by the Company’s executive officers and employees as a result of the proposed approval of the 2026 ESPP are not determinable, as the amounts of future purchases by participants are based on elective participant contributions.
Registration with the SEC
If our shareholders approve the 2026 ESPP, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares of Common Stock available for issuance under the 2026 ESPP as described in this Proposal 5.
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Equity Compensation Plan Information
For a summary as of December 31, 2025 of the number of outstanding equity awards granted, as well as the number of equity awards remaining available for future issuance, under the Company’s equity compensation plans, see Equity Compensation Plan Information at page 56.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE 2026 EMPLOYEE STOCK PURCHASE PLAN.

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ADDITIONAL INFORMATION
Principal Shareholders
Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock and/or Class B Stock as of April 8, 2026 by (1) each director and Named Executive Officer (as defined below), (2) all directors and current executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock or Class B Stock, except to the extent indicated otherwise in the footnotes below (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of Common Stock		Shares of Class B Stock
Name & Address of Owner(1)	Number	Percentage	Number	Percentage
Robert T. Brady(2)	97,063	*	177,566	4.7%
David C. Burney(3)	234,332	*	3,670	*
Julie M. Davis(4)	8,966	*	861	*
Jeffry D. Frisby(5)	55,056	*	1,200	*
Peter J. Gundermann(6)	651,618	2.0%	754,025	19.8%
Nancy L. Hedges	32,049	*	1,287	*
Warren C. Johnson(5)	57,756	*	1,200	*
Robert S. Keane(7)	13,934	*	415,085	10.9%
Neil Kim(5)	52,056	*	1,200	*
Mark Moran	44,056	*	—	—
James F. Mulato(8)	180,840	*	4,630	*
Linda G. O’Brien(9)	22,572	*	—	—
Mark A. Peabody(10)	174,076	*	185,220	4.9%
Fay West	7,588	—	—	—
All Directors & Executive Officers As a Group (14 Persons)(11)	1,631,962	5.1%	1,545,944	40.6%

Black Rock, Inc.(12) 50 Hudson Yards New York, NY 10001	2,749,452	8.70%	—	—
Bares Capital Management, Inc.(13) 12600 Hill Country Blvd., Suite R-230 Austin, TX 78738	1,538,107	5.95%	—	—
Capital International Investors(14) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	1,849,886	5.90%	—	—
State Street Corporation(15) One Congress Street, Suite 1 Boston, MA 02114	1,832,179	5.80%	—	—

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	Shares of Common Stock		Shares of Class B Stock
Name & Address of Owner(1)	Number	Percentage	Number	Percentage
American Century Investment Management, Inc.(16) 4500 Main Street, 9th Floor Kansas City, MO 64111	1,764,235	5.60%	—	—

(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.
(2)
Includes 8,000 shares of Common Stock and 1,200 shares of Class B Stock subject to options exercisable within 60 days. Includes 120,000 shares of Class B Stock pledged as security on a secured line of credit at M&T Bank. There are no amounts currently drawn on the line of credit.

(3)	Includes 89,947 shares of Common Stock and 1,609 shares of Class B Stock subject to options exercisable within 60 days.
(4)	Includes 1,500 shares of Common Stock and 225 shares of Class B Stock subject to options exercisable within 60 days.
(5)	Includes 8,000 shares of Common Stock and 1,200 shares of Class B stock subject to options exercisable within 60 days.
(6)	Includes 557,650 shares of Common Stock and 6,114 shares of Class B Stock subject to options exercisable within 60 days.
(7)
Mr. Keane does not have any options to purchase shares of Common Stock or Class B Stock. Includes 208,199 shares of Class B Stock held by Boston & Saranac LLC, which is 100% owned by a trust whose beneficiaries are Mr. Keane and his spouse. Includes 206,886 shares of Class B Stock held by the EAK & KRK Trust U/A/D 10-15-97 FBO Elizabeth A. Keane. Mr. Keane’s proportionate interest in the trust is below 25%.

(8)	Includes 145,063 shares of Common Stock and 2,177 shares of Class B Stock subject to options exercisable within 60 days.
(9)	Includes 1,200 shares of Common Stock owned by Ms. O’Brien’s spouse.
(10)	Includes 111,693 shares of Common Stock and 1,775 shares of Class B Stock subject to options exercisable within 60 days.
(11)	Includes 937,853 shares of Common Stock and 16,700 shares of Class B Stock subject to options exercisable within 60 days.
(12)
BlackRock, Inc. reports having sole voting power for 2,701,240 shares of Common Stock, no shared voting power, sole dispositive power for 2,749,452 of Common Stock and no shared dispositive power. The beneficial ownership information is based solely upon their Amendment No. 18 to Schedule 13G filed with the SEC on January 21, 2026.

(13)
Bares Capital Management, Inc. reports that it and Brian Bares have no sole voting power, shared voting power for 1,538,107 shares of Common Stock, no sole dispositive power and shared dispositive power for 1,538,107 shares of Common Stock. The beneficial ownership information is based solely upon their Schedule 13G filed with the SEC on February 14, 2023.

(14)
Capital International Investors reports that it has sole voting and dispositive power for 1,849,886 shares of Common Stock and no shared voting or dispositive power. The beneficial ownership information is based solely upon their Schedule 13G filed with the SEC on February 13, 2026.

(15)
State Street Corporation reports that it has shared voting power for 1,755,956 shares of Common Stock, shared dispositive power for 1,832,179 shares of Common Stock and no sole voting or dispositive power. The beneficial ownership information is based solely upon their Schedule 13G filed with the SEC on February 9, 2026.

(16)
American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research report that they have sole voting power for 1,453,455 shares of Common Stock and sole dispositive power for 1,764,235 shares of Common Stock and no shared voting or dispositive power. The beneficial ownership information is based solely upon their Schedule 13G filed with the SEC on February 13, 2026.

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VOTING YOUR SHARES
You can cast your vote:

In person, by attending the Annual Meeting
Via internet, by visiting www.proxyvote.com and following the instructions provided on that website
By mail, if you mark, sign and date proxy card enclosed with this proxy statement and return it in the postage-paid envelope provided

If you hold your shares in an account at a broker or other nominee, then you are the beneficial owner of shares held in “street name” and the broker or other nominee is considered to be the shareholder of record. If your shares are held in “street name,” you can cast your vote:

In person, by first obtaining a legal proxy from your broker or other nominee and presenting that at the meeting along with valid identification
Via internet, by visiting www.proxyvote.com and following the instructions provided on that website
By mail, if you mark, sign and date the voting instructions form and return it in the postage-paid envelope provided by your broker or other nominee

PROXIES AND VOTE TABULATION PROCEDURES
The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified in the form of proxy, it will be voted in accordance with that specification. If you submit a proxy without providing voting instructions, the shares represented by that proxy will be voted “For” each of the following items:
•	Election of nine nominees to serve on our Board of Directors;
•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	Triennial advisory vote on executive compensation;
•	Approval of the 2026 LTIP; and
•	Approval of the 2026 ESPP.
As of the date of printing of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment and at their discretion. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting.
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Shareholders may revoke proxies at any time to the extent they have not been exercised by giving us written notice or by delivering a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a record shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. To provide written notice of the revocation to Astronics Corporation, Attn: Corporate Secretary, Julie Davis,130 Commerce Way, East Aurora, NY 14052 or give electronic notice to Ms. Davis at julie.davis@astronics.com.
If your shares are held in street name through a broker, bank or other nominee for your benefit, you should contact that record holder to obtain instructions if you wish to revoke your vote before the Annual Meeting.
Brokers may not vote your shares on any “non-routine” matter, such as Proposal 1, the Election of Directors, Proposal 3, the non-binding advisory resolution on executive compensation, Proposal 4, the approval of the 2026 LTIP, and Proposal 5, the approval of the 2026 ESPP, in the absence of specific voting instructions from you.
Brokers may vote your shares on Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, which is a “routine” matter. Please contact your broker directly if you have questions about how to provide such instructions or if you wish to revoke your proxy before the Annual Meeting.
SHAREHOLDERS ENTITLED TO VOTE
The Board of Directors has fixed the close of business on Wednesday, April 8, 2026, as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the Annual Meeting.
At the close of business on April 8, 2026, Astronics Corporation had outstanding and entitled to vote at the Annual Meeting a total of 32,064,056 shares of Common Stock and 3,810,280 shares of Class B Stock.
Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to 10 votes on all matters to be brought before the Annual Meeting. The Common Stock and Class B Stock vote as a single class on all matters presented at the Annual Meeting.
QUORUM; REQUIRED VOTE
In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the issued and outstanding shares of Astronics Common Stock, par value $.01 per share (“Common Stock”), and Astronics Class B Common Stock, par value $.01 per share (“Class B Stock”), combined and entitled to vote at the Annual Meeting, present in person or represented by proxy.
Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the bank, broker or other nominee does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters.
•
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nine nominees receiving the most votes will be elected. Votes cast FOR the director nominees will count as “yes votes.” WITHHOLD votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election of the director nominees.

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•
Approval of the ratification of the ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2026 requires a majority of votes cast in favor of this proposal to exceed the number of properly cast votes against this proposal (meaning the number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal).

•
Approval of the non-binding, advisory resolution regarding executive compensation requires a majority of votes cast in favor of this proposal to exceed the number of properly cast votes against this proposal (meaning the number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal).

•
Approval of the 2026 LTIP requires a majority of votes cast in favor of this proposal to exceed the number of properly cast votes against this proposal (meaning the number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal).

•
Approval of the 2026 ESPP requires a majority of votes cast in favor of this proposal to exceed the number of properly cast votes against this proposal (meaning the number of votes cast FOR this proposal must exceed the number of votes cast AGAINST this proposal).

Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote on those proposals using a majority of votes cast standard.
Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.
PROXY SOLICITATION
The cost of this proxy solicitation will be borne by the Company. It is contemplated that the Notice Regarding the Availability of Proxy Materials will be first sent to shareholders on or about April 17, 2026.
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K
A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “10-K”), will be furnished without charge to shareholders, beneficially or of record on April 8, 2026, on request to Investor Relations, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. The 2025 Form 10-K may also be obtained in the investor relations section of the Company’s website: www.astronics.com.
PROPOSALS OF SHAREHOLDERS FOR THE 2027 ANNUAL MEETING
To be considered for inclusion in the proxy materials for the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) in accordance with Rule 14a-8 under the Exchange Act, shareholder proposals must be received by the Company no later than December 18, 2026.
If a shareholder wishes to present a proposal at the Company’s 2027 Annual Meeting or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to the 2027 Annual Meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s By-Laws and applicable law. In general, the Company’s By-Laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first
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anniversary of the preceding year’s annual meeting of shareholders. For purposes of the Company’s 2027 Annual Meeting, such notice must be received not later than March 29, 2027 and not earlier than February 27, 2027. The Company’s By-Laws set out specific requirements that such written notices must satisfy.
In addition to satisfying the requirements under the Company’s By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Accordingly, for the 2027 Annual Meeting of Shareholders, we must receive such notice no later than March 29, 2027. In addition, pursuant to the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
DELINQUENT SECTION 16(A) REPORTS
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, officers and persons who beneficially own 10% or more of the common stock are required to file reports specifying their initial ownership of common stock and subsequent changes in that ownership with the SEC. These reports are required to be filed within specified time periods established by the SEC. Based solely on our review of reports filed with the Commission, other than (i) a late Form 4 filed reported by Mark Peabody on August 28, 2025 related to a gift of 450 shares of Common Stock on August 13, 2025, and (ii) a late Form 4 filed by James Mulato on September 11, 2025 related to transfers to his former spouse pursuant to a divorce settlement, we believe that no other director, officer, or 10% shareholder failed to timely file any report required by Section 16(a) to have been filed in fiscal 2025.
OTHER MATTERS
The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Astronics Corporation

Julie M. Davis, Secretary
East Aurora, New York
April 17, 2026
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EXHIBIT A: ASTRONICS CORPORATION 2026 LONG TERM INCENTIVE PLAN
ASTRONICS CORPORATION
2026 LONG TERM INCENTIVE PLAN

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1. PREAMBLE
The Astronics Corporation 2026 Long Term Incentive Plan (the “Plan”) is intended to promote the interests of Astronics Corporation, a New York corporation (“Astronics” and, together with its Subsidiaries, the “Company”) and its shareholders by providing officers, other employees, non-employee consultants and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a meaningful, significant and growing proprietary interest in Astronics, while aligning the interests of employees, officers, non-employee consultants and non-employee directors of the Company with those of the shareholders.
This Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs based on the changing needs of the Company, its competitive market and the regulatory climate.
The Plan is a successor to the Astronics Corporation 2017 Long Term Incentive Plan, as amended or as amended and restated from time-to-time (the “Prior Plan”). No additional grants shall be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms.
2. DEFINITIONS
As used in the Plan, the following definitions apply to the terms indicated below:
(a) “AWARD” means an Option, SAR, share of Restricted Stock, Restricted Stock Unit, Stock Bonus or Other Stock-Based Award granted under the terms of the Plan.
(b) “AWARD AGREEMENT” means the written or electronic document approved by the Committee that evidences an Award and sets forth its terms and conditions. The Committee may require an Award Agreement to be executed or acknowledged by a Participant as a condition to receiving an Award or the benefits under an Award. In the absence of such a requirement, the acceptance of the Award by the Participant will constitute agreement to the terms of the Award.
(c) “BOARD OF DIRECTORS” or “BOARD” means the Board of Directors of Astronics.
(d) “CAUSE” means, except as otherwise set forth in an Award Agreement, (i) where the Participant is a party to an employment or service agreement with the Company that includes a definition of cause (or term of like import), the meaning of cause (or term of like import) set forth in the employment or service agreement, and (ii) in all other cases, (A) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, (B) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, (C) negligence or misconduct in the performance of the Participant’s duties, or (D) material breach of the Participant’s obligations under any agreement or arrangement with the Company or any of its affiliates.
(e) “CHANGE IN CONTROL” means:
(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), other than an employee benefit plan of the Company, an underwriter temporarily holding securities pursuant to an offering of such securities, or any entity owned, directly or indirectly, by shareholders of Astronics in substantially the same proportions as their ownership in Astronics, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities in Astronics representing more than 50% of the total voting power of stock in Astronics;
(2) A change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by Astronics’ shareholders, was approved
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by a vote of at least a majority of the members of the Board immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(3) The consummation of a merger, amalgamation or consolidation of Astronics with any other corporation or other entity; provided that immediately following such transaction the voting securities of Astronics outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) more than 50% of the total voting power of Astronics’ stock (or, if Astronics is not the surviving entity of such merger or consolidation, more than 50% of the total voting power of the stock of such surviving entity or parent entity thereof);
(4) The sale or other disposition of all or substantially all of Astronics’ assets; or
(5) The consummation of a plan of dissolution or complete liquidation of Astronics.
In addition, notwithstanding anything in the Plan to the contrary, to the extent an amount forming all or a portion of an Award represents deferred compensation under Section 409A of the Code that becomes payable upon the occurrence of a Change in Control, a “Change in Control” will not be considered to have occurred unless the event constitutes a change in control event under Section 409A of the Code.
(f) “CLASS B STOCK” means the Class B Stock, par value $.01 per share of Astronics.
(g) “CODE” means the Internal Revenue Code of 1986, as amended.
(h) “COMMITTEE” means the Compensation Committee of the Board of Directors or such other committee as the Board may appoint from time to time to administer the Plan. The Committee will at all times consist of two or more persons, each of whom is a member of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3, members of the Committee (or any subcommittee) will consist solely of “non-employee directors” within the meaning of Rule 16b-3.
(i) “COMMON STOCK” means the Common Stock, par value $.01 per share of Astronics.
(j) “COMPANY STOCK” or “STOCK” means the Common Stock or Class B Stock of Astronics.
(k) “DISABILITY,” unless otherwise provided in an Award Agreement, means
(1) with respect to a Participant who is a party to a written employment or service agreement with the Company that contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment or service with the Company, “disability” or “permanent disability” (or words of like import) as defined in the most recent of such agreements; or
(2) in all other cases, means a Participant’s inability to substantially perform his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (i) for a continuous period of 180 days, or for one or more periods aggregating 180 days in any 12-month period; (ii) at such time as the Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (iii) at such earlier time as the Participant or the Company submits medical evidence, in the form of a physician’s certification, that the Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent the Participant from substantially performing his or her duties for 180 days or longer.
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(l) “DIVIDEND EQUIVALENTS” means a right granted to a Participant under Section 9 or Section 11 to receive the equivalent value (in cash or Company Stock) of dividends paid on Company Stock. For the avoidance of doubt, Dividend Equivalents will not be granted or paid in connection with an Option, SAR or Stock Bonus.
(m) “EFFECTIVE DATE” means, if the Plan is approved by the Company’s shareholders at its 2026 annual meeting, the date of its approval by such shareholders at the 2026 annual meeting. No Awards will be made under the Plan unless shareholder approval is obtained.
(n) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.
(o) “FAIR MARKET VALUE” means:
(1) If the relevant class of Company Stock is listed for trading on a national securities exchange, Fair Market Value of that class of Company Stock means the closing price per share of the relevant class of Company Stock on the principal securities exchange on which such class of Company Stock is traded on the last trading day immediately preceding the relevant measurement date.
(2) If the relevant class of Company Stock is not listed for trading on a national securities exchange, the Fair Market Value of that class of Company Stock means the market price per share of the relevant class of Company Stock as determined in good faith by the Board, using the reasonable application of a reasonable valuation method within the meaning of Code Section 409A, based on all available information material to the value of the Company at such time, or if applicable, the value as determined by an independent appraiser selected by the Board.
In any event, the Fair Market Value will be determined in accordance with the valuation requirements of the Treasury Regulations to Code Section 409A.
(p) “GOOD REASON” means, except as set forth in an Award Agreement, (i) where the Participant is a party to an employment or service agreement with the Company that includes a definition of good reason (or term of like import), the meaning of good reason (or term of like import) set forth in the employment or service agreement, and (ii) in all other cases, the existence, without a Participant’s consent, of one or more of the following conditions:
(1) a material reduction in the Participant’s annual base salary; or
(2) a material demotion or reduction in the Participant’s responsibilities or authority.
No event or condition described in Section 2(p)(ii) will constitute Good Reason unless(x) the Participant, within 90 days of the initial event or condition giving rise to the claim of Good Reason, gives the Company written notice of the Participant’s objection to the event or condition, and (y) the event or condition is not corrected by the Company within 30 days after receipt of notice.
(q) “INCENTIVE STOCK OPTION” means an Option that is an “incentive stock option” within the meaning of Code Section 422.
(r) “ISSUE DATE” means the date established by the Committee on which shares of Restricted Stock will be issued by the Company under Section 8(e).
(s) “NON-QUALIFIED STOCK OPTION” means an Option that is not an Incentive Stock Option.
(t) “OPTION” means an option to purchase shares of Company Stock granted under Section 7.
(u) “OTHER STOCK BASED AWARD” means an equity-based or equity-related Award not otherwise described by the terms of the Plan granted under Section 11.
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(v) “PARTICIPANT” means an officer or employee of the Company, a non-employee consultant to the Company who is a natural person, or a non-employee director of Astronics to whom an Award is granted under the Plan.
(w) “PERFORMANCE CRITERIA” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Goals for a Participant for a Performance Period. The Performance Criteria may differ as to type of Award and from one Performance Period to another. The Performance Criteria that can be used to establish Performance Goals may include, without limitation, the following: net earnings (either before or after interest, taxes, depreciation or amortization), economic value-added (as determined by the Committee), total shareholder return, sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets or net assets, return on capital, debt reduction, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, customer orders, development or certification of products, quality, delivery, safety, strategic goals and objectives, including objectives related to qualitative or quantitative environmental, social and governance metrics, working capital, earnings or diluted earnings per share, price per share of Company Stock, market share or any other performance criteria selected by the Committee, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
(x) “PERFORMANCE GOALS” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, operating company, division, business unit, segment or new venture of the Company or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants and may provide for the exclusion (in whole or in part) of the impact of an event or occurrence which the Committee determines should appropriately be excluded, in any such case, including: (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or (3) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. In establishing Performance Goals or in assessing the level of performance, the Committee may exclude (in whole or in part) the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, other unusual or nonrecurring items, asset impairment, and the effect of foreign currency fluctuations, or other events or occurrences which the Committee determines should appropriately be excluded. The Committee may, in its discretion, classify Participants into as many groups as it determines, and, as to any Participant, relate the Participant’s Performance Goals partially or entirely to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company, division, business unit, segment or new venture of the Company.
(y) “PERFORMANCE PERIOD” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to exercise, vest in, or receive payment in respect of, an Award.
(z) “RESTRICTED STOCK” means shares of Company Stock granted under Section 8 that are subject to the restrictions set forth in Section 8(c).
(aa) “RESTRICTED STOCK UNIT” or “RSU” means the right to receive a share of Company Stock (or its cash equivalent value, or a combination thereof) that is granted under Section 9.
(bb) “RULE 16B-3” means the rule designated as such under the Exchange Act.
(cc) “SAR” means a stock appreciation right granted under Section 7.
(dd) “STOCK BONUS” means a bonus payable in shares of Company Stock under Section 10.
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(ee) “SUBSIDIARY” means any corporation or other entity in which, at the time of reference, Astronics owns, directly or indirectly, stock or similar securities or equity interests comprising more than 50% of the combined voting power of all outstanding securities of such entity.
(ff) “VESTING DATE” means the date or dates established by the Committee on which all or a portion of an Award may vest, which may be based, in whole or in part, on the satisfaction of Performance Goals for a Performance Period.
3. STOCK SUBJECT TO THE PLAN
(a) Shares Available for Awards. Subject to adjustment as provided for in Sections 3(b) and 3(c) below, the total number of shares of Company Stock with respect to which Awards may be granted under the Plan may not exceed 2,250,000 shares. All of these shares of Company Stock may be issued upon the exercise of Incentive Stock Options. Shares of Company Stock issued by Astronics in respect of an Award may be from authorized, but unissued Company Stock or authorized and issued Company Stock held in Astronics’ treasury or acquired by Astronics through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of Astronics, or any of Astronics’ affiliated benefit or welfare plans.
(b) Adjustment for Change in Capitalization. In the event of changes in the outstanding Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock distribution, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, and the maximum number of shares of Company Stock that may be granted under the Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Company Stock or other consideration to the extent necessary to preserve the economic intent of the Plan and any outstanding Awards. After any adjustment made under this Section 3(b), the number of shares subject to each outstanding Award will be rounded down to the nearest whole number. In the case of adjustments made pursuant to this Section 3(b), unless the Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 3(b) will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 3(b) will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 3(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
(c) Re-Use of Shares. To the extent that an Award terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an Award is settled by payment of cash, any shares of Company Stock subject to the Award will again be available for the grant of an Award under the Plan on a one-for-one basis. To the extent permitted by applicable law or any stock exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired by Astronics or any Subsidiary will not be counted against shares of Company Stock available for grant under this Plan. Dividend Equivalents payable in cash will not be counted against the shares available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: (i) shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (A) shares tendered in payment of an Option or (B) shares delivered or withheld by the Company to satisfy any tax withholding obligation and (ii) all shares of Company Stock covered by a SAR, to the extent it is exercised and settled in shares of Company Stock, will be considered issued or transferred under the Plan, without regard to the number of shares of Company Stock issued upon exercise of such SARs.
(d) No Repricing. Except as set forth in Section 3(b), unless the approval of the shareholders has been obtained, the Committee will not amend or replace previously awarded Stock Options or SARs or otherwise take any action that constitutes a “repricing” of any Stock Option or SAR Award under the Plan. For this purpose, a “repricing” means: (a) amending the terms of a Stock Option or SAR in a manner that has the effect of reducing its exercise price; (b) any other
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action that is treated as a repricing under generally accepted accounting principles or the rules of the securities exchange or automated quotation system on which the shares of Company Stock are listed, quoted or traded; or (c) canceling a Stock Option or SAR Award at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Company Stock, in exchange for another Award or other equity or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or other similar corporate transaction. Notwithstanding the foregoing, adjustments to Awards under Section 3(b) will not be deemed “repricings”.
(e) No Reloading. No Option or SAR may provide for the automatic grant of replacement or reload Options or SARs upon the Participant exercising the Option or SAR and paying the Exercise Price by tendering shares of Company Stock, net exercise or otherwise. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.
(f) Limit on Non-Employee Director Awards.  The maximum aggregate grant date value of shares of Company Stock subject to Awards granted to any non-employee director of Astronics during any fiscal year for services rendered as a non-employee director, taken together with any cash fees earned by such non-employee director for services rendered as a non-employee director during the fiscal year, shall not exceed $800,000 in total value. For purposes of the limit set forth in the prior sentence, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes. For the avoidance of doubt, any compensation that is deferred by a non-employee director of Astronics will be counted toward this limit for the fiscal year in which it is first earned, and not when paid or settled if later.
4. ADMINISTRATION OF THE PLAN
The Plan will be administered by the Committee, which will from time to time designate the persons who will be granted Awards and the amount, type and other features of each Award.
The Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award issued under it; and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. In furtherance of the foregoing, the Committee will have full authority to adopt terms and conditions, rules, or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee will determine whether an authorized leave of absence or absence due to military or government service will constitute termination of employment. Decisions of the Committee will be final and binding on all parties. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis.
Notwithstanding any other provision of the Plan, the Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (b) waive or amend the operation of Plan provisions with respect to the exercise after termination of service, or subject to the limitations set forth in Sections 3(d) and (e), otherwise adjust any of the terms of the Option or SAR, and (c) accelerate the Vesting Date or Issue Date, or waive any condition imposed under the Plan with respect to any share of Restricted Stock, RSU or Other Stock-Based Award, or otherwise adjust any of the terms (including any Performance Goals or Performance Criteria) applicable to an Award. At the discretion of the Committee, and except as would result in a repricing or a violation of the limitations set forth in Sections 3(d) and (e), payment of Awards may be made in cash, Company Stock, or a combination of cash and Company Stock, as the Committee shall determine.
To the extent consistent with applicable law, the Committee may authorize one or more executive officers of Astronics to do one or more of the following with respect to any employees of the Company who are not “officers” (within the meaning of Section 16 of the Exchange Act and Rule 16a-1 thereunder): (a) designate employees of the Company to become Participants, (b) determine the type of Award to be granted to an employee of the Company, (c) determine the number and class of shares of Company Stock to be made subject to an Award, and (d) specify the other terms and conditions of an Award, provided that (x) any resolution of the Committee authorizing any such delegation must specify the total number of
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shares of Company Stock that may be made subject to Awards by the executive officer, (y) any Award made pursuant to the Committee’s delegation must be consistent with the Plan and the terms and conditions of the Committee’s delegation, and (z) any executive officer to whom the Committee delegates authority may not grant himself or herself an Award pursuant to the delegation.
No member of the Committee (or its delegate) will be liable for any action, omission or determination relating to the Plan, and, to the maximum extent allowed by applicable law, the Company will indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by the member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5. ELIGIBILITY
The persons who are eligible to receive Awards under the Plan are those officers and employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants to the Company who are a natural person, and non-employee directors of Astronics as the Committee designates from time to time.
6. AWARDS UNDER THE PLAN; AWARD AGREEMENTS
The Committee may grant Awards in such amounts and with such terms and conditions as the Committee so determines, subject to the provisions of the Plan. Each Award Agreement will designate whether the Award is being made with respect to Common Stock, Class B Stock, or part Common Stock and part Class B Stock.
Each Award granted under the Plan (except an unconditional Stock Bonus) will be evidenced by an Award Agreement that contains such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Award, a Participant thereby agrees that the Award is subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
7. OPTIONS AND STOCK APPRECIATION RIGHTS
(a) Identification of Options. Each Option will be designated in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such designation, an Option will be deemed to be a Non-Qualified Stock Option.
(b) Exercise Price. The exercise price per share of an Option or SAR will be determined by the Committee at the time of grant, but will in no event be less than the Fair Market Value of a share of the Company Stock subject to the Option or SAR on the date of grant, except that the exercise price per share of an Option or SAR may be less than the Fair Market Value of a share of the class of Company Stock subject to the Option or SAR as of the date the Option is granted where an Option is being granted in substitution or replacement for a prior option in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution or replacement complies with Code Sections 409A and 424, as applicable.
(c) Terms and Exercise of Options and SARs.
(1) The applicable Award Agreement will provide the date or dates on which an Option or a SAR becomes vested and exercisable and the expiration date of the Option or SAR. The term of an Option or SAR may not exceed ten years from the date of grant.
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(2) On the grant of an Option or SAR, the Committee may impose such restrictions or conditions to the vesting and exercisability of the Option or SAR as it, in its absolute discretion, deems appropriate, including that one or more Performance Goals be achieved for a Performance Period.
(3) An Option or SARs Award may be exercised for all or any portion of the shares as to which it is exercisable. The partial exercise of an Option or SAR Award will not cause the expiration, termination or cancellation of the remaining portion.
(4) Unless the Committee determines otherwise, an Option or SAR may be exercised by delivering written notice signed by the Participant (or notice through another previously approved method, which could include a web-based or e-mail system) to the Company’s principal office. The notice must specify the number of shares of Company Stock with respect to which the Option or SARs Award is being exercised and the effective date of the proposed exercise. Any exercise notice will be in such form, made in such manner, and will comply with such other requirements as the Committee may prescribe from time to time.
(5) The exercise of SARs with respect to any number of shares of Company Stock entitles a Participant to receive shares of Company Stock (or cash, or a combination thereof) equal in value to: the number of SARs exercised, multiplied by the excess of (i) the Fair Market Value of a share of the Company Stock subject to the SAR on the exercise date, over (ii) the exercise price of the SAR. This calculated value will be divided by the Fair Market Value of a share of the Company Stock subject to the SAR on the exercise date to determine the number of shares of Company Stock that the Participant will receive on exercise, subject to any withholding of shares in accordance with Section 18. Fractional share amounts will be settled in cash. The shares (and/or cash) payable in settlement of an Award of SARs will be issued as soon as practicable following the date on which the SARs are exercised.
(6) The exercise price of Company Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash, by personal check, certified check, bank check or electronic funds transfer; or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (i) by the Participant tendering (either actually or by attestation) owned and unencumbered shares of Company Stock valued at their Fair Market Value on the effective date of the exercise; (ii) by means of a “cashless” exercise program established with a broker; (iii) by withholding shares of Company Stock otherwise issuable to the Participant in connection with the exercise of such Option; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee from time to time. Any payment of the exercise price using shares of Company Stock (other than by attestation) will be effected by the delivery of the shares to the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee), duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidence as the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) requires.
(7) Certificates for shares of Company Stock purchased upon the exercise of an Option or acquired by the exercise of a SAR will be issued in the name of the Participant or other person entitled to receive the shares, and delivered (either electronically or physically) to the Participant or other person as soon as practicable following the effective date on which the Option or SAR, as applicable, is exercised. Shares of Company Stock issued under this Section 7 may be subject to restrictions on transfer as a result of applicable securities laws or in accordance with Section 15.
(d) Limitations on Incentive Stock Options.
(1) Incentive Stock Options may be granted only to employees of Astronics or any “subsidiary corporation” of Astronics (within the meaning of Code Section 424(f) and applicable regulations).
(2) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan
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and any other stock option plan of Astronics (or any “subsidiary corporation” within the meaning of Code Section 424) exceeds $100,000, or such higher value as may be permitted under Code Section 422, the Options will be treated as Non-Qualified Stock Options. Fair Market Value will be determined as of the date on which each Incentive Stock Option is granted.
(3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, that individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Astronics (or any “subsidiary corporation” within the meaning of Code Section 424), unless (i) the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time the Incentive Stock Option is granted and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.
(e) Effect on Termination of Employment or Service.
(1) Except as set forth in an Award Agreement or as the Committee may determine, if a Participant’s employment with the Company terminates for any reason other than termination by the Company for Cause, “retirement” (as defined in the Award Agreement), Disability or death, the Participant’s Options and SARs will expire as follows: (i) to the extent they were exercisable at the time of the termination, the Options and SARs will expire at the close of business on the 90th day following the date of termination, and (ii) to the extent they were not exercisable at the time of the termination, the Options and SARs will expire at the close of business on the termination date. Notwithstanding anything in this Section, no Option or SAR will be exercisable after the expiration of its term.
(2) Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates on account of the Disability or death of the Participant, or, other than in the case of termination by the Company for Cause, at a time when the Participant is eligible for “retirement,” as defined in the Award Agreement, (i) all Options and SARs granted to the Participant, to the extent they have not otherwise expired, will vest and become exercisable, and (ii) all Options and SARs will remain exercisable for a period of 24 months, on which date they will expire. Notwithstanding anything in this Section, no Option or SAR will be exercisable after the expiration of its original term.
(3) If a Participant’s employment is terminated by the Company for Cause, all outstanding Options and SARs granted to the Participant will expire as of the commencement of business on the termination date.
(4) Upon a non-employee director’s cessation of service, the exercisability of Options or SARs will be as set out in the applicable Award Agreement or as the Committee determines.
(f) Transferability. Except as provided in this Section 7(f), during the lifetime of a Participant, each Option and SAR granted to the Participant is exercisable only by the Participant, and no Option or SAR is assignable or transferable other than by will or by the laws of descent and distribution. The Committee may, in its sole discretion and on a case by case basis, in any applicable agreement evidencing an Option (other than to the extent inconsistent with the requirements of Code Section 422 with respect to Incentive Stock Options), permit a Participant to transfer all or some of the Participant’s Options to (1) the Participant’s Immediate Family Members, or (2) a trust or trusts for the exclusive benefit of the Participant’s Immediate Family Members. Following any such transfer, the transferred Options will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. “Immediate Family Members” means a Participant’s spouse, children and grandchildren. In no event may an Option or SAR be transferred for consideration. However, Non-Qualified Stock Options and SARs may be transferred to a Participant’s former spouse in accordance with a property settlement that is part of an agreement or court order incident to a divorce.
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8. RESTRICTED STOCK
(a) Vesting Date. On the grant of shares of Restricted Stock, the Committee will establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to the shares. The Committee may divide the shares into classes and assign a different Issue Date and Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock will be issued in accordance with the provisions of Section 8(e). If all conditions to the vesting of a share of Restricted Stock imposed under Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date applicable to a share of Restricted Stock, the share will vest and the restrictions of Section 8(c) will cease to apply to the share.
(b) Conditions to Vesting. On the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of the shares of Restricted Stock as it, in its absolute discretion, deems appropriate, including that one or more Performance Goals be achieved for a Performance Period.
(c) Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of the share or a Participant’s rights with respect to the share, whether voluntary or involuntary, by operation of law or otherwise, is permitted. Immediately upon any attempt by the Participant to transfer such share or rights, the share, and all of the rights related to it, will be forfeited by the Participant.
(d) Dividends on Restricted Stock. Dividends payable on shares of Restricted Stock will be subject to vesting and forfeiture to the same extent as the share of Restricted Stock to which the dividend related. Any dividends payable on a share of Restricted Stock will be withheld by the Company until and unless the share becomes vested, at which time any withheld dividends will be paid to the applicable Participant.
(e) Issuance of Certificates; Evidence of Award. An Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration, electronic records, or issuance of a stock certificate or certificates. If a stock certificate is issued in respect of shares of Restricted Stock, the certificate will be registered in the name of the Participant and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the shares of Common Stock. The legend may not be removed until the shares vest in accordance with the terms of this Plan. Any certificate issued under this Section 8(e), will be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.
(f) Consequences of Vesting. Upon the vesting of a share of Restricted Stock in accordance with the terms of the Plan and the applicable Award Agreement, the restrictions of Section 8(c) will cease to apply to the share. If a certificate with respect to the share was issued under Section 8(e), the Company will cause the delivery to the Participant of a certificate evidencing the share, free of the legend set forth in Section 8(e). However, the share may still be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.
(g) Effect of Termination of Employment or Service. Except as set forth in an Award Agreement or as the Committee may determine, any unvested shares of Restricted Stock (together with any dividends on those shares of Restricted Stock that have been withheld under Section 8(d)) will be forfeited upon a termination of the Participant’s employment or service with the Company.
9. RESTRICTED STOCK UNITS
(a) Vesting Date. On the grant of RSUs, the Committee will establish a Vesting Date or Vesting Dates with respect to the RSUs. The Committee may divide the RSUs into classes and assign a different Vesting Date for each class. If all conditions to the vesting of an RSU imposed under Section 9(d) are satisfied, the RSU will vest on the Vesting Date and shares of Company Stock (or the cash equivalent, or a combination thereof) will be delivered in accordance with Section 9(c).
(b) Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends paid on the shares of Company Stock that are subject to any Award of RSUs, to be credited as of
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dividend payment dates, during the period between the date the Award is granted and the date the Award settles or vests, as determined by the Committee. Any Dividend Equivalents will be subject to vesting or forfeiture to the same extent as the RSUs to which the Dividend Equivalents relate and will not be paid unless the related RSUs vest. The Dividend Equivalents will be converted to cash or additional RSUs by such formula and at such time and subject to such limitations as may be determined by the Committee and in accordance with Code Section 409A.
(c) Benefit upon Vesting. Upon the vesting of an RSU, a Participant will be entitled to receive one share of the Company Stock subject to the RSU (or the cash equivalent, or a combination thereof) for each RSU not previously forfeited or terminated. Delivery of the share of Company Stock (or the cash equivalent, or a combination thereof) will occur on the date or dates specified in the applicable Award Agreement, and a Participant will have only the rights of a general unsecured creditor of the Company with respect to each RSU (and any related Dividend Equivalents) until delivery of the share, the cash equivalent, or combination is made as specified in the Award Agreement. Shares of Company Stock issued under this Section 9 may be subject to restrictions on transfer as a result of applicable securities laws or in accordance with Section 15.
(d) Conditions to Vesting. On the grant of RSUs, the Committee will impose such restrictions or conditions to the vesting of the RSUs as it, in its absolute discretion, deems appropriate, including that one or more Performance Goals be achieved for a Performance Period.
(e) Effect of Termination of Employment or Service. Except as set forth in an Award Agreement, as provided for in Section 12, or as the Committee may determine, any unvested RSUs (together with any Dividend Equivalents credited on those RSUs) will be forfeited upon a termination of a Participant’s employment or service with the Company, provided that any outstanding RSUs, whether or not otherwise vested, will be forfeited upon a Participant’s termination of employment or service for Cause.
10. STOCK BONUSES
If the Committee grants a Stock Bonus, the shares of Company Stock comprising the Stock Bonus will be issued in the name of the Participant to whom the grant was made as soon as practicable after the date on which the Stock Bonus is payable and may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration, electronic registration, electronic records, or issuance of a stock certificate or certificates. Shares of Company Stock issued under this Section 10 may be subject to restrictions on transfer as a result of applicable securities laws or in accordance with Section 15.
11. OTHER STOCK-BASED AWARDS
(a) In General. The Committee may grant Other Stock-Based Awards to employees and officers of the Company, non-employee consultants to the Company who are natural persons, and to non-employee directors of Astronics Corporation. An Other Stock-Based Award may be denominated in cash or shares of Company Stock, as determined by the Committee and set forth in the applicable Award Agreement. Regardless of whether an Other Stock-Based Award is denominated in cash or shares of Company Stock, the Other Stock-Based Award may be settled in cash, shares of Company Stock, or a combination of cash and shares of Company Stock, as set forth in the applicable Award Agreement.
(b) Vesting Date. On the grant of an Other Stock-Based Award, the Committee will establish a Vesting Date or Vesting Dates with respect to the Other Stock-Based Award. The Committee may divide the Other Stock-Based Award into classes and assign a different Vesting Date for each class.
(c) Dividend Equivalents. Any Participant selected by the Committee to be granted an Other Stock-Based Award that is denominated in shares of Company Stock may be granted Dividend Equivalents based on the dividends paid on the shares of Company Stock that are subject to the Other Stock-Based Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Other Stock-Based Award settles or vests, as determined by the Committee. Any Dividend Equivalents will be subject to vesting or forfeiture to the same extent as the
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underlying Other Stock-Based Award and will not be paid unless the related Other Stock-Based Award vests. The Dividend Equivalents will be converted to cash or additional shares of Company Stock by such formula and at such time and subject to such limitations as may be determined by the Committee and in accordance with Code Section 409A.
(d) Benefit Upon Vesting. Upon the vesting of an Other Stock-Based Award, a Participant will be entitled to receive an amount of cash, shares of Company Stock, or a combination of cash and shares of Company Stock, as set forth in the applicable Award Agreement. Delivery of any cash or shares of Company Stock will occur on the date or dates specified in the applicable Award Agreement, and a Participant will have only the rights of a general unsecured creditor of the Company with respect to an Other Stock-Based Award until delivery of the cash or shares of Company Stock is made as specified in the Award Agreement. Shares of Company Stock issued under this Section 11 may be subject to restrictions on transfer as a result of applicable securities laws or in accordance with Section 15.
(e) Conditions to Vesting. On the grant of an Other Stock-Based Award, the Committee will impose such restrictions or conditions to the vesting of the Other Stock-Based Award as it, in its absolute discretion, deems appropriate. For example, the Committee may require, as a condition to the vesting of any Other Stock-Based Award, that the Participant or the Company achieves such Performance Goals for a Performance Period as the Committee may specify.
(f) Effect of Termination of Employment or Service. Except as set forth in an Award Agreement or as the Committee may determine, any unvested Other Stock-Based Award (together with any Dividend Equivalents credited on the Other Stock-Based Award) will be forfeited upon a termination of a Participant’s employment or service with the Company, provided that any outstanding Other Stock-Based Award, whether or not otherwise vested, will be forfeited upon a Participant’s termination of employment or service for Cause.
12. CHANGE IN CONTROL
In connection with a Change in Control, the Committee is authorized to take one or more of the following actions:
(a) To provide for either (i) termination of any Award in exchange for an amount of cash or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights, or (ii) replacement of the Award with other rights or property selected by the Committee in its sole discretion. Notwithstanding the previous sentence, if, as of the date of the occurrence of the transaction or event described in this Section 12, the Committee determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without payment or replacement;
(b) To provide that an Award be assumed by the successor or survivor corporation, or by a parent or subsidiary of the corporation, or be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or of a parent or subsidiary of the corporation, with appropriate adjustments as to the number and kind of shares and prices;
(c) To provide that an Award may be exercisable or payable or fully or partially vested with respect to all or a portion of the shares covered by the Award, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; or
(d) To provide that all or a portion of an Award cannot vest, be exercised or become payable after the transaction or event.
13. RIGHTS AS A SHAREHOLDER
No person will have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate or other evidence of ownership with respect to the shares.
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Except as otherwise expressly provided in Section 3(b), no adjustment to any Award will be made for dividends or other rights for which the record date occurs prior to the date the stock certificate or other evidence of ownership is issued.
14. DEFERRAL OF AWARDS
The Committee may permit or require the deferral of payment or settlement of any RSU, Stock Bonus or Other Stock-Based Award, subject to such rules and procedures as it may establish, provided the deferral is made in a manner intended to comply with the requirements of Code Section 409A. Payment or settlement of Options or SARs may not be deferred unless the deferral would not cause the provisions of Code Section 409A to be violated.
15. RESTRICTION ON TRANSFER OF SHARES
The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Award, restrictions on the ability of the Participant to sell or transfer the shares of Company Stock. To effectuate any such restrictions, the Committee may cause any shares of Company Stock issued in settlement of an Award to include a legend indicating such restrictions or to be subject to a stop-transfer order.
16. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO AWARD
Nothing contained in the Plan or any Award Agreement confers upon any Participant any right with respect to the continuation of employment by the Company or interferes in any way with the right of the Company, subject to the terms of any separate employment or service agreement to the contrary, at any time to terminate the Participant’s employment or to increase or decrease the Participant’s compensation.
No person has any claim or right to receive an Award under this Plan. The Committee’s granting of an Award to a Participant at any time neither requires the Committee to grant any other Award to the Participant or to any other person at any time, nor precludes the Committee from making subsequent grants to the Participant or to any other person.
17. SECURITIES MATTERS
(a) The Company is under no obligation to effect the registration under the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Company Stock to be issued under the Plan, or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock under the Plan unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued under the Plan may bear such legends as the Committee or the Company, in its sole discretion, deems necessary or desirable to ensure compliance with applicable securities laws.
(b) The transfer of any shares of Company Stock under the Plan will be effective only at such time as counsel to the Company has determined that the issuance and delivery of the shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock under the Plan in order to allow the issuance of the shares to be made in accordance with registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company will inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option or SAR, the Participant may, by written notice, withdraw the exercise and, in the case of an Option, obtain the refund of any amount paid with respect to that exercise.
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(c) It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, that provision will have no effect as written and will be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
18. WITHHOLDING TAXES
Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct from the payment an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements related to the Award.
Whenever shares of Company Stock are to be delivered with respect to an Award, the Company will have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements related to the Award. With the approval of the Committee, which has sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the remittance requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax required to be withheld to the extent such withholding would not result in liability reclassification of the related Award (or any portion thereof) pursuant to FASB ASC Topic 718. The shares will be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts will be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered under an Award.
19. NOTIFICATION OF ELECTION UNDER CODE SECTION 83(b)
If, in connection with the acquisition of shares of Company Stock under the Plan, any Participant makes the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) and permitted under the terms of the Award Agreement, that Participant must notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service and comply with any other filing and notification requirements imposed under Code Section 83(b).
20. NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE SECTION 421(b)
Each Award Agreement with respect to an Incentive Stock Option must require the Participant to notify the Company of any disposition of shares of Company Stock issued on the exercise of the Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) within ten days of the disposition.
21. AMENDMENT OR TERMINATION OF THE PLAN
Except as otherwise provided in the Plan, the Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect, subject to any requirement for shareholder approval required by applicable law, including the rules, regulations or listing standards of any stock exchange, automated quotation system or similar organization, or the New York Business Corporation Law. Nothing in this Section restricts the Committee’s ability to exercise its discretionary authority under Section 4, which discretion may be exercised without amendment to the Plan. No action under this Section may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.
22. NO OBLIGATION TO EXERCISE
The grant to a Participant of an Option or SAR imposes no obligation upon the Participant to exercise the Option or SAR.
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23. TRANSFERS UPON DEATH; NON-ASSIGNABILITY
Upon the death of a Participant, outstanding Awards granted to the Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who has acquired the right to exercise the Award by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution will be effective to bind the Company unless the Company has been furnished with (a) written notice of the transfer and a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.
Except as otherwise provided under the Plan, no Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
24. SECTION 409A COMPLIANCE AND LIABILITY LIMITATION
All Awards granted under this Plan are intended to comply with or to be exempt from Code Section 409A and will be construed accordingly. However, the Company will not be liable to any Participant or beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code. All terms of this Plan that are undefined or ambiguous must be interpreted in a manner that is consistent with Code Section 409A if necessary to comply with Code Section 409A. A Participant’s right to receive any installment payments under this Plan will be treated as a right to receive a series of separate payments for purposes of Code Section 409A.
25. SIX-MONTH DELAY FOR SPECIFIED EMPLOYEES
To the extent that (a) a Participant is determined to be a “specified employee” within the meaning of Code Section 409A, (b) any amounts payable under this Plan represent amounts that are subject to Code Section 409A, and (c) such amounts are payable as a result of the Participant’s “separation from service” within the meaning of Code Section 409A, then such amounts will not be payable to the Participant before the date that is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death), to the extent necessary to avoid the imposition of tax penalties on the Participant under Code Section 409A. Payments subject to the preceding sentence to which the Participant would otherwise be entitled during the first six months following the Participant’s separation date will be accumulated and paid, without interest, on the first business day that is six months after the separation date.
26. CLAWBACK
Notwithstanding any other provisions in this Plan, any Award that is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). All Awards granted under the Plan will be subject to the Astronics Corporation Policy for the Recovery of Erroneously Awarded Compensation, as may be amended from time to time.
27. ELECTRONIC DELIVERY
Any reference in the Plan to a written document, agreement or certificate includes any document, agreement or certificate delivered by electronic means, including, but not limited to, by email, email attachment, posting on a company website or intranet, or posting on a third-party website.
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28. EXPENSES AND RECEIPTS
The expenses of the Plan will be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.
29. FAILURE TO COMPLY
In addition to the remedies of the Company elsewhere provided for in this Plan, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless the failure is remedied by the Participant (or beneficiary) within ten days after notice of the failure by the Committee, will be grounds for the cancellation and forfeiture of the Award, in whole or in part, as the Committee, in its sole discretion, may determine.
30. EFFECTIVE DATE AND TERM OF PLAN
The Plan is effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.
31. UNCERTIFICATED SHARES
To the extent that this Plan provides for issuance of certificates to reflect the transfer of shares of Company Stock, the transfer of such shares of Company Stock may be accomplished on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
32. APPLICABLE LAW
Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws thereunder.
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EXHIBIT B: ASTRONICS CORPORATION 2026 EMPLOYEE STOCK PURCHASE PLAN
ASTRONICS CORPORATION
2026 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE AND EFFECTIVE DATE
1.1  PURPOSE. The purpose of the 2026 Astronics Corporation Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees of Astronics Corporation (the “Company”) and its Participating Employers an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock. The Company intends for the Plan to have two components: a component intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component will be interpreted so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. The provisions of the Non-423 Component shall be subject to rules, procedures, or sub-plans adopted by the Committee from time to time for compliance with local tax, securities, exchange control, privacy and other laws that apply to Offerings under the Plan by Participating Employers domiciled outside of the United States. Except as specifically set forth in the Plan or provided by Committee action, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Capitalized terms shall have the meaning set forth in Section 16 of the Plan.
1.2  EFFECTIVE DATE. The Plan was adopted by the Board on February 20, 2026, subject to the requisite approval of the Company’s shareholders at the 2026 Annual Meeting of Shareholders. Subject to such shareholder approval, the Plan shall become effective as of October 1, 2026 (the “Effective Date”).
2. ADMINISTRATION
2.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, and shall be given the maximum deference permitted under applicable law. Subject to the provisions of the Plan, including but not limited to Section 2.5, the Committee shall determine all of the relevant terms and conditions of Purchase Rights.
2.2 NON-U.S. PARTICIPATION.
(a) Purchase Rights may be extended to Eligible Employees employed by Non-U.S. Participating Employers under either (i) a separate Offering under the 423 Component or (ii) a Sub-Plan under the Non-423 Component. In either case, the Committee may include rules or procedures relating to the operation and administration of the Plan with respect to any such Purchase Rights in order to comply with or accommodate the specific legal requirements in jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions and payroll deductions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with local requirements.
(b) Any rules or procedures that are adopted as part of a separate Offering under the 423 Component with respect to a Non-U.S. Participating Employer shall only apply to the extent consistent with the requirements under Section 423 of the Code and Treasury Regulation Section 1.423-2(f).
(c) To the extent that the terms of a Sub-Plan conflict with the terms otherwise set forth in the Plan, the Sub-Plan’s terms shall take precedence over such other Plan provisions; provided however, that in all events that Section 3 and Section 11.1 shall take precedence over the terms in any Sub-Plan.
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2.3 ADDITIONAL AUTHORITY OF THE COMMITTEE. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms and Section 423 of the Code, including, but not by way of limitation, the following powers:
(a) To construe and interpret the Plan and to correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(b) To establish, amend, waive and revoke rules, regulations and procedures that it deems necessary for the administration of the Plan (including, without limitation, to take any actions as described in Section 2.2 with respect to participation by Eligible Employees outside of the United States);
(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;
(d) To cause an Account or Accounts to be maintained for each Participant;
(e) To determine the Offering Periods and the number of shares of Common Stock for which Purchase Rights shall be granted;
(f) To designate separate Offerings under the Plan;
(g) To designate entities as Participating Employers pursuant to the terms of the Plan and to identify them as participating in either the 423 Component or Non-423 Component;
(h) To designate a broker or brokers to receive shares of Common Stock purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated broker(s)
(i) To resolve all questions and settle all controversies regarding the Plan;
(j) To employ such brokers, counsel, agents, advisers and employees, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan; and
(k) To delegate to any person or persons the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan, including but not limited to the authority to amend or modify the terms and provisions of a Sub-Plan for appliance with applicable law.
2.4 POLICIES AND PROCEDURES ESTABLISHED BY THE COMMITTEE. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Committee may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in an Offering, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during an Offering, (c) designate separate Offerings, (d) terminate or change the Offering Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for a Participating Employer’s delay or mistake in processing a Participation Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Common Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.
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2.5 EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees under the 423 Component of the Plan shall have equal rights and privileges with respect to the Plan or within any separate Offering under the Plan to the extent required for the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
2.6 ADMINISTRATIVE EXPENSES. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Company; except that any stamp duties or transfer taxes applicable to a Participant’s purchase of shares of Common Stock may be charged to the Participant’s Account. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.
2.7 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated with respect to the administration of the Plan (collectively, the “Indemnitees”) shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. The provisions of this Section 2.7 shall be in addition to any indemnification rights that an Indemnitee has under the Company’s certificate of incorporation, by-laws or other contract with the Company or its Subsidiaries.
3. SHARES SUBJECT TO PLAN
Subject to adjustment under Section 11.1, the maximum aggregate number of shares of Common Stock that may be issued under the Plan may not exceed 500,000 shares. Shares of Common Stock issued by the Company under the Plan may be from authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of the Company, or any of the Company’s affiliated benefit or welfare plans. The Committee may direct that any stock certificate evidencing shares issued under the Plan must bear a legend setting forth such restrictions on transferability as may apply to the shares. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Common Stock thereunder, the shares of Common Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.
4. ELIGIBILITY
4.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. An “Eligible Employee” means any Employee of a Participating Employer who is customarily employed for at least 20 hours per week, or any lesser number of hours per week in any calendar year established by the Committee (if required under applicable local law). Notwithstanding the foregoing, the Committee, in its discretion may, from time to time on a prospective basis prior to the beginning of an Offering Period and with respect to all Purchase Rights to be granted on the corresponding Offering Commencement Date, change the requirements for an Employee to be an Eligible Employee in a manner consistent with Section 423 of the Code; provided that any exclusion is applied with respect to any such Offering Period in an identical manner to all Employees of each Participating Employer whose Employees are participating in that Offering and in a manner that complies with Treasury Regulation Section 1.423-2(e).
4.2 NON-U.S. EMPLOYEES. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component,
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Eligible Employees may be excluded from participation in the Plan or an Offering if the Committee has determined that participation of such Eligible Employees is not advisable or practicable.
4.3 EXCLUSION OF CERTAIN SHAREHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 4.3, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
5. OFFERINGS
The Plan shall be implemented through a series of Offerings. Offerings may, but need not, be consecutive, and the Committee in its discretion at any time may elect to prospectively discontinue or suspend future Offerings. The Committee in its sole discretion shall determine the terms and conditions of any Offerings as it deems appropriate; provided, however, that each Offering shall comply with the provisions of the Plan and no Offering Period shall be longer than two years. The terms of separate Offerings need not be identical. The Committee shall have the authority to prospectively change the duration, frequency, commencement and ending dates of future Offering Periods (subject to a maximum Offering Period of two years).
6. PLAN PARTICIPATION
6.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant for an Offering Period by delivering or submitting a properly completed Participation Agreement in such form and manner prescribed by the Company (which may be electronic) by the deadline established by the Company for that Offering Period. Participation in the Plan is entirely voluntary. An Eligible Employee who does not deliver or submit a properly completed Participation Agreement on or before the deadline for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers or submits a properly completed Participation Agreement on or before the deadline for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the deadline to submit a Participation Agreement for an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Commencement Date of such subsequent Offering Period.
6.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of the prior Offering Period in which the Participant participated, provided that the Participant remains an Eligible Employee on the Offering Commencement Date of the subsequent Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 10.1, (b) decreased his or her rate of Contributions to zero percent (0%) as of the Purchase Date for the prior Offering Period pursuant to Section 7.3, or (c) terminated employment as provided in Section 10.3. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section 6.2, is not required to deliver or submit any additional Participation Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Participation Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 6.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Participation Agreement.
7. PARTICIPANT CONTRIBUTIONS
Except as provided under Section 7.7 below, shares of Common Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:
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7.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation each payroll date during an Offering Period shall be determined by the Participant’s Participation Agreement. The Participation Agreement shall set forth the percentage or fixed dollar amount of the Participant’s Compensation to be deducted each payroll date during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 7.3 to stop payroll deductions during an Offering Period) of such Compensation up to a maximum contribution provided under Section 8.2; provided, however, that should a payroll date occur on a Purchase Date, a Participant will have any payroll deductions withheld on such date applied to his or her Account for the subsequent Offering Period. The Committee may prospectively change the foregoing limits on payroll deductions effective as of any later Offering Commencement Date. A Participant’s Participation Agreement will remain in effect for successive Offering Periods, subject to Section 6.2, or be otherwise terminated in accordance with the Plan.
7.2 COMMENCEMENT OF CONTRIBUTIONS. Payroll deductions for a Participant shall commence on the first pay day on or following the Offering Commencement Date and shall end on the last payroll date prior to the end of the Offering Period unless sooner modified or terminated as provided herein.
7.3 ELECTION TO DISCONTINUE CONTRIBUTIONS AND REQUIRED WITHDRAWAL. During an Offering Period, a Participant may elect to discontinue payroll deduction Contributions from his or her Compensation by delivering or submitting to the Company a new Participation Agreement or by following such other procedure prescribed by the Company to authorize such discontinuance, including by meeting any applicable deadline to take such action with respect to an Offering Period as established by the Company from time to time in a nondiscriminatory manner and announced to the Participants. Such election to cease contributions will be implemented as soon as administratively feasible. A Participant who elects, after already making Contributions for an Offering Period, to discontinue his or her Contributions shall be deemed to have withdrawn from the Plan in accordance with Section 10.1 and Contributions shall be returned to the Participant consistent with Section 10.2. Notwithstanding the foregoing, if such deemed withdrawal would occur after any deadline imposed by the Company as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Offering Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her Purchase Right on the Purchase Date of such Offering Period, and remaining Contributions shall be returned to the Participant in accordance with Section 9.4. A Participant may not elect to increase or decrease (except to zero percent (0%)) his or her rate of Contributions during the Offering Period.
7.4 ADMINISTRATIVE SUSPENSION OF CONTRIBUTIONS. The Company may suspend a Participant’s Contributions under the Plan as the Company deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Common Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 10.1 or has ceased to be an Eligible Employee, Contributions shall resume at the rate specified in the Participant’s then effective Participation Agreement at the beginning of the next Offering Period for which the Participant is able to purchase shares of Common Stock in compliance with such limitations.
7.5 CONTRIBUTIONS TO ACCOUNTS; NO INTEREST. Individual bookkeeping accounts shall be maintained for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not be credited with or accrue interest, except as may be required by applicable law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.6 USE OF FUNDS. All Contributions received or held by the Participating Employers may be used for any corporate purpose, and the Participating Employers are not obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which applicable laws require that Contributions to the Plan by Participants be segregated from general corporate funds and/or deposited with an independent third party. Until the shares
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of Common Stock are purchased and issued (as evidenced by the appropriate entry on the books and records of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares of Common Stock and no right to vote or receive dividends or any other rights as a shareholder with respect to such shares of Common Stock.
7.7 CASH CONTRIBUTIONS. The Committee may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Committee determines that cash contributions are permissible under Section 423 of the Code, or (iii) the Eligible Employees are participating in the Non-423 Component.
8. PURCHASE RIGHTS AND PURCHASE PRICE
8.1 GRANT OF PURCHASE RIGHT. Except as otherwise provided below, on the Offering Commencement Date of each Offering Period, each Participant in such Offering Period automatically shall be granted a Purchase Right, subject to (a) such maximum number of shares of Common Stock as may be determined by the Committee prior to the beginning of such Offering Period, (b) the limitations in Section 8.2, and (c) any applicable adjustment under Section 11.1. The Committee may, prior to the beginning of any Offering Period, change the maximum number of shares of Common Stock that may be purchased by a Participant in such Offering Period, provided that any such limitation is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code. No Purchase Right shall be granted on an Offering Commencement Date to any person who is not, on such Offering Commencement Date, an Eligible Employee.
8.2 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Common Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Employer intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Commencement Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the applicable U.S. Treasury Regulations thereunder.
8.3 PURCHASE PRICE. The Purchase Price at which each share of Common Stock may be acquired on a Purchase Date at the end of an Offering Period upon the exercise of all or any portion of a Purchase Right shall be the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or the Purchase Date for such Offering Period. Notwithstanding the foregoing, the Committee may establish a higher price (i.e., a lesser discount) and/or provide that the price will be established with reference to only the Offering Commencement Date or only the Purchase Date for one or more Offerings under the Plan prior to the relevant Offering Period.
8.4 NON-TRANSFERABILITY. Neither Purchase Rights nor any Contributions or other amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be void and without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 10.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.
9. PURCHASE OF SHARES
9.1 EXERCISE OF PURCHASE RIGHT. On the Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall acquire pursuant to the automatic exercise of the Participant’s Purchase Right the maximum number of whole shares of Common Stock, determined by dividing (a) the total amount of the Participant’s Contributions accumulated in the
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Participant’s Account during the Offering Period by (b) the Purchase Price, subject to the limitations in Section 8 above. No fractional shares of Common Stock will be purchased. No shares of Common Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.
9.2 PRO RATA ALLOCATION OF SHARES. If the number of shares of Common Stock that may be purchased by all Participants on a Purchase Date exceeds the number of shares of Common Stock then available for issuance under the Plan, the Company shall make a pro rata allocation of the shares available in as uniform a manner as it determines to be reasonably practicable and equitable among all Participants exercising Purchase Rights to purchase Common Stock on such Purchase Date. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
9.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the acquired shares shall be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares. Alternatively, the Company may arrange the delivery to each Participant of the shares of Common Stock acquired by the Participant on such Purchase Date by electronic or other means determined by the Company in its sole discretion and pursuant to rules established by the Committee. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.
9.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant’s Account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, the Committee may, in its discretion and to the extent permissible under Section 423 of the Code, determine that, if the Contributions to be returned to a Participant pursuant to the foregoing are less than the amount necessary to have purchased an additional whole share of Common Stock on such Purchase Date, the Company shall retain the cash balance in the Participant’s Account to be applied toward the purchase of shares of Common Stock in the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.
9.5 TAX WITHHOLDING. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the federal, state, local and/or any other tax liability payable to any authority (including taxes imposed by jurisdictions outside of the U.S.), social security or other tax withholding obligations, if any, of the Participating Employer which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Employer may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due to the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Common Stock the amount that the Participating Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Company or to the Participating Employer any tax deductions or benefit attributable to the sale or early disposition of shares of Common Stock by the Participant.
9.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.
10. WITHDRAWAL; CHANGE IN EMPLOYMENT STATUS
10.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant’s withdrawal from the Plan shall be governed by the rules and procedures established by the Committee from time to time in connection with each Offering. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering, subject to the requirements of Sections 4 and 6.
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10.2 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 10.1, the Participant’s accumulated Contributions in his or her Account balance that have not been applied toward the purchase of shares of Common Stock shall be refunded to the Participant as soon as practicable after the withdrawal, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan. A Participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any Offering Periods which commence after the termination of the Offering Period during which the Participant withdrew.
10.3 CHANGE IN EMPLOYMENT STATUS. Upon a Participant’s ceasing to be an Employee during an Offering Period for any reason, including retirement, disability or death, or otherwise ceasing to be an Eligible Employee, the Participant’s Contributions shall cease immediately and the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 10.1; provided, however, that if such Participant ceases to be an Eligible Employee after any deadline imposed by the Company as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Offering Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her Purchase Right on the Purchase Date of such Offering Period. A Participant’s Contributions that have not been applied toward the purchase of shares of Common Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the Participant’s Account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, and all of the Participant’s rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 4 and 6.
11. ADJUSTMENTS UPON CHANGES IN SHARES; CORPORATE TRANSACTIONS
11.1 CAPITALIZATION ADJUSTMENT. In the event of a Capitalization Adjustment, the Board will, subject to Section 424 of the Code, appropriately, equitably and proportionately adjust: (a) the maximum number of shares of Common Stock subject to the Plan pursuant to Section 3; (b) the class(es) and number of securities subject to, and the Purchase Price applicable to outstanding Offerings and Purchase Rights; and (c) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. Any fractional share resulting from an adjustment pursuant to this Section 11.1 shall be rounded down to the nearest whole number. The Committee will make these adjustments, and its determination will be final, binding and conclusive.
11.2 CHANGE IN CONTROL. In the event of a Change in Control, the surviving, continuing, successor or purchasing entity (or its parent company) (as the case may be, the “Acquiring Corporation”) may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under the Plan, including the continuation of outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock (subject to Section 424 of the Code) for outstanding Purchase Rights. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Common Stock on a date shortly before the Change in Control specified by the Board, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed, continued nor substituted by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.
12. COMPLIANCE WITH LAW
The exercise of Purchase Rights and the issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Common Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the
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Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Common Stock may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. For the avoidance of any doubt, the Company may terminate an Offering Period due to the inability to comply with applicable laws for such Offering Period. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
13. RESTRICTIONS ON AND NOTIFICATION OF DISPOSITION OF SHARES
The Committee may establish restrictions on the Participant’s sale or other transfer of shares of Common Stock acquired under the Plan, including, but not limited to, requiring the Participant to first offer the shares back to the Company at Fair Market Value before offering the shares for sale or transfer to anyone else. The Company may require the Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.
14. AMENDMENT OR TERMINATION OF THE PLAN
The Board or the Committee may at any time and for any reason amend, suspend or terminate the Plan at any time for any reason. No such amendment shall materially adversely affect Purchase Rights previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to comply with Section 423 of the Code or other applicable law. If the Plan is terminated, the Board or Committee may elect, without the consent of any Participant, to terminate all outstanding Offering Periods either immediately or after the purchase of shares of Common Stock on the next Purchase Date (which may be accelerated, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 11.2). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ Accounts that have not been used to purchase shares of Common Stock will be returned to the Participants as soon as administratively practicable. To the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, the Company shall obtain shareholder approval of any amendment in such matter as required.
15. MISCELLANEOUS
15.1 RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a shareholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Common Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books and records of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11.
15.2 LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions, holding periods, or any provision convenient in the administration of the Plan on some or all of the certificates or entries on the books and records of the Company or of a duly
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authorized transfer agent of the Company, in each case representing shares of Common Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.
15.3 NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any Participant any right to continue to be employed by the Company or any other Participating Employer or shall affect the right of the Company or any other Participating Employer to terminate the employment of an Employee with or without notice and with or without cause.
15.4 TAX CONSEQUENCES TO PARTICIPANTS. The 423 Component is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the 423 Component that is inconsistent with Section 423 of the Code or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423 of the Code. Although the Company may intend that Purchase Rights qualify for favorable tax treatment under the laws of the United States, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
15.5 OTHER CORPORATE ACTIONS. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.
15.6 ELECTRONIC DELIVERY. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
15.7 GOVERNING LAW. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
15.8 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and, subject to compliance with Section 423 of the Code, the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
16. DEFINITIONS AND CONSTRUCTION
16.1 DEFINITIONS. Throughout this Plan, the following terms shall have their respective meanings set forth below:
(a) “Account” means a memorandum account maintained to record each Participant’s Contributions pending purchase of Common Stock.
(b) “Board” means the Company’s board of directors.
(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock distribution, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.
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(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) A “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group, other than the Company, a Subsidiary, or an employee benefit plan (or related trust) of the Company or a Subsidiary, become(s) the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act ) of more than 50% of the then-outstanding voting stock of the Company;
(ii) Individuals who, as of the Effective Date, constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors as of the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;
(iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless, in each case, the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (A) the entity or entities, if any, that succeed to the business of the Company or (B) the combined company); or
(iv) the sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.
(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(f) “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee appointed by the Board to administer the Plan (or in the absence of such appointment, the Board itself).
(g) “Common Stock” means the Common Stock, par value $0.01 per share of the Company.
(h) “Company” means Astronics Corporation, a New York corporation, or any successor corporation thereto.
(i) “Compensation” means, with respect to any Offering Period, the Participant’s regular base wages, salary, overtime and short-term incentive bonus, determined without reduction for Contributions made under the Plan or contributions to any Section 401(k) or cafeteria plan. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis under each Offering, establish a different definition of Compensation for a particular Offering Period.
(j) “Contributions” means the payroll deductions made on an after-tax basis and other additional payments that the Company may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.
(k) “Eligible Employee” means an Employee who meets the requirements set forth in Section 4 for eligibility to participate in the Plan.
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(l) “Employee” means an individual who provides services as a common law employee to a Participating Employer. Except on account of a transfer of employment between Participating Employers as provided below or as otherwise determined by the Committee, a Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the Participating Employer employing the Participant during an Offering Period ceasing to be a Participating Employer under the Plan. For purposes of the Plan, an individual shall be deemed to continue to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company (or the applicable Participating Employer) or which is legally protected under applicable law, of three (3) months or less. If the Employee’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiration of three (3) months of such leave unless the individual’s right to reemployment is guaranteed by statute or by contract. A Participant whose employment transfers between Participating Employers due to a termination followed by an immediate rehire (with no break in service) will not be treated as having terminated employment under the Plan; provided, however, that if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(n) “Fair Market Value” means, as of any date:
(i) If the Common Stock is listed for trading on a national securities exchange, the Fair Market Value of the Common Stock will be the closing price per share of Common Stock on the principal securities exchange on which the Common Stock is listed for trading on the last Trading Day immediately preceding the Offering Commencement Date, the Purchase Date or, if applicable, the date of exercise of any repurchase right, as applicable; and
(ii) If the Common Stock is not listed for trading on a national securities exchange, the Fair Market Value of the Common Stock will be the market price per share of the Common Stock as determined in good faith by the Board, using the reasonable application of a reasonable valuation method consistent with Section 423 of the Code, based on available information material to the value of the Company at such time.
In any event, the Fair Market Value will be determined in accordance with the valuation requirements under Section 423 of the Code.
(o) “Non-U.S. Participating Employer” means a Participating Employer domiciled outside of the United States.
(p) “Offering” means an offering of Common Stock as provided in Section 5, including any separate Offerings as may be designated by the Committee (the terms of which need not be identical) in which Eligible Employees of one or more Participating Employers will participate.
(q) “Offering Commencement Date” means the first day of an Offering Period.
(r) “Offering Period” means a period during which an Eligible Employee may elect to acquire Common Stock under a Purchase Right as the Committee may establish in its discretion. The Committee may select the duration of each Offering Period (subject to a maximum Offering Period of two years from the Offering Commencement Date) and the commencement and ending dates of Offering Periods.
(s) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
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(t) “Participant” means an Eligible Employee who has elected to become a participant in an Offering Period in accordance with Section 6 and has not ceased participation under the Plan.
(u) “Participating Employer” means, in addition to the Company, any Subsidiary, Parent Corporation or Subsidiary Corporation that has been designated by the Company from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company, its Subsidiary Corporations and any Parent Corporation may be Participating Employers. A Subsidiary Corporation or a Parent Corporation that is designated as a Participating Employer under the 423 Component will not be a Participating Employer under the Non-423 Component.
(v) “Participation Agreement” means an agreement in such form and provided in such manner as specified by the Company from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Company, pursuant to which an Eligible Employee makes an election to participate in the Plan and authorizes payroll deductions under the Plan from the Eligible Employee’s Compensation.
(w) “Plan” means this Astronics Corporation 2026 Employee Stock Purchase Plan, as amended from time-to-time.
(x) “Purchase Date” means the last Trading Day of the Offering Period.
(y) “Purchase Price” means the price at which a share of Common Stock may be purchased under the Plan, as determined in accordance with Section 8.
(z) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Common Stock during an Offering Period as provided in Section 8, which the Participant may choose to not exercise during such Offering Period by electing to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Common Stock under the Plan and to terminate participation in the Plan at any time during the Offering Period.
(aa) “Sub-Plan” means provisions established by the Committee that apply to the grant of Purchase Rights with respect to a Non-U.S. Participating Employer.
(bb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(cc) “Subsidiary Corporation” means any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(dd) “Trading Day” means a day on which the national stock exchanges, including the Nasdaq Stock Market, are open for trading.
16.2 CONSTRUCTION. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.
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ASTRONICS
CORPORATION

Nasdaq: **ATRO**

130 Commerce Way ● East Aurora, New York 14052
716.805.1599 ● www.astronics.com

SCAN TO VIEW MATERIALS & VOTE

ASTRONICS CORPORATION
130 COMMERCE WAY
EAST AURORA, NY 14052
ATTN: JULIE DAVIS

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V94508-Z92131-P46759 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASTRONICS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect nine directors to hold office until the 2027 Annual Meeting and until their successors have been elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert T. Brady
02) Jeffry D. Frisby
03) Peter J. Gundermann
04) Warren C. Johnson
05) Robert S. Keane
06) Neil Y. Kim
07) Mark Moran
08) Linda G. O'Brien
09) Fay West

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V94509-Z92131-P46759

ASTRONICS CORPORATION
Annual Meeting of Shareholders
May 28, 2026 at 10:00 AM CT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter J. Gundermann and Julie M. Davis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Class B) stock of ASTRONICS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM CT on May 28, 2026, at Astronics Connectivity Systems and Certification Corp., 804 S. Northpoint Blvd., Waukegan, Illinois 60085 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side